UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Amrize Ltd
(Name of Registrant as Specified In Its Charter)
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Cautionary Note Regarding Forward-Looking Statements
We provide a discussion of a variety of risks associated with our business in our annual report on form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) that was filed with the Securities Exchange Commission on February 18, 2026. This invitation and proxy statement, our 2025 Form 10-K and other written reports and oral statements made from time to time by us contain statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of federal securities law. Investors are cautioned that all forward looking statements involve risks and uncertainties, and are based on assumptions that we believe in good faith are reasonable, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The “may,” “will,” “could,” “should,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” “estimate,” or “pursue,” or the negative or other variations thereof or comparable terms in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all Amrize’s forward-looking statements may turn out to be wrong. Statements and assumptions regarding future actions, strategies, future performance, the outcome of contingencies such as legal proceedings, our current sustainability targets and ambitions, and regulatory compliance are examples of forward-looking statements. Numerous factors, could affect Amrize’s forward-looking statements and actual performance. Readers are also cautioned that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. Other factors besides those listed may also adversely affect Amrize and may be material to Amrize. These forward-looking statements are made as of the date hereof based on management’s current expectations, and Amrize does not undertake an obligation to update such statements, whether as a result of new information, future events, or otherwise, other than as required by law.

To our shareholders:
You are cordially invited to attend Amrize’s 2026 Annual General Meeting.
The 2026 Annual General Meeting will be held physically on April 21, 2026 at [•] AM Swiss time at [  ]. Doors will open at [•] AM Swiss time.
Enclosed with this Invitation is the Proxy Statement for the 2026 Annual General Meeting, which includes an agenda and discussion of the items to be voted on at the 2026 Annual General Meeting, instructions on how you can exercise your voting rights, and all relevant information.
Whether or not you plan to attend the 2026 Annual General Meeting, your vote is important, and you should take the steps provided so that your shares are represented at the 2026 Annual General Meeting.
Thank you for your continued support,

Jan Jenisch
Chairman and CEO

GLOSSARY
Unless defined otherwise, capitalized terms used throughout this invitation and proxy statement shall have the meaning ascribed to them in this glossary.

Annual General Meeting	means an annual general meeting of shareholders of Amrize.
Articles of Association	means Amrize Ltd’s articles of association.
Amrize	means Amrize Ltd, CHE-238.689.758, with registered offices at Grafenauweg 8, 6300 Zug, Switzerland.
Annual Report	means the annual report according to Art. 958 s. 2 SCO.
Beneficial Shareholder	means a Shareholder who holds shares through a bank, broker, or other organization, and who is considered to be the “beneficial owner” of those shares.
Board	means the board of directors or Amrize.
Broadridge	means Broadridge Financial Solutions, Inc.
Chairman	means the chairman of the Board.
Compensation Committee	means the compensation committee of Amrize as defined in Amrize’s organizational regulations.
Compensation Report
means the compensation report (including the compensation disclosure & analysis, compensation tables, report of the compensation committee and the Swiss Statutory Remuneration Report) included in this Invitation and Proxy Statement.

Computershare	means Computershare Trust Company N.A.
Consolidated Financial Statements	means Amrize’s consolidated financial statements according to Art. 963 SCO.
Director	means a member of the Board.
DTC Beneficial Shareholder	means a Beneficial Shareholder holding its shares through a brokerage firm, bank, or other nominee through the DTC settlement system.
Executive Management	means the executive management of Amrize as defined in Amrize’s organizational regulations dated 23 June 2025.
Independent Voting Representative	means Amrize’s independent voting representative according to Art. 689c SCO.
Initial Record Date	means February 24, 2026, 11:59 PM EST (February 25, 2026, 5:59 AM CET).
Invitation and Proxy Statement	means this invitation and proxy statement.
Named Executive Officers
means Jan Jenisch (Chairman of the Board and Chief Executive Officer), Ian Johnston (Chief Financial Officer), Denise Singleton (Chief Legal Officer), Jaime Hill (President, Building Materials) and Jake Gosa (President, Building Envelope).

Nomination & Governance Committee	means the nomination & governance committee of Amrize as defined in Amrize’s organizational regulations.
Non-Financial Matters Report	means the report on non-financial matters according to Art. 964a et sqq. SCO.
Recorded Shareholder	means Shareholders, whose shares are registered directly in the Share Register in their own name.
SCO	means the Swiss Code of Obligations (SR 220).
Second Record Date	means April 6, 2026, 11:59 PM EDT (April 7, 2026, 5:59 AM CEST).
SIX Beneficial Shareholder	means a Beneficial Shareholder holding its shares through a brokerage firm, bank, or other nominee through the SIX SIS settlement system.

Shareholder(s)	means a shareholder of Amrize.
Share Register	means Amrize’s share register maintained by Computershare.
Statutory Financial Statements	means Amrize’s standalone statutory (i.e., non-consolidated) financial statements.
Swiss Statutory Remuneration Report	means the remuneration report according to Art. 734 et sqq. SCO contained under the section “Swiss Compensation Report Tables” in the Compensation Report.
U.S. GAAP	means accounting principles generally accepted in the United States of America.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF AMRIZE AGENDA ITEMS
1.	Approval of the Annual Report, including the Consolidated Financial Statements and the Statutory Financial Statements of Amrize for fiscal year 2025
2.	Advisory vote to approve the compensation of the Named Executive Officers for fiscal year 2025 (“Say on Pay Vote”)
3.	Advisory vote on the frequency of “Say on Pay Vote”
4.	Advisory vote on the Swiss Statutory Remuneration Report for fiscal year 2025
5.	Advisory vote on the Non-Financial Matters Report for fiscal year 2025
6.	Offsetting of accumulated losses for fiscal year 2025
7.	Approval of a special distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share
8.	Approval of the regular distribution of legal reserves from capital contribution in the amount of up to USD 0.44 per outstanding share in up to four (4) installments
9.	Discharge of the members of the Board and the Executive Management from liability for activities during fiscal year 2025
10.	Re-election of the Board
10.A.	Re-election of Jan Jenisch
10.B.	Re-election of Nicholas Gangestad
10.C.	Re-election of Dwight Gibson
10.D.	Re-election of Holli Ladhani
10.E.	Re-election of Michael McKelvy
10.F.	Re-election of Jürg Oleas
10.G.	Re-election of Robert Rivkin
10.H.	Re-election of Katja Roth Pellanda
10.I.	Re-election of Maria Cristina Wilbur
11.	Re-election of Jan Jenisch as Chairman of the Board
12.	Re-election of the Compensation Committee
12.A.	Re-election of Nicholas Gangestad
12.B.	Re-election of Katja Roth Pellanda
12.C.	Re-election of Maria Cristina Wilbur
13.	Approval of the maximum aggregate compensation for the Board for the period from the 2026 Annual General Meeting to the 2027 Annual General Meeting
14.	Approval of the maximum aggregate compensation for the Executive Management for fiscal year 2027
15.
Re-election of Ernst & Young AG as Amrize’s statutory auditors and ratification of the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm for U.S. securities law reporting for fiscal year 2026

16.	Re-election of Advoro Zurich Ltd as Independent Voting Representative

Proposal 1:	Approval of the Annual Report, including the Consolidated Financial Statements and the Statutory Financial Statements of Amrize for fiscal year 2025
Explanation
The Annual Report, enclosed hereto as Annex A, contains
•	the Consolidated Financial Statements;
•	the Statutory Financial Statements;
•	the reports of Amrize’s auditors on the Consolidated Financial Statements and on the Statutory Financial Statements;
•	information relating to corporate governance as required by the SIX Swiss Exchange Directive on Information relating to Corporate Governance.
The Annual Report is also available at [https://investors.amrize.com/].
Pursuant to Art. 698 para. 2 item 4 SCO, the management report (except where the company establishes consolidated financial statements pursuant to a recognized international accounting standards such as U.S. GAAP), the standalone statutory financial statements and, if applicable, the consolidated financial statements of a company with regard to the preceding financial year must be submitted to shareholders for approval at each annual general meeting of shareholders. Amrize’s consolidated financial statements are prepared in accordance with U.S. GAAP and therefore, Amrize is not required to submit the management report to a shareholder vote. In the event of a negative vote on this proposal by shareholders, the Board may call an extraordinary general meeting of shareholders for reconsideration of this proposal by the Shareholders, but is not required to do so.
Ernst & Young AG, as Amrize’s statutory auditor, issued an unqualified recommendation to the 2026 Annual General Meeting that the Consolidated Financial Statements and Statutory Financial Statements of Amrize for fiscal year 2025 be approved. Ernst & Young AG expressed their opinion that the Consolidated Financial Statements present fairly, in all material respects, the financial position, the results of operations and the cash flows in accordance with U.S. GAAP and comply with Swiss law. They further expressed their opinion and confirmed that the Statutory Financial Statements and the proposed appropriation of available earnings comply with Swiss law and the Articles of Association and that the Swiss Statutory Remuneration Report contains the information required by Swiss law.
Ernst & Young AG, as Amrize’s statutory auditor, expressed in their unqualified opinion that the Consolidated Financial Statements for fiscal year 2025 present fairly, in all material respects, the financial position, the results of operations and the cash flows in accordance with U.S. GAAP and comply with Swiss law. Furthermore, Ernst & Young AG, as Amrize’s statutory auditor, expressed in their unqualified opinion that the Statutory Financial Statements for fiscal year 2025 comply with Swiss law and Amrize’s Articles of Association and recommended to the 2026 Annual General Meeting that the Consolidated Financial Statements and Statutory Financial Statements of Amrize for fiscal year 2025 be approved.
Proposal
The Board proposes that the Annual Report, including the Consolidated Financial Statements and the Statutory Financial Statements of Amrize for the fiscal year 2025, be approved.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval of the Annual Report, including the Consolidated Financial Statements and the Statutory Financial Statements of Amrize for the fiscal year 2025.

Proposal 2:	Advisory vote to approve the compensation of the Named Executive Officers for fiscal year 2025 (“Say on Pay Vote”)
Explanation
The Board is asking the Shareholders to approve, on an advisory basis, the compensation of Amrize’s Named Executive Officers disclosed in the Compensation Report, including the compensation discussion and analysis and the compensation tables, beginning on page 47. The vote under this Proposal 2 is not intended to address any specific items of compensation or any specific Named Executive Officer, but rather the overall compensation of Amrize’s Named Executive Officers and the philosophy, policies and practices described in the Compensation discussion and analysis.
This say-on-pay vote is advisory and therefore not binding. It is carried out as a best practice and to comply with applicable U.S. proxy statement rules, and is consequently independent from, and comes in addition to,
•	the binding vote on the approval of the maximum aggregate compensation for the Board for the period from the 2026 Annual General Meeting to 2027 Annual General Meeting pursuant to Proposal 13 below;
•	the binding vote on the approval of the maximum aggregate compensation for the Executive Management for fiscal year 2027 pursuant to Proposal 14 below; and
•	advisory vote on the Swiss Statutory Remuneration Report for fiscal year 2025 pursuant to Proposal 4.
However, the say-on-pay vote will provide information to Amrize regarding the Shareholder’s views about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining future executive compensation.
The Compensation Committee has developed a compensation program that is described more fully in the compensation discussion and analysis for fiscal year 2025 included in this Invitation and Proxy Statement.
Proposal
The Board proposes that the Shareholders approve, on an advisory basis, the Named Executive Officers compensation disclosed in the Compensation Report for fiscal year 2025.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval of the following advisory resolution:
“Resolved, that the compensation paid to Amrize’s named executive officers as disclosed in the Compensation Report for fiscal year 2025 is hereby approved.”

Proposal 3:	Advisory Vote on the frequency of “Say on Pay Vote”
Explanation
Section 14A of the Securities Exchange Act of 1934 requires that shareholders be provided every six years with an advisory vote as to whether the advisory vote on the compensation of Amrize’s named executive officers should occur every one, two or three years.
As this is the first year in which Amrize is required to file a proxy statement and giving the Shareholders the opportunity to vote on an advisory basis on the compensation of Amrize’s Named Executive Officers, the Board proposes that the Shareholders be provided with an advisory vote on whether the advisory vote on the compensation of Amrize’s named executive officers should occur every one, two or three years. Shareholders may also, if they wish, abstain from voting on this Proposal 3. Amrize is presenting this proposal to give the Shareholders the opportunity to inform us as to how often you wish Amrize to hold an advisory vote on executive compensation. As an advisory vote, the Shareholders’ vote on this proposal is not binding on Amrize. However, the Board will review voting results and will give consideration to such voting.
The Board recommends that an advisory vote on executive compensation be held every year. Since the compensation of the named executive officers of Amrize is evaluated, adjusted and approved by the Compensation Committee on an annual basis, the Board believes that holding such vote every year will provide a communication channel for the Shareholders to provide input on Amrize’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. In the future, we may determine that a less frequent advisory vote is appropriate, either in response to the vote of the Shareholders on this Proposal 3 or for other reasons. The Proxy Card provides the Shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and therefore the Shareholders will not be voting to approve or disapprove the recommendation of the Board.
Proposal
The Board proposes that the Shareholders vote “FOR” the option of every one year for future advisory votes on the compensation of Amrize’s named executive officers.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board proposes that the Shareholders vote “FOR” the option of every one year for future advisory votes on the compensation of Amrize’s named executive officers.

Proposal 4:	Advisory vote on the Swiss Statutory Remuneration Report for fiscal year 2025
Explanation
In accordance with Art. 734 para. 1 SCO, Amrize is required to prepare a separate remuneration report and to submit it annually to the Shareholders for an advisory vote. The Swiss Statutory Remuneration Report for fiscal year 2025 sets forth, for the fiscal year ended December 31, 2025, the aggregate compensation of the members of the Board and the members of the Executive Management.
For the Swiss Statutory Remuneration Report for fiscal year 2025, together with the report of Amrize’s statutory auditor thereon as included in this Invitation and Proxy Statement, please refer to the section “Swiss Compensation Report Tables” in the Compensation Report on page 83.
Proposal
The Board proposes that the Shareholders approve, on an advisory basis, the Swiss Statutory Remuneration Report for fiscal year 2025.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval, on an advisory basis, of the Swiss Statutory Remuneration Report for the fiscal year 2025.

Proposal 5:	Advisory vote on the Non-Financial Matters Report for fiscal year 2025
Explanation
The Non-Financial Matters Report is enclosed hereto as Annex B. It is also available at [https://investors.amrize.com/].
Under Swiss corporate law, qualified Swiss companies are required to prepare a non-financial matters report and to submit it annually to their shareholders for an advisory vote at the annual general meeting of shareholders.
Amrize’s Non-Financial Matters Report covers environmental matters (including CO2), social matters, employee-related matters, respect for human rights and combating corruption. Please refer to the section “2025 Non-Financial Matters Report” hereafter.
SCV Consulting Ltd. provided a limited assurance in accordance with ISO 14064-3: 2019 on selected key performance indicators included in the Non-Financial Matters Report.
Proposal
The Board proposes that the Shareholders approve, on an advisory basis, the Non-Financial Matters Report for fiscal year 2025.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval, on an advisory basis, of the Non-Financial Matters Report for fiscal year 2025.

Proposal 6:	Offsetting of accumulated losses for fiscal year 2025
Explanation
Under Swiss law, the appropriation of available earnings or accumulated loss, as the case may be, as set forth in a company’s standalone statutory (i.e., non-consolidated) financial statements must be submitted to its shareholders for approval at each annual general meeting of shareholders (Art. 698 para. 2 item 4 SCO).
Proposal
The Board proposes the following offsetting of accumulated losses:

Results carried forward	USD	(354,954)
Net loss of the year	USD	(101,901,952)
Total	USD	(102,256,906)
Offset with legal retained earnings	USD	561
Offset with legal capital reserves (other capital reserves)	USD	102,256,345
Balance to be carried forward	USD	—

Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” approval of the proposed offsetting of accumulated losses for fiscal year 2025.

Proposal 7:	Approval of a special distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share
Explanation
Under Swiss law, the distribution of legal reserves from capital contributions must be approved by the company’s general meeting of shareholders. This year, the Board proposes both the approval of a special one-time dividend in the form of a special distribution out of legal reserves from capital contribution reserves and the approval of the annual ordinary dividend, also in the form of a distribution out of the legal reserves from capital contribution (see Proposal 8).
Proposal
The Board proposes the following appropriation of reserves:

Legal reserves from capital contribution (foreign and unconfirmed)	USD	2,163,578,445
Special distribution of legal reserves from capital contribution[1]	USD	(249,425,226)
Regular distribution of legal reserves from capital contribution (see Proposal 8)	USD	up to (250,657,000)
Balance to be carried forward	USD	1,663,496,219

The Board proposes the approval of a special one-time dividend in the form of a special distribution out of the legal reserves from capital contributions (foreign and unconfirmed) in the amount of up to USD 0.44 per outstanding share.
No distribution shall be made on shares held by Amrize or any of its direct or indirect subsidiaries.
If the proposal of the Board is approved, the last trading day with entitlement to receive the distribution is expected to be [date]. The shares will be traded ex-dividend on or around [date]. The distribution is expected to occur on [ date].
Our statutory auditor, Ernst & Young AG, has confirmed that the proposal for the special distribution of legal reserves from capital contributions conforms with the requirements of the SCO and our Articles of Association.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the approval of the special distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share.
[1]	The actual amount of the distribution will be determined based on the number of outstanding shares as of the last trading day with entitlement to receive the dividend.

Proposal 8:	Approval of the regular distribution of legal reserves from capital contribution in the amount of up to USD 0.44 per outstanding share in up to four (4) installments
Explanation
Under Swiss law, the distribution of legal reserves from capital contributions must be approved by the company’s general meeting of shareholders.
Proposal
The Board proposes the following appropriation of reserves:

Legal reserves from capital contribution (foreign and unconfirmed)	USD	2,163,578,445
Special distribution of legal reserves from capital contribution[2] (see Proposal 7)	USD	(249,425,226)
Regular distribution of legal reserves from capital contribution	USD	up to (250,657,000)
Balance to be carried forward	USD	1,663,496,219

The Board proposes the approval of the annual ordinary dividend in the form of a regular distribution out of the legal reserves from capital contributions (foreign and unconfirmed) in the amount of up to USD 0.44 per outstanding share. The regular distribution of the legal reserves from capital contributions (foreign and unconfirmed) will be made in up to four (4) distribution installments until the date of the next Annual General Meeting, in the amount and at payment dates to be determined by the Board in its discretion, and the sum of such distribution installments shall not exceed USD 0.44 per outstanding share. The record date and payment date for each such distribution installment shall be announced in a press release at least ten (10) calendar days prior to the respective record date. Payments of distribution installments will be made with respect to Amrize’s outstanding share capital on the respective record date for the applicable payment of the distribution installment, which will exclude any shares of Amrize held by Amrize or any of its direct or indirect subsidiaries. The reduction to our reserve from capital contributions in our Statutory Financial Statements will be determined based on the aggregate amount of the distribution paid through all distribution installments.
If the proposal is approved, the aggregate USD amount of the regular distribution of legal reserves from capital contributions will be capped at an amount such that the aggregate reduction to our legal reserve from capital contributions will not exceed USD 250,657,000. This includes a 3% margin (compared to the aggregate dividend amount calculated by reference to the 553,082,525 shares outstanding as of December 31, 2025 and assuming a regular distribution of legal reserves from capital contribution in the amount of USD 0.44 per outstanding share) to accommodate new share issuances that may occur between the 2026 Annual General Meeting and the record date for the payment of the fourth (4th) dividend installment.
The number of shares eligible for payments of distribution installments may change due to the repurchase of shares, the sale of treasury shares, or the issuance of new shares, including based on Amrize’s capital band and conditional share capital. Shares issued out of treasury or our capital band will be entitled to payments of distribution installments if issued and outstanding as of the relevant record date for the payment of a distribution installment.
If the aggregate distribution is lower than the cap of USD 250,657,000, any unused amount will be allocated back to Amrize’s legal reserves from capital contributions. To the extent that the payment of a distribution installment would cause the cap of USD 250,657,000 to be exceeded, the USD amount of the current or future distribution will be reduced so that the aggregate amount of all payments of distribution installments does not exceed the cap of USD 250,657,000. If the cap of USD 250,657,000 were reached, no further distribution of legal reserves from capital contributions can be made.
Our statutory auditor, Ernst & Young AG, has confirmed that the proposal for the regular distribution of legal reserves from capital contributions conforms with the requirements of the SCO and our Articles of Association.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the approval of the regular distribution of legal reserves from capital contribution in the amount of up to USD 0.44 per outstanding share in up to four (4) installments.
[2]	The actual amount of the distribution will be determined based on the number of outstanding shares as of the last trading day with entitlement to receive the dividend.

Proposal 9:	Discharge of the members of the Board and the Executive Management from liability for activities during fiscal year 2025
Explanation
As is customary for Swiss corporations, the shareholders are requested to discharge the members of the Board and the Executive Management from liability for their activities during the fiscal year 2025. This discharge from liability exempts members of the Board and the Executive Management from liability claims brought by Amrize or the Shareholders on behalf of Amrize against any of them for activities carried out during the fiscal year 2025 relating to facts that have been disclosed to the Shareholders. Shareholders that do not vote in favor of this proposal or acquire their shares after the vote on this proposal without knowledge of the approval of this proposal, are not bound by the result of the vote on this proposal for a period ending twelve (12) months thereafter.
Proposal
The Board proposes that Shareholders discharge the members of the Board and Executive Management from liability for activities during the fiscal year 2025.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal. Members of the Board and the Executive Management are not entitled to vote on this Proposal 9.
Recommendation
The Board recommends a vote “FOR” the proposal to release the members of the Board and the Executive Management from liability for activities during fiscal year 2025.

Proposal 10:	Re-election of the Board
Explanation
The Board is presently composed of nine (9) Directors. Each Director was elected for a term from June 23, 2025 (the date the spin-off of Amrize from the Holcim group took effect) to the 2026 Annual General Meeting.
At the recommendation of the Nomination & Governance Committee, the Board has nominated all current Directors to continue to serve as directors for another one-year term, beginning at the completion of the 2026 Annual General Meeting and ending at the completion of the 2027 Annual General Meeting. There will be a separate vote on each nominated Director.
The Board has no reason to believe that any of the nominated Directors will be unwilling or unable to serve, if elected as a Director.
For further information on the Board, including the current members of the Board, Board Committees, the means by which the Board exercises supervision of the Executive Management, and other information, please see section “Corporate Governance and Board Matters – Members of the Board of Directors and Board Committees” hereafter, beginning on page 25.
Proposals
10.A.	Re-election of Jan Jenisch
Proposal: The Board proposes that Jan Jenisch be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Jan Jenisch, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.B.	Re-election of Nicholas Gangestad
Proposal: The Board proposes that Nicholas Gangestad be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Nicholas Gangestad, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.C.	Re-election of Dwight Gibson
Proposal: The Board proposes that Dwight Gibson be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Dwight Gibson, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.D.	Re-election of Holli Ladhani
Proposal: The Board proposes that Holli Ladhani be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Holli Ladhani, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.E.	Re-election of Michael McKelvy
Proposal: The Board proposes that Michael McKelvy be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Michael McKelvy, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.F.	Re-election of Jürg Oleas
Proposal: The Board proposes that Jürg Oleas be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.

For biographical information and qualifications of Jürg Oleas, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.G.	Re-election of Robert Rivkin
Proposal: The Board proposes that Robert Rivkin be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Robert Rivkin, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.H.	Re-election of Katja Roth Pellanda
Proposal: The Board proposes that Katja Roth Pellanda be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Katja Roth Pellanda, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
10.I.	Re-election of Maria Cristina Wilbur
Proposal: The Board proposes that Maria Cristina Wilbur be re-elected to the Board for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Maria Cristina Wilbur, please refer to the section “Corporate Governance and Board Matters – Members of the Board of Directors” hereafter.
Voting requirement to approve proposals 10.A. to 10.I.
For each election proposal, the affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting will be required. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” an election proposal.
Recommendation
The Board recommends a vote “FOR” the re-election to the Board of each of the nominated Directors above.

Proposal 11:	Re-election of Jan Jenisch as Chairman
Explanation
Pursuant to Art. 698 para. 3 item 1 SCO and the Articles of Association, the Chairman is to be elected individually by the Annual General Meeting. Jan Jenisch has served as Chairman and Chief Executive Officer since the spin-off of Amrize from Holcim, which took effect on June 23, 2025. The Board recommends his re-election based on his extensive experience and leadership as Chairman and Chief Executive Officer of Amrize, Chairman and Chief Executive Officer of Holcim AG as well as Chief Executive Officer of Sika AG.
Proposal
The Board unanimously proposes the re-election of Jan Jenisch as Chairman for a one-year term ending at the closing of the 2027 Annual General Meeting.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the election of Jan Jenisch as Chairman for a one-year term ending at the closing of the 2027 Annual General Meeting.

Proposal 12:	Re-election of the Compensation Committee
Explanation
Pursuant to Art. 698 para. 3 item 2 of the SCO and the Articles of Association, the Annual General Meeting is responsible for the individual and annual election of the members of the Compensation Committee. Only members of the Board can be elected as members of the Compensation Committee.
At the recommendation of the Nomination & Governance Committee, the Board has nominated all three current members of the Compensation Committee for another term of one year, ending at the closing of the 2027 Annual General Meeting. As required by the Compensation Committee charter, all of the nominees are independent in accordance with the requirements of the listing standards of the NYSE, the outside director definition of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, the definition of a “non-employee director” for purposes of Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission, and Rule 10C-1(b)(1) of the U.S. Securities Exchange Act of 1934, as amended.
There will be a separate vote on each nominee.
Proposals
12.A.	Re-election of Nicholas Gangestad
Proposal: The Board proposes that Nicholas Gangestad be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Nicholas Gangestad, please refer to the section “Corporate Governance and Board Matters – Members of the Board” hereafter.
12.B.	Re-election of Katja Roth Pellanda
Proposal: The Board proposes that Katja Roth Pellanda be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2027 Annual General Meeting.
For biographical information and qualifications of Katja Roth Pellanda, please refer to the section “Corporate Governance and Board Matters – Members of the Board” hereafter.
12.C.	Re-election of Maria Cristina Wilbur
Proposal: The Board proposes that Maria Cristina Wilbur be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2027 Annual General Meeting.
The Board has appointed Maria Cristina Wilbur as Chair of the Compensation Committee, subject to her re-election as Chair to the Compensation Committee.
For biographical information and qualifications of Maria Cristina Wilbur, please refer to the section “Corporate Governance and Board Matters – Members of the Board” hereafter.
Voting requirement to approve proposals 12.A. to 12.C.
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the election to the Compensation Committee of each of the above nominees for a one-year term ending at the closing of the 2027 Annual General Meeting.

Proposal 13:	Approval of the maximum aggregate compensation for the Board for the period from the 2026 Annual General Meeting to the 2027 Annual General Meeting
Explanation
Pursuant to Art. 735 para. 1 of the SCO and the Articles of Association, the maximum aggregate amount of compensation of the Board for the period from the 2026 Annual General Meeting up to the 2027 Annual General Meeting must be approved by the Shareholders in a binding vote.
The proposal is based on the Board consisting of nine (9) Directors, of whom eight (8) are non-employee Directors. Only the non-employee Directors are included in this proposal. Amrize’s Chief Executive Officer, who is also the Chairman, does not receive any compensation for his role as a Director. His compensation is included in the vote on the maximum aggregate compensation for the Executive Management (see Proposal 14). The proposed maximum aggregate amount includes all forms of cash, stock and other compensation of the Board and represents the maximum possible amount that Amrize could pay or grant to the Board for the period from the 2026 Annual General Meeting up to the next Annual General Meeting and not necessarily the actual amount that will be paid. The impact of future currency variations cannot be fully anticipated and is therefore not taken into account in the proposed maximum aggregate amount for those Directors who are paid in foreign currencies. A detailed description of Amrize’s compensation program currently in effect for the Board can be found under the “Director Compensation Disclosure” section of the Compensation Report for fiscal year 2025. Actual compensation paid to the Directors in the fiscal year 2026 will be disclosed in the proxy statement for Amrize’s 2027 Annual General Meeting and the Swiss Statutory Remuneration Report for fiscal year 2026. The general principles of the compensation for the Board are described in Article 25 of the Articles of Association. We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.
Proposal
The Board proposes that the Shareholders approve a maximum aggregate amount of compensation of the Board of USD 3,600,000 for the period from the 2026 Annual General Meeting to the 2027 Annual General Meeting.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the Directors of the Board of USD 3,600,000 for the period from the 2026 Annual General Meeting to the 2027 Annual General Meeting.

Proposal 14:	Approval of the maximum aggregate compensation for the Executive Management for fiscal year 2027
Explanation
Pursuant to Art. 735 para. 1 of the SCO, the maximum aggregate amount of compensation of the Executive Management for the next fiscal year must be approved by the Shareholders in a binding vote. The applicable next fiscal year is fiscal year 2027. This vote is independent from, and comes in addition to, the non-binding, advisory say-on-pay vote contemplated in Proposal 2.
Amrize’s Executive Management currently consists of Jan Jenisch (Chief Executive Officer), Ian Johnston (Chief Financial Officer), Roald Brouwer (Chief Technology Officer), Stephen Clark (Chief People Officer), Nollaig Forrest (Chief Marketing and Corporate Affairs Officer), Jake Gosa (President of Amrize Building Envelope), Mario Gross (Chief Supply Chain Officer), Jaime Hill (President of Amrize Building Materials), Samuel J. Poletti (Chief Strategy and M&A Officer), and Denise Singleton (Chief Legal Officer and Corporate Secretary).
The proposed maximum aggregate amount includes all forms of cash, PSUs and other compensation and is based on the expected fiscal year 2027 compensation of the Executive Management. This amount represents the maximum possible amount that Amrize could pay or grant to the members of Executive Management in the 2027 fiscal year, subject to the authority to grant or pay a “supplementary amount” pursuant to Article 24 of our Articles of Association without additional Shareholder ratification to persons who newly assume an Executive Management position after the vote at the 2026 Annual General Meeting, and not necessarily the actual amount that will be paid. Actual compensation paid to the Executive Management in 2026 will be disclosed in the proxy statement for our 2027 Annual General Meeting and the Swiss Statutory Remuneration Report for fiscal year 2026. For a detailed description of our compensation principles currently in effect for the Executive Management, please refer to the Compensation Report. We recommend that our shareholders read our Articles of Association, in particular Article 25 regarding the general principles of compensation, and the Compensation Report, to understand our Executive Management compensation principles and process when considering this proposal. The actual amounts paid to each member of the Executive Management for fiscal year 2025 are disclosed in the Compensation Report.
Proposal
The Board proposes that the Shareholders approve a maximum aggregate amount of compensation of the Executive Management of USD 59,000,000 for fiscal year 2027.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the Executive Management of USD 59,000,000 for fiscal year 2027

Proposal 15:
Re-election of Ernst & Young AG as Amrize’s statutory auditors and ratification of the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm for U.S. securities law reporting for fiscal year 2026

Explanation
In accordance with Art. 698 para. 2 item 2 of the SCO and the Articles of Association, the Annual General Meeting elects the statutory auditors on an annual basis. Ernst & Young AG, who assumed its first audit mandate for Amrize during fiscal year 2025, has confirmed that they meet the independence requirements as set forth by the Swiss Federal Act on the Licensing and Oversight of Auditors. The Board recommends their re-election based on their performance and continued independence for the fiscal year 2026.
The Audit Committee has also appointed Ernst & Young LLP as Amrize’s independent registered public accounting firm for the fiscal year 2026 for purposes of U.S. securities law reporting. The Articles of Association do not require that Shareholders ratify the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm. However, Amrize is submitting the appointment of Ernst & Young LLP to the Shareholders for ratification as a matter of good corporate governance. If the Shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment during the year if the Audit Committee determines that such a change would be in the best interests of Amrize and its Shareholders.
Information on the fees paid by Amrize to Ernst & Young AG and Ernst & Young LLP as well as further information regarding Ernst & Young AG and Ernst & Young LLP, is set out below under the section “Independent Auditor,” “Report of the Audit Committee,” “Principal Accountant Fees and Services” and “Principal Accountant for 2026.”
One or more representatives of Ernst & Young AG will be present at the 2026 Annual General Meeting. They will have an opportunity to make a statement at the 2026 Annual General Meeting if they wish and are expected to be available to respond to questions from Shareholders.
Proposal
The Board proposes that Ernst & Young AG be re-elected as Amrize’s statutory auditors for the fiscal year 2026 and that the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm for fiscal year 2026 be ratified.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the re-election of Ernst & Young AG as Amrize’s statutory auditors and the ratification of the appointment of Ernst & Young LLP as Amrize’s independent registered public accounting firm, each for the fiscal year ending December 31, 2026.

Proposal 16:	Re-election of Advoro Zurich Ltd as Independent Voting Representative
Explanation
Pursuant to Art. 698 para. 3 item 3 of the SCO and the Articles of Association, the Annual General Meeting is responsible for the annual election of the Independent Voting Representative.
The law firm Advoro Zurich Ltd has confirmed to the Board that it possesses the necessary independence to perform this mandate.
Proposal
The Board proposes that the law firm Advoro Zurich Ltd be elected as Independent Voting Representative for a one-year term ending at the closing of the 2027 Annual General Meeting.
Voting requirement to approve proposal
The affirmative “FOR” vote of a majority of the votes validly represented at the 2026 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.
Recommendation
The Board recommends a vote “FOR” the election of the law firm Advoro Zurich Ltd as Independent Voting Representative for a one-year term ending at the closing of the 2027 Annual General Meeting.

ORGANIZATIONAL INFORMATION FOR SHAREHOLDERS
A.	General information
1.	Location, date and time of the 2026 Annual General Meeting
The 2026 Annual General Meeting of Amrize will be held physically at [•], on April 21, 2026, at [•] AM Swiss time. Doors will open at [•] AM Swiss time.
2.	Eligibility to vote
Each Shareholder registered in the Share Register as of the close of business on the Initial Record Date receives this Invitation and Proxy Statement together with a proxy card. Any additional Shareholders who are registered in the Share Register as of the close of business on the Second Record Date, but who were not registered in the Share Register as of close of business on the Initial Record Date, will receive a copy of this Invitation and Proxy Statement, including a proxy card, as soon as practicable after the Second Record Date.
Shareholders not registered in the Share Register as of the Second Record Date, will not be entitled to vote or grant proxies to vote at the 2026 Annual General Meeting. No Shareholders will be entered in the Share Register as a Shareholder with voting rights between the close of business on the Second Record Date and the opening of business on the day following the 2026 Annual General Meeting. Computershare, which maintains our Share Register, will, however, continue to register transfers of shares in the Share Register in its capacity as transfer agent during this period.
B.	Voting at the 2026 Annual General Meeting
1.	Recorded Shareholders

Important notice:
If you were a Holcim shareholder at the time of the effectiveness of the spin-off from Holcim on June 23, 2025, and therefore received shares, your shares were not automatically registered in your own name in the Share Register and therefore you did not automatically become a Recorded Shareholder.

If you want to provide your voting instructions by way of your proxy card, you should complete and return your proxy card by mail as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us by mail by no later than [•] Swiss time on April [•], 2026 at the following address:
[•]
or
[•]
If you appoint your proxy by telephone or using the “www.proxyvote.com” platform, your instructions to the Independent Voting Representative must be received no later than [•] Swiss time on April [•], 2026.
Under our Articles of Association, Recorded Shareholders may also grant proxies to any third party to exercise their voting rights on their behalf. Any such third party need not be a Shareholder. You can use the proxy card for such purposes, deleting the authorization to the Independent Voting Representative and instead authorizing the third party. You will need to duly sign the proxy card for such purpose.
[If you wish to the 2026 Annual General Meeting in person, you may register in advance at [•] and enter the 16-digit control number found on your proxy card. Registration must be made no later than [•] Swiss time on April [•], 2026. On the date of the 2026 Annual General Meeting, you will need to provide proper identification to be admitted to the 2026 Annual General Meeting.]
2.	Beneficial Shareholders
If you are a DTC Beneficial Shareholder, you should follow the instructions provided by your brokerage firm, bank, or other nominee, including as regards the cut-off time, to be able to participate in the 2026 Annual General Meeting, either by submitting voting instructions to the Independent Voting Representative or by attending the 2026 Annual General Meeting in person.

If you are a SIX Beneficial Shareholder, submitting voting instructions to the Independent Voting Representative or ordering an admission to attend the 2026 Annual General Meeting in person may be possible through the assistance of your brokerage firm, bank, or other nominee. Some brokerage firms, banks, or other nominees may proactively approach you and seek voting or attendance instructions from you. Other brokerage firms, banks, or other nominees, however, may do so only upon your express request or may not provide such services at all. To the extent brokerage firms, banks, or other nominees provide these services, you should follow their instructions to be able to participate in the 2026 Annual General Meeting.
If you are a SIX Beneficial Shareholder and you want to ensure that you are able to participate in the 2026 Annual General Meeting, we urge you to (i) either become a Registered Shareholder by no later than April 6, 2026 or (ii) by instructing your brokerage firm, bank, or other nominee to move the shares to a DTC-eligible account, in each case by proceeding as set out below.
(a)	Becoming a Registered Shareholder
Instruct your brokerage firm, bank, or other nominee, through which you hold your shares, to transfer and register your shares directly in your name in our Share Register. If you become a Registered Shareholder before April 6, 2026, a proxy card will be sent you. Once you are a Registered Shareholder, you can proceed as set out under section B.1. (Recorded Shareholders) above.
(b)	Moving your shares to a DTC-eligible account
Instruct your brokerage firm, bank, or other nominee, through which you hold your shares, to move the shares to a DTC-eligible account. Note that if your brokerage firm, bank, or other nominee does not have any DTC-eligible account, you will have to transfer your shares to a brokerage firm, bank, or other nominee with a DTC-eligible account. If you become a DTC Beneficial Shareholder before April 6, 2026, you will receive instructions from your brokerage firm, bank, or other nominee, including as regards the cut-off time, to be able to participate in the 2026 Annual General Meeting and you can proceed as set out under section B.2. first paragraph above.

Important notice:
Please note that you must ensure that you initiate the process to register your shares with our Share Register or to become a DTC Beneficial Shareholder well in advance of the Second Record Date as such process may take significant time.

3.	Independent Voting Representative
The Independent Voting Representative will vote all shares, for which it is designated as proxy, as specified by the respective Shareholder. Shares owned by Shareholders who have either (i) timely submitted a properly executed proxy card or (ii) voted electronically and have not indicated specific instructions for voting will be deemed to have instructed the Independent Voting Representative to vote their shares in accordance with the proposals of the Board with regard to the items listed in this Invitation and Proxy Statement.
If any modifications to agenda items or proposals identified in this notice or other matters on which voting is permissible under Swiss law are properly tabled during the 2026 Annual General, in the absence of other specific instructions, Shareholders will be deemed to have instructed the Independent Voting Representative to vote in accordance with the recommendations of the Board.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Our Board of Directors is elected by the shareholders and holds the ultimate decision-making authority within Amrize, except for those matters reserved by law or by our Articles of Association to its shareholders or those that are delegated by the Board of Directors to the executive management pursuant to our Organizational Regulations (also known as Bylaws). The Board makes resolutions through a majority of the votes cast. In case of a tie, the Chairman does not have a casting vote.
Our Articles of Association set the minimum number of directors at three (3). We had 9 members of the Board as of March 2, 2026. If all of the nominees to the Board presented in Proposal 10 are re-elected, the Board will have 9 members.
Board of Directors Independence
Our Corporate Governance Guidelines provide that the Board shall be composed of a majority of directors who qualify as independent. The Board has determined that each of our directors and director nominees, other than Mr. Jenisch, our Chairman and Chief Executive Officer, qualifies as independent in accordance with the published listing requirements of the New York Stock Exchange (“NYSE”). Our independent directors include Nicholas Gangestad, Dwight Gibson, Holli Ladhani, Michael E. McKelvy, Jürg Oleas, Robert S. Rivkin, Katja Roth Pellanda and Maria Cristina A. Wilbur, all of whom are also director nominees. In making these determinations regarding director independence, the Board reviewed and discussed information provided by the directors and Amrize with regard to each director’s business and personal activities as they may relate to Amrize and our management.
As a Swiss company, we are also bound to consider the recommendations of the Swiss Code of Best Practice for Corporate Governance (the “Swiss Code of Best Practice”). The Swiss Code of Best Practice is a set of guidelines designed to promote good corporate governance practices among Swiss companies. While the Swiss Code of Best Practice is not legally binding, it serves as a reference point for best practices in corporate governance in Switzerland. The definition of independence included in the Swiss Code of Best Practice requires, among other things, that a director has not served as a member of the company’s executive management during the preceding three years. The principles contained in the Swiss Code of Best Practice are general guidelines and recommendations subject to a “comply or explain” standard. The Board has determined that each of our directors and director nominees, other than Mr. Jenisch, our Chairman and Chief Executive Officer, qualifies as independent in accordance with the requirements of the Swiss Code of Best Practice.
Members of the Board of Directors
The members of our Board, including their principal occupation, business experience and qualifications, are set out below and in our “Board Skills and Experience Profile.” The information set forth below is as of March 2, 2026. None of our non-employee members of the Board of Directors has important business connections with Amrize.
Jan Jenisch, age 59, Director since 2025
Mr. Jenisch serves as our Chairman of the Board of Directors and Chief Executive Officer. Previously, Mr. Jenisch served as Chairman of the Holcim Board of Directors from 2023 to 2025, where he was tasked with leading the planned U.S. listing of Holcim’s North American business. Mr. Jenisch also served as Chief Executive Officer of Holcim from 2017 to April 2024, where he transformed Holcim into a leader in advanced building solutions and helped Holcim reach new levels of financial performance. Before joining Holcim, Mr. Jenisch served as Chief Executive Officer of Sika AG from 2012 to 2017. Under his leadership, Sika AG set new performance standards for sales and profitability, becoming a member of the Swiss Market Index (“SMI”), which is made up of the 20 largest and most liquid stocks listed on SIX.
Mr. Jenisch studied in the United States and Switzerland, obtaining his MBA from the University of Fribourg in 1993. In 2021, he received a Dr. h.c. for his accomplishments as Chief Executive Officer of two SMI companies.
Mr. Jenisch’s qualifications include his two-time experience as a public company chief executive officer for global companies with significant operations and customer bases in North America, his deep experience leading organic and inorganic growth at the enterprise level and his understanding of the Amrize Business, including the Company’s customers, markets and external stakeholders.
Nicholas Gangestad, age 61, Director since 2025
Mr. Gangestad most recently served as Chief Financial Officer of Rockwell Automation, Inc. (“Rockwell”) from 2021 until his retirement in 2024, overseeing all financial management aspects of Rockwell. Prior to that,

Mr. Gangestad served as Chief Financial Officer of 3M Company (“3M”) from 2014 to 2020, where he was responsible for modifying 3M’s capital structure and capital allocation, managing over $15 billion of mergers and acquisitions as part of the portfolio transformation, improving the finance organization structure and processes and leading a team of 2,000 finance employees. Before he served as Chief Financial Officer of 3M, Mr. Gangestad served as Controller and Chief Accounting Officer from 2011 to 2014, where he led management contact for the Audit Committee, reengineered mergers and acquisitions integration and divestiture processes and established several international shared service centers that resulted in $200 million in annual cost savings. Earlier in his 35-year tenure at 3M, from 1987 to 2010, Mr. Gangestad provided financial leadership for various sectors, including the industrial, consumer and health care sectors.
Since 2023, Mr. Gangestad has served as a member of the board of directors of Nucor Corporation, where he serves on the Audit Committee, Compensation Committee, and Nominating and Governance Committee. In 2024, Mr. Gangestad joined the board of directors of Genpact Limited, where he serves on the Audit Committee. Mr. Gangestad holds an MBA from the University of Minnesota in Minneapolis, Minnesota and a Bachelor of Arts degree in Accounting and Finance from Augsburg University in Minneapolis, Minnesota.
Mr. Gangestad’s qualifications include his service as a chief financial officer and as a board director for multiple publicly-listed industrial companies, with expertise managing significant portfolio transformations, as well as leading functions with significant oversight of, compliance, financial planning, treasury, tax and information technology matters.
Dwight Gibson, age 51, Director since 2025
Mr. Gibson has served as an Operating Partner and member of the Investment Committee for Pritzker Private Capital since 2024. Prior to that, Mr. Gibson served as President and Chief Executive Officer and as a member of the board of directors of BlueLinx Holdings Inc. (“BlueLinx”) from 2021 to 2023, where he developed and executed strategic and operational plans to maximize financial performance. Before joining BlueLinx, Mr. Gibson served in various leadership roles at SPX FLOW, Inc. from 2016 to 2021, including as Chief Commercial Officer and President of Food and Beverage and Industrial Segments. Prior to these roles, Mr. Gibson worked for Ingersoll Rand Inc. for 11 years, including as President of Climate Strategic Initiatives and Vice President & General Manager of Transport Solutions for Europe, Middle East, Russia and Africa.
Since 2019, Mr. Gibson has served as a member of the board of directors of Interface, Inc., where he serves on the Compensation Committee. Mr. Gibson holds a Master of Science degree in International Strategy and Diplomacy from the London School of Economics and Political Science in London, United Kingdom, an MBA from Stanford University in Palo Alto, California and a Bachelor of Business Administration degree from Howard University in Washington, D.C.
Mr. Gibson’s qualifications include his relevant experience as a chief executive officer, senior executive and board director for companies in the building products industry, as well as his demonstrated and deep experience managing complex supply chains, multi-faceted sales channels, product development, M&A and M&A integration in global roles spanning operations, commercial, general management strategy and business development.
Holli Ladhani, age 55, Director since 2025
Ms. Ladhani most recently served as President, Chief Executive Officer and a member of the board of directors of Select Energy Services, Inc. (“SES”) (now known as Select Water Solutions, Inc.) from 2017 to 2021. Prior to that, Ms. Ladhani worked at Rockwater Energy Solutions, Inc. (“RES”) from 2010 to 2017, in roles of increasing responsibility, including serving as Chairman and Chief Executive Officer, up until RES merged with SES in 2017. Prior to joining RES, Ms. Ladhani was with Dynegy, Inc. for 10 years, where she served as the Executive Vice President and Chief Financial Officer from 2005 to 2010 and as Chief Accounting Officer and Treasurer prior to that. Ms. Ladhani’s prior experience also includes time with PricewaterhouseCoopers, where she served in the final position of Senior Manager in the Oil and Gas Audit division.
Since 2021, Ms. Ladhani has served as a member of the board of directors of Quanta Services, Inc., where she serves on the Investment Committee and Audit Committee. In May 2025, she joined the board of Kayne Anderson Energy Infrastructure Fund, Inc. Ms. Ladhani previously served on the board of directors of Marathon Oil from 2021 to 2024, Noble Energy Inc. from 2017 to 2020, Atlantic Power Corporation from 2010 to 2018, Rosetta Resources Inc. from 2013 to 2015 and Price Gregory from 2008 to 2009. Ms. Ladhani holds an Executive MBA from Rice University in Houston, Texas and a Bachelor of Business Administration degree in Accounting from Baylor University in Waco, Texas.

Ms. Ladhani’s qualifications include her experience as a chief executive officer and chief financial officer of companies in the energy, chemicals and infrastructure sectors, where she was responsible for leading significant transactions and effectively allocating capital in capital-intensive industries, and her significant experience on the boards of publicly-listed companies, including serving as chair of various committees.
Michael E. McKelvy, age 66, Director since 2025
Mr. McKelvy has served as President, Chief Executive Officer and a member of the board of directors of McDermott International, Ltd (“McDermott”) since 2022. Prior to joining McDermott, Mr. McKelvy served as President and Chief Executive Officer of Gilbane Building Company (“Gilbane”) from 2014 to 2022, where he was responsible for developing and executing strategic growth and operational plans. Before joining Gilbane, Mr. McKelvy worked at CH2M HILL Companies, Ltd (“CH2M”) for 26 years, where he advanced through increasingly significant general management and executive roles, including Chief Delivery Officer, where he was responsible for global operations, strategy and delivery. Mr. McKelvy spent his early career in operations as an architect and project manager at C.H. Guernsey & Company and Lockwood Greene, which became part of CH2M.
Mr. McKelvy previously served on the board of directors of RPS Group PLC from 2018 to 2023, Gilbane Inc. from 2017 to 2022 and CH2M from 2007 to 2014. Mr. McKelvy holds a Bachelor of Science degree in Environmental Design from the University of Oklahoma in Norman, Oklahoma and a Bachelor of Architecture degree from Louisiana Tech University in Ruston, Louisiana.
Mr. McKelvy’s qualifications include his more than three decades of experience in the global engineering, procurement and construction sectors, including serving diverse clients in connection with large-scale infrastructure, environmental and transportation projects, his experience in leadership roles with oversight of risk, quality, safety, security, procurement, project controls and design and his prior board experience for both publicly-listed and private companies of relevant scale and sector.
Jürg Oleas, age 68, Director since 2025
Mr. Oleas most recently served as Chief Executive Officer of GEA Group AG (“GEA”), a position he held from 2004 to 2019. Prior to serving as Chief Executive Officer of GEA, Mr. Oleas held several other positions on GEA’s Executive Board, dating back to when he first joined the company in 2001. Before joining GEA, Mr. Oleas spent nearly twenty years at ABB and the Alstom Group, where he served in a variety of management positions including President, Alstom Switzerland and Managing Director, Combined Cycle Gas Turbine Plants.
Mr. Oleas served as a member of the Holcim Board of Directors from 2014 to 2015 and from 2016 to 2025, where he served on the Audit Committee and the Nomination, Compensation, and Governance Committee. From 2020 to April 2025, Mr. Oleas served as Chairman of the Board of Directors of HOCN AG, where he also served as a member of the Audit Committee and the Nomination and Compensation Committee. In addition, Mr. Oleas has served as a member of the board of directors of RUAG International Holding AG since 2011, where he currently serves on the Audit Committee and the Nomination and Compensation Committee. Mr. Oleas holds a Master of Science degree in Mechanical Engineering from the Swiss Federal Institute of Technology in Zurich, Switzerland.
Mr. Oleas’s qualifications include his experience as a public company chief executive officer from the industrial manufacturing sector and running businesses of global reach and scale, his significant experience on the boards of publicly-listed companies, including as chair, and his understanding of the Amrize Business.
Robert S. Rivkin, age 65, Director since 2025
Mr. Rivkin has served as Senior Vice President and Chief Legal Officer for United Airlines Holdings, Inc. (“United”) since 2019, where he leads United’s legal department, including the corporate, securities, finance, commercial, litigation, government contracts, intellectual property, antitrust, environmental, employment and international groups. Mr. Rivkin is also responsible for security, facilitation, compliance, ethics and investigations. Prior to joining United, Mr. Rivkin served as deputy mayor of the City of Chicago from 2017 to 2019, where he oversaw the implementation of Mayor Rahm Emanuel’s key priorities across city departments and agencies, focusing his efforts on economic development, job creation and retention and infrastructure. Prior to that, Mr. Rivkin served of counsel at Riley Safer Holmes & Cancila LLP from 2016 to 2017 and as Deputy General Counsel of Delta Air Lines, Inc. (“Delta”) from 2013 to 2016, where he was responsible for addressing governmental regulation and oversight in the U.S. and abroad, as well as litigation, antitrust, employment and real estate legal issues. Before joining Delta, Mr. Rivkin served four years as General Counsel of the U.S. Department of Transportation from 2009 to 2013, after being nominated by President Barack Obama and unanimously confirmed by the U.S. Senate. Earlier in his career, Mr. Rivkin was Deputy General Counsel of Aon Corporation and General Counsel of the Chicago Transit Authority. Mr. Rivkin also has worked in private law practice, as a federal prosecutor, for the British Parliament and at the European Commission in Brussels, Belgium.
Mr. Rivkin graduated magna cum laude from Harvard College in Cambridge, Massachusetts, received a Juris Doctor degree from Stanford Law School in Stanford, California, where he was an associate editor of the Stanford Law Review, and clerked for Judge Joel M. Flaum of the U.S. Court of Appeals for the 7th Circuit.
Mr. Rivkin’s qualifications include his expertise in regulatory and legal matters across both the private and public sectors, his service at in-house roles with oversight of significant infrastructure-related investment and key legal matters, including security, safety, compliance and antitrust, and his experience in private practice advising clients on infrastructure, domestic and international business regulation and commercial litigation.
Katja Roth Pellanda, age 51, Director since 2025
Ms. Roth Pellanda has served as Group General Counsel for Zurich Insurance Group Ltd since 2020 (“Zurich Insurance”), where she leads the global legal function responsible for advising the business on all legal matters, corporate governance, litigation and investigations and regulatory relations. Before joining Zurich Insurance, Ms. Roth Pellanda served in a variety of roles at Novartis AG, including as Head of Corporate Governance, Corporate Law and People & Organization Legal, from 2015 to 2020. Prior to that, Ms. Roth Pellanda was an attorney for Bär & Karrer AG from 2005 to 2015, focusing on financial regulations, corporate governance, board advisory, reorganizations, mergers and acquisitions, capital markets and employee matters.
Ms. Roth Pellanda has served as a member of the board of directors for Farmers Group, Inc. since 2022 and Zurich Italy Bank S.p.A. since 2021, both privately held subsidiaries of Zurich Insurance. Since 2023, she is a member of the SIX Exchange Regulatory Board. Ms. Roth Pellanda holds a Master of Laws degree from the London School of Economics and Political Science in London, United Kingdom, a Doctor of Laws degree from the University of Zurich in Zurich, Switzerland and a Licentiate in Law from the University of Basel in Basel, Switzerland.
Ms. Roth Pellanda’s qualifications include her experience as a senior legal and governance leader with extensive experience as an external advisor and in-house leader for multinational organizations with significant operations in both Switzerland and the United States and her expertise in M&A, restructurings, spin-offs, corporate law, capital markets and labor law, including in executive compensation.
Maria Cristina A. Wilbur, age 58, Director since 2025
Ms. Wilbur has served as Chief People Officer and Head of Group Human Resources for F. Hoffman-La Roche, Ltd. (“Roche”) since 2016, leading all aspects of Roche’s people and culture function across the globe, including strategies and execution for business partnering, talent management and executive and board-level remuneration. Ms. Wilbur started at Roche in 2002 and has served in various leadership roles during her tenure, including as Global Head Human Resources, Diagnostics Division and Regional Head of Human Resources, North America. Prior to joining Roche, Ms. Wilbur worked for EG&G, Inc. (and PerkinElmer Optoelectronics following its acquisition by EG&G, Inc.) from 1988 to 2002, where she last served as Director of Human Resources, Global Operations, West Coast Region and U.S. Payroll.
Ms. Wilbur holds a Bachelor of Science in Accounting from California Polytechnic State University in Pomona, California.
Ms. Wilbur’s qualifications include her experience as a human resources leader for multinational organizations with significant operations in both Switzerland and the United States and her expertise in executive and board compensation, leadership succession planning, talent transformation initiatives at scale and other critical areas.
All members of our Board currently comply with the limitation on external mandates contemplated in Article 28 of the Articles of Association.
Elections to the Board of Directors
Directors are elected at the Annual General Meeting of Shareholders, upon proposal of the Board. The proposals of the Board are made following recommendations of the Nomination and Governance Committee.

Shareholder Recommendations and Nominees
Under our Articles of Association, one or more registered shareholders who alone or together with other shareholders hold shares representing at least 0.5% of share capital or votes of Amrize may request that an item be included on the agenda of a meeting of shareholders, including a nominee for election to the Board. A request to place an item on the meeting agenda must be in writing, include a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address of the requesting shareholder as it appears in our share register, provide the number of shares of Amrize which are legally or beneficially owned by such shareholder, include the dates on which such shares were acquired and describe the proposal and all other information required under applicable law, regulations and stock exchange rules. Any requests for inclusion of an item on the agenda must be received by our Board at least 90 days prior to the date of the meeting. Demands by registered shareholders to place an item on the agenda of a meeting of shareholders should be sent to the attention of the Corporate Secretary at 8700 W Bryn Mawr, Suite 300, Chicago, IL 60631 United States.
Pursuant to our Articles of Association, nominations for the election of a member of the Board will be admitted to the meeting of shareholders if the nominating shareholder provides the specified information reasonably requested by Amrize and the nominee for election completes written questionnaires and provides information for the purpose of facilitating the Board’s assessment of the nominee’s independence and his or her relationship with the nominating shareholder.
Board Composition
The Nomination and Governance Committee is responsible for periodically reviewing and recommending for approval by the Board criteria for membership on the Board and the skills and characteristics sought of Board members. The Nomination and Governance Committee is responsible for ensuring the Board is an adequate size, diverse and has well-balanced composition. Among the qualifications considered in the selection of director candidates, the Nomination and Governance Committee shall consider, among others, experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other relevant factors that the Nomination and Governance Committee considers appropriate in the context of the needs of the Board.
Listed below are some key skills and experience that we may consider important for our directors to have in light of our current business and structure. We do not expect each director to possess every attribute. The directors’ biographies and our Board Skills and Experience Profile note each director nominee’s relevant experience, qualifications, and skills relative to this list.
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Senior Leadership Experience. Directors who have served in senior leadership positions are valuable to us because they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level.

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Public Company Experience. Directors with public company board experience are valuable to us because they bring governance expertise, strategic oversight, risk management skills, and an understanding of shareholder expectations.

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Governance Experience. Directors with corporate governance and sustainability experience are important to us because they enable our Board to exercise its general oversight with respect to corporate governance and ESG matters.

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Financial Experience. Knowledge of financial markets, M&A and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our structure, financial reporting, and internal control of such activities.

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Industry Experience. Experience in construction, mining and other industrial businesses is valuable in understanding and providing insight on the challenges and opportunities of significant aspects of our business.

Board Nominees’ Skills and Experience Profile
The Board possesses a diverse set of skills and industry experiences. Our directors’ skills and experience include financial, operational, and functional matters as well as expertise across the markets and geographies in which we operate.

	Jenisch	Gangestad	Gibson	Ladhani	McKelvy	Oleas	Rivkin	Roth Pellanda	Wilbur
Qualifications/ Experience
Active Operator	x		x		x		x	x	x
Prior Public Company Independent Director	x	x	x	x	x	x	x
CEO	x		x	x	x	x
CFO		x		x
Audit Committee Financial Expert				x
P&L at Relevant Scale	x		x	x	x	x
M&A/ Strategy	x	x	x	x		x		x
Marketing/ Sales	x		x			x
Manufacturing Operations	x		x			x
Regulatory/ Government Affairs				x			x	x
Human Capital									x
Process/ Mining/ Asset Intensive	x	x		x
Broader Industrial Manufacturing	x	x	x			x			x
Distribution/ Retail	x	x
Construction/ Engineering Services/ Infrastructure	x			x	x		x
North America	x	x	x	x	x	x	x	x	x

Identification and Evaluation of Nominees for Directors
Our Nomination and Governance Committee considers and makes recommendations to our Board concerning the appropriate size and needs of the Board and recommends director candidates to the Board. When making proposals for the composition of the Board, the Nomination and Governance Committee considers recommendations from shareholders and others as it deems appropriate. Additionally, in connection with each director nomination recommendation, the Nomination and Governance Committee considers the overall mix of tenures on the Board and each director’s performance and suitability. The evaluation of these candidates may include information provided to the Nomination and Governance Committee, discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nomination and Governance Committee deems appropriate. The Nomination and Governance Committee may also retain subject-specific professional consultancy services from third parties to assist with the identification and evaluation of prospective Board nominees.
Board Diversity
Swiss law requires companies to report publicly, starting with respect to fiscal year 2026, the reasons and measures being taken if the underrepresented gender makes up less than 30% of a company’s board of directors. In our current nine-person Board, six directors are men and three directors are women (i.e., 33% are female directors). Our director nominees include six men and three women. If all nominees are re-elected at the 2026 Annual General Meeting, our Board will be composed of three female directors.
The following chart summarizes certain voluntarily self-identified demographic information of our nominees. Additional biographical information on each nominee is set out above in “Members of the Board of Directors.”

	Jenisch	Gangestad	Gibson	Ladhani	McKelvy	Oleas	Rivkin	Roth Pellanda	Wilbur
Race/ Ethnicity
African American or Black			x
Asian									x
Hispanic or Latinx						x
White	x	x		x	x		x	x
Gender
Male	x	x	x		x	x	x
Female				x				x	x

Terms of Office of Directors
Each director is elected individually by a separate vote of shareholders for a one-year term. All our current directors are being presented for re-election to the Board of Directors at the 2026 Annual General Meeting. Each director was appointed to the Board in 2025 in connection with Spin-Off.
Board Responsibilities and Structure
Our Board is entrusted with the ultimate direction, the supervision and control of our management. The power and duties of our Board include:
•	ultimate direction and issuing the necessary policies and directives with respect to Amrize and its subsidiaries;
•	determination of the organization and strategy with respect to Amrize and its subsidiaries;
•	determination of the accounting system, reporting and financial controls as well as the financial planning with respect to Amrize and its subsidiaries;
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appointment and removal of the members of the Board committees (except for the members of the Compensation Committee), the Secretary, the Chief Executive Officer and the other members of our management;

•	granting and withdrawal of signatory rights;
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ultimate supervision of the persons entrusted with the management, in particular in view of compliance with the law (including stock exchange regulations and the rules of the SEC applicable to Amrize), the Articles of Association, Organizational Regulations (Bylaws) and other internal regulations, policies and directives;

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preparation, review and approval of the business report (including the annual report, our consolidated financial statements and our annual financial statements) and the compensation report, the report on non-financial matters and other reports that are subject to approval by the Board, as well as receiving the reports of the auditors;

•	preparation of the Annual General Meeting of Shareholders and implementation of its resolutions;
•	submission of a motion for debt-restructuring moratorium (Nachlassstundung) and notification of the court in case of over-indebtedness;
•	execution of the tasks reserved to the Board by law relating to changes of our share capital;
•	establishment of the dividend policy;

•	approval of our consolidated budget;
•	response to any takeover offer for Amrize;
•	decision on agreements related to mergers, spin-offs, conversions and/or transfers of assets (Vermögensübertragung) pursuant to the Swiss Merger Act (Fusionsgesetz) with respect to Amrize;
•	verification of the professional qualifications of the auditors in accordance with the statutory requirements; and
•	establishment of any code of conduct.
The Board has delegated the management of Amrize to the Chief Executive Officer and the other members of the executive management, except where Swiss law, the Articles of Association or Organizational Regulations (Bylaws) provide differently.
Board Leadership Structure
The Chairman of our Board is elected by shareholders on an annual basis, at the Annual General Meeting of Shareholders. The Board may appoint one of its members as Vice-Chairman and also may appoint a Secretary who does not need to be a member of the Board. The Board currently does not have a designated Vice-Chairman. Denise Singeleton currently serves as the Secretary of the Board. If the Chairman is not an independent director, the Board (upon proposal by the Nomination and Governance Committee) will appoint from among its members a Lead Independent Director with the responsibilities described in more detail below under “Lead Independent Director”.
Our Corporate Governance Guidelines provide that the Board’s policy as to whether the Chairman and Chief Executive Officer positions should be separate is to adopt the practice that best serves the Company’s needs at any particular time. The Nomination and Corporate Governance Committee and the Board discussed Board leadership alternatives in connection with combining the Chairman and Chief Executive Officer roles. The Board believes that, at the present time, the Company is best served by allocating governance responsibilities between a combined Chairman and Chief Executive Officer and a Lead Independent Director with robust responsibilities. This structure allows the Company to present a single face to our constituencies through the combined Chairman and Chief Executive Officer position while at the same time providing an active role and voice for the independent directors through the Lead Independent Director.
Role of the Chairman and of the Chief Executive Officer
The Chairman has responsibility for managing our Board, convening and chairing the meetings of the Board, liaising with the Chief Executive Officer in preparation of such meetings, leading the yearly assessment of the Board, representing Amrize and its subsidiaries in external communications with shareholders, investors, the general public and the media, chairing the Annual General Meeting of Shareholders and signing the minutes of such Annual General Meeting of Shareholders, and all other tasks which accrue to the Chairman by law, the Articles of Association or the Organizational Regulations (Bylaws).
Our day-to-day business is conducted under the direction of the Chief Executive Officer and other senior management with the oversight of the Board to enhance our long-term value of Amrize for our shareholders. The Chief Executive Officer has, in particular, the following powers and duties:
•	be responsible for the operational management of Amrize and its subsidiaries under the supervision of the Board;
•	be responsible for the executive management of Amrize’s good functioning and organization, and convene and chair its meetings;
•	prepare and supervise the implementation of the resolutions of the Board;
•	supervise our executive management who shall report directly to the Chief Executive Officer;
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determine the executive management’s individual annual objectives taking into account the mid-term plan and the budget, and prepare and propose their individual compensation for the approval of the Board following a recommendation of the Compensation Committee (within the maximum amounts approved at the Annual General Meeting of Shareholders);

•	initiate, develop and manage the strategic planning process with the assistance of the relevant members of our executive management, and present the strategic plan to the Board for approval;

•	subject to the Organizational Regulations (Bylaws), be in charge of external communication;
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in coordination with the Chairman and subject to the Organizational Regulations (Bylaws), represent the Company vis-à-vis the shareholders and maintain the relations with shareholders and investors, particularly on matters relating to day-to-day operational management;

•	present to the Nomination and Governance Committee and to the Board a succession plan for the members of our executive management; and
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lead the process of determining the budget within the Amrize and its subsidiaries and present it to the Board for approval. Upon approval by the Board, it is the responsibility of the Chief Executive Officer to ensure that all expenditure is within the budget and meets the profitability targets at the different levels.

Lead Independent Director
In the absence of an independent Chairman of the Board, the responsibilities of the Lead Independent Director include chairing meetings of the independent directors and serving as the presiding director in performing such other functions as the Board may direct. The Lead Independent Director is appointed by the Board, upon proposal by the Nomination and Governance Committee, from among its members and is confirmed annually. Nicholas Gangestad currently serves as the Lead Independent Director.
The Lead Independent Director has the following powers and duties:
•	convene and chair the independent Board members’ sessions taking place without the presence of the Chairman, which shall occur as often as business requires, but at least once a year;
•	preside at all other meetings at which the Chairman is not present and provide prompt and candid feedback to the Chairman and the Chief Executive Officer;
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approve meeting agendas and information sent to the members of the Board, as well as meeting schedules to ensure that the Board and its committees have sufficient time for discussion of all agenda items;

•	work with the Nomination and Governance Committee in the performance evaluation process of the Board and the individual directors and personally conduct performance evaluations as appropriate;
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consider the design and organization of the Board, including review and vetting of potential nominees and committee structure and membership, and provide input to the Nomination and Governance Committee;

•	facilitate communication between members of the Board and the Chairman and the Chief Executive Officer, respectively, without becoming the exclusive means of such communication;
•	monitor mechanisms for receiving and responding to communications to the Board from shareholders; and
•	monitor the Board’s activities to ensure sound corporate governance and independence in deliberations.
In performing the duties described above, the Lead Independent Director is expected to consult with the chairperson of the appropriate Board committee and solicit their participation.
Board Oversight of Risk
Our Board takes an active role in risk oversight, both as a full board and through its committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. Our Board oversees the Company’s Enterprise Risk Management (“ERM”) and monitoring, including non-financial risk. In addition, the Audit Committee supports our Board in its oversight of risk management.
Board Meetings
The Chairman prepares the agenda for each meeting of our Board, which is then approved by the Lead Independent Director. Board members are encouraged to suggest inclusion of items on the agenda. At Board meetings, each member of our Board is entitled to submit proposals regarding the agenda items. If all members of our Board are present and agree, deviations may be permitted and decisions that are not mentioned on the agenda can be made. Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board Meeting are, to the extent practicable, distributed sufficiently in advance of the Board meeting to allow for prior review by the directors.

In general, independent directors meet in executive sessions without management or any non-independent directors present at least once per year.
Board meetings are held at least five times a year, with at least 50% of Board meetings taking place physically in Switzerland with the majority of the Board members present in person.
Board Effectiveness
Our Board and committees perform annual self-evaluations to assess their effectiveness in fulfilling their obligations. The Nomination and Governance Committee will utilize the results of the self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
Board Committees
Our Board has standing Audit, Compensation, and Nomination and Governance committees to assist the Board in carrying out its duties and may, at any time, further designate one or more additional ad-hoc Board Committees as necessary. Each of the standing Board committees was established in June 2023 in connection with the Spin-Off and is composed entirely of directors who are independent in accordance with the published listing requirements of the NYSE and, in the case of the Audit Committee, the SEC and the Swiss Code of Best Practice.
Each standing committee has a written charter approved by the Board. The chairperson of each committee determines the committee’s meeting agenda. The members of each committee receive materials in advance of each committee meeting to allow them to prepare for the meeting. The charters of each standing Board committee are available on Amrize’s Investor Relations website at https://investors.amrize.com/governance/governance-documents. The members of these committees are identified in the following table:

Director	Audit	Compensation	Nomination and Governance
Jan Jenisch
Nicholas Gangestad		X
Dwight Gibson	X
Holli Ladhani	X		X
Michael E. McKelvy			X
Jürg Oleas			Chair
Katja Roth Pellanda		X
Robert S. Rivkin	Chair
Cristina A. Wilbur		Chair

Attendance at Board, Committee and Annual Shareholders’ Meetings
In the year ended December 31, 2025, our Board met six times, with over half of the meetings taking place physically in Switzerland with the majority of the directors and the corporate secretary present in person. In addition, the Audit Committee met three times, the Compensation Committee met four times and the Nomination and Governance Committee met two times in 2025. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the Annual General Meeting of Shareholders. All of the incumbent directors attended at least 75% of the meetings of the Board and the committees on which he or she served. The 2026 Annual General Meeting will be our first Annual General Meeting of Shareholders.

Audit Committee
The Audit Committee is a committee established by the Board to support the Board in the performance of its supervisory duties, in particular with respect to the integrity of our financial statements, accounting and financial reporting practices, compliance with legal and regulatory requirements, the system of internal controls, the internal and independent audit processes, including the independent auditor’s qualifications and independence, and the performance of the independent auditors and internal audit department. The Audit Committee also supports the Board in its oversight of risk management. It is composed of only independent members of the Board. Among its duties, the Audit Committee:
•	reviews management’s and the internal audit department’s reports on the effectiveness of the systems for internal control;
•	reviews management’s and the internal audit department’s reports on the performance of an annual risk assessment;
•	reviews the internal audit department’s annual audit plan and any significant interim changes to the audit plan;
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reviews and discusses with management and the independent auditors, and challenges where necessary, the actions and judgments of management, related to the annual individual and consolidated financial statements, and the specific disclosures under the Management’s Discussion and Analysis section of our quarterly and annual reports;

•	reviews and approves the consolidated quarterly financial statements for the first three quarters of each calendar year and the corresponding financial results releases and reporting;
•	oversees the Company’s relations with the independent auditor;
•	reviews and approves the terms of engagement and the remuneration to be paid to the independent auditor in respect of audit services provided;
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reviews with the independent auditors the findings of their work, including any major issues, problems or difficulties that arose during the course of the audit, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management; key accounting and audit judgments; levels of errors identified during the audit, obtaining explanations from management and, where necessary, the independent auditors, as to why certain errors might remain unadjusted;

•	oversees resources and processes employed to minimize or eliminate risks to information security; and
•	reviews compliance with legal and regulatory requirements related to health, safety and the environment.
The Board has determined that each member of the Audit Committee meets the independence requirements of the NYSE listing standards and the applicable rules and regulations of the SEC. In addition, our Board has determined that Ms. Ladhani is an Audit Committee financial expert as defined by the applicable rules and regulations of the SEC. Additional information about Ms. Ladhani’s qualifications are set forth above under “Members of the Board of Directors.”
Compensation Committee
The Compensation Committee supports the Board in the performance of its duties, in particular with respect to matters relating to compensation of the Board, members of our executive management and other leadership personnel. The Compensation Committee is composed of only independent Board members that have basic knowledge in the field of renumeration. Among its duties, the Compensation Committee:
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prepares for submission to the Board the proposals to the Annual General Meeting of Shareholders of shareholders of the Company regarding the compensation of the members of the Board for the next period and provide the Board with elements of comparison and benchmarking with market practice;

•	plans, prepares and assesses last year’s performance of the individual executive management members (other than the Chief Executive Officer) based on proposal submitted by the Chief Executive Officer;
•	prepares for submission to the Board the proposals to the Annual General Meetings of Shareholders of Shareholders regarding the compensation of the executive management for the next period;

•	determines selection criteria for, and develop and recommend to the Board plans for, succession of members of executive management, other than the Chief Executive Officer;
•	proposes to the Board the remuneration policy for the Chief Executive Officer and the other executive management members;
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defines and implements the criteria for the determination of the variable mid-term and long-term remuneration while taking care to ensure these criteria are compatible with the annual evaluation of the executive management’s performance assessment and with our mid-term and long-term strategy;

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recommends to the Board the objectives for the current year for the Chief Executive Officer based on a proposal submitted jointly by Chairman or the Lead Independent Director and the Chief Executive Officer;

•	recommends to the Board objectives for the current year of the individual members of our management based proposals submitted by the Chief Executive Officer;
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establishes a formal evaluation process and determine the compensation for the Chief Executive Officer, including the review and approval of corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluation of his or hers performance in light of those goals and objectives as well as the Company’s performance versus its peer group;

•	approves the Chief Executive Officer’s compensation level based on the foregoing evaluation and recommends it to the Board for ratification;
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reviews and approves, for the Chief Executive Officer and members of our executive management, any employment agreements, non-competition agreements and change in control agreements or provisions and any special or supplemental benefits;

•	oversees the remuneration policy relating to our leadership personnel (other than the executive management) and of our subsidiaries, and examines the coherence of this policy; and
•	periodically assesses our pay structure for leadership personnel to ensure that it encourages rational and sensible risk-taking and does not misalign executive interests with those of shareholders.
The Compensation Committee is authorized to retain subject-specific professional consultancy services at Amrize’s expense. The Compensation Committee may select a compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to such person’s independence from management, including factors specified in the applicable NYSE listing standards. The Compensation Committee is also authorized to form subcommittees, which shall each consist of at least two members, for any purpose that the Compensation Committee deems appropriate. The Compensation Committee may delegate any power and authority to the subcommittees as the Compensation Committee deems appropriate, except any powers or authority required by any applicable law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
Our Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE listing standards.
Role of the Compensation Committee Consultants
For fiscal year 2025, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”) and PricewaterhouseCoopers Ltd (“PwC Switzerland”) as independent executive compensation consultants. Semler Brossy and pwc CH report directly to the Compensation Committee and work cooperatively with the Compensation Committee and management to, among other things, advise on general compensation structures and provide competitive compensation data. Semler Brossy and pwc CH also provide advice and guidance to the Compensation Committee regarding non-employee director compensation. Semler Brossy is responsible for reviewing information prepared by management for the Compensation Committee. The Compensation Committee also typically asks Semler Brossy and pwc CH to attend its meetings.
The Compensation Committee has determined that the engagement of Semler Brossy and pwc CH did not raise any conflicts of interest. All final decisions with respect to the amount or form of executive compensation under our executive compensation programs are made by the Compensation Committee and such decisions may reflect considerations not included in the advice provided by Semler Brossy or pwc CH.

In fiscal year 2025, Semler Brossy did not provide any other services to the Compensation Committee or to the Company other than described herein.
In fiscal year 2025, the Company paid PwC Switzerland CHF 57,159 in aggregate fees for executive and director compensation services rendered to the Compensation Committee. In fiscal year 2025, the Company also retained PwC US Business Advisory LLP (“PwC US”), an affiliate of pwc Switzerland, to provide additional consulting services consisting of advisory services and tax support . The decision to engage PwC US for such additional consulting services was made by management. The Company paid PwC US $9.9 million in aggregate fees in fiscal year 2025 for the provision of such additional consulting services.
Nomination and Governance Committee
The Nomination and Governance Committee supports the Board in the performance of its duties, in particular with respect to planning and preparing succession of the Board and the Chief Executive Officer, planning and preparing assessments of the Board, and monitoring of developments, planning and preparing in all governance related matters. The Nomination and Governance Committee is composed of only independent directors with appropriate knowledge and experience in the fields of succession planning, assessment and nomination of members of the Board and executives. All members of the Nomination and Governance Committee have at least basic knowledge in the field of corporate governance. Among its duties, the Nomination and Governance Committee:
•	reviews composition and size of the Board to ensure appropriate expertise, diversity and independence of the Board, and make recommendations to the Board, as appropriate;
•	if the Chairman is not an independent director, prepares a proposal to the Board regarding the appointment of an independent director as Lead Independent Director;
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succession planning for the Board and its committees by – based on criteria recommended by the Nomination and Governance Committee and approved by the Board – making recommendations to the Board for motions to the Annual General Meeting of Shareholders for re-election and election of candidates for Board and Compensation Committee membership, including by identifying, screening and recommending candidates to the Board for Board membership;

•	annually reviews and makes proposals to the Board for the nomination of the Chairman and the Vice-Chairman of the Board;
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annually reviews and, after consultation with the Chairman or Lead Independent Director, as applicable, makes recommendations to the Board with respect to the assignment of the chairs and members of the Board committees;

•	determines selection criteria for the succession of the Chief Executive Officer;
•	develops and recommends to the Board succession plans for the Chief Executive Officer;
•	deals with all corporate governance-related matters in line with the mandate given to the Nomination and Governance Committee as per the Nomination and Governance Committee charter;
•	monitors and assesses developments on corporate governance, including regular review of relevant structures, market practices and shareholder engagement;
•	reviews and recommends to the Board any amendments to the Articles of Association, the Organizational Regulations (Bylaws) and the committee charters; and
•	reviews proposals to be made to the Board to amend the Code of Business Conduct and Ethics, the overall policy landscape and the policies and directives approved by the Board;
The Nomination and Governance Committee is authorized to retain subject-specific professional consultancy services from third parties to assist with the identification and evaluation of prospective Board nominees based on criteria established by the Nomination and Governance Committee. For information on the Nomination and Governance Committee’s policies with respect to director nominations please see “Elections to the Board of Directors” above.
The Board has determined that each member of the Nomination and Governance Committee meets the independence requirements of the NYSE listing standards. Upon the Nomination and Governance Committee’s recommendation of nominees for election to the Board of Directors, the nominees are presented to the full Board. Nominees are then selected by a majority of the members of the Board.

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has been an officer or employee of Amrize. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors.
Communications with the Board of Directors
Shareholders may contact the Board of Directors about bona fide issues or questions about Amrize by communicating in writing to the Corporate Secretary at 8700 W Bryn Mawr, Suite 300, Chicago, IL 60631 United States. All written communications are received and processed by the Corporate Secretary prior to being forwarded to the Chairman of the Board or other appropriate members of the Board. Directors generally will not be forwarded communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.
Integrity Line
In addition to internal reporting procedures, the Company has established communication procedures through an independent Integrity Line that can be accessed globally. The Integrity Line provides for communication, either anonymously or identified, from employees, vendors, and other interested parties to communicate concerns, including concerns with respect to our accounting, internal controls or financial reporting, to the Chief Compliance Officer. The Amrize Integrity Line can be made by calling the telephone number provided for the relevant country or by filing a report at https://Amrize.com/SpeakUp.
Shareholder Engagement
We believe that effective corporate governance should include regular engagement with our shareholder base. Regular engagement forums include investor conferences, non-deal roadshows, in-person meetings, and phone calls. During 2025, we conducted our shareholder engagement efforts through a combination of in-person and virtual forums, and effectively executed our planned outreach events. We expect to continue to derive numerous benefits from this comprehensive approach to outreach. We communicate our business strategy to shareholders while also gathering feedback during these engagements and share the responses with our executive leadership and Board, which also helps to better inform our overall strategy and shareholder messaging.
We believe that regular engagement with our shareholders helps to strengthen our relationships with shareholders and helps us to better understand shareholder views on our business strategy and performance, and corporate environmental, social, and governance practices.

Security Ownership
Security Ownership of Certain Beneficial Owners and Management as of March 2, 2026
In accordance with the proxy statement rules under U.S. securities laws, the following table shows the number of our shares beneficially owned as of March 2, 2026 by:
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each person or group known by Amrize, based on filings pursuant to Section 13(d) or (g) under the U.S. Securities Exchange Act of 1934 or notifications to Amrize under applicable Swiss laws, to own beneficially more than 5% of our outstanding shares as of June 30, 2025;

•	each director and each nominee for director;
•	the executive officers named in the Summary Compensation Table in the Compensation Report (the “NEOs”) and the Company’s other executive officers; and
•	all directors and current executive officers as a group.

	Number of Shares Owned	Total as a Percentage of Shares Outstanding(1)
5% Shareholders:
Thomas Schmidheiny(2)	[37,818,703]	[6.8]%
UBS Group AG.(3)	[38,197,652]	[6.9]%
The Vanguard Group.(4)	[30,094,083]	[5.4]%
Directors, Director Nominees and NEOs:
Nicholas Gangestad(5)	2,958	*
Dwight Gibson(5)	2,958	*
Jan Philipp Jenisch(6)	[2,710,282]	*
Holli Ladhani(5)	2,958	*
Michael E. McKelvy(5)	2,958	*
Jürg Oleas(5)	21,073	*
Robert S. Rivkin(5)	2,958	*
Katja Roth Pellanda(5)	2,958	*
Maria Cristina A. Wilbur(5)	3,148	*
Roald Brouwer(7)	[11,244]	*
Stephen Clark	5,258	*
Nollaig Forrest(8)	[18,069]	*
Jake Gosa(9)	37,122	*
Mario Gross(10)	[25,934]	*
Jaime Hill(11)	[22,025]	*
Ian Johnston(12)	[19,788]	*
Samuel J. Poletti(13)	[5,833]	*
Denise R. Singleton	4,000	*
All directors, director nominees and executive officers as a group ([18] persons)	[ ]	*

*	Less than 1%
(1)	Based on [•] shares outstanding on [•], 2026.
(2)
Based on a Schedule 13D filed with the SEC on June 27, 2025 by Schweizerische Cement- Industrie-Aktiengesellschaft, Cimcap AG and Mr. Thomas Schmidheiny. Mr. Schmidheiny reported sole voting power for 37,818,703 Company Shares and sole dispositive power for 37,818,703 Company Shares. The address for the reporting persons is Zurcherstrasse 156, 8645 Rapperswil-Jona, Switzerland.

(3)
Based on a Schedule 13G filed with the SEC on August 11, 2025 by UBS Group AG. UBS Group AG reported sole voting power for 35,252,775 Company Shares and shared dispositive power for 38,197,652 Company Shares. The address for UBS Group AG is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.

(4)
Based on a Schedule 13G filed with the SEC on October 30, 2025 by The Vanguard Group. The Vanguard Group reported shared voting power for 7,449,100 Company Shares, 20,520,828 sole dispositive power for 20,520,828 Company Shares and shared dispositive power for 9,573,255 Company Shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 1935.

(5)	Includes 2958 restricted stock units that vest within 60 days.

(6)
Includes (i) 505,000 shares held by Mr. Jenisch’s spouse; (ii) [79,567] performance stock units that will vest within 60 days (reflected at target level); and (iii) [620,715] performance stock options that will become exercisable within 60 days (reflected at maximum level).

(7)	Includes [2,444] performance stock units that will vest within 60 days (reflected at target level).
(8)	Includes [6,406] performance stock units that will vest within 60 days (reflected at target level).
(9)	Includes 36,952 restricted stock units that vest within 60 days.
(10)	Includes [2,444] performance stock units that will vest within 60 days (reflected at target level).
(11)	Includes [3,666] performance stock units that will vest within 60 days (reflected at target level).
(12)	Includes [2,444] performance stock units that will vest within 60 days (reflected at target level).
(13)	Includes [2,444] performance stock units that will vest within 60 days (reflected at target level).
Share Ownership Guidelines
Amrize has established share ownership guidelines for its executive officers and directors.
Our Chief Executive Officer is required to own Amrize shares with market value equal to 10 times his or her base salary under our executive stock ownership guidelines. All other executive officers are required to own Amrize shares with market value equal to three times their base salaries. If an executive officer, including the Chief Executive Officer, has not met the ownership guidelines by the end of the five-year period or falls below the guidelines at any time after the five-year period, such executive officer must hold at least 50% of the after-tax shares resulting from equity incentive awards until the ownership requirements is reached. As of March 2, 2026, each of Amrize’s executive officers had either satisfied these ownership guidelines or had time remaining to do so.
Each of our directors is required to own Amrize shares with market value equal to five times his or her annual board cash retainer, with unvested restricted stock units counting towards the ownership requirement. If an director has not met the ownership guidelines by the end of the five-year period or falls below the guidelines at any time after the five-year period, such director must hold at least 50% of the after-tax shares resulting from equity incentive awards until the ownership requirements is reached. As of March 2, 2026, each of our directors had either satisfied these ownership guidelines or had time remaining to do so.

Certain Relationships and Related Transactions
Our Policies
It is our policy that all employees must not engage in any activities that could present potential or actual conflicts of interest and may raise questions among shareholder as to whether those transactions are consistent with the best interests of Amrize and its shareholders. Our Related Person Transactions Policy has been approved by our Board, and the Nomination and Governance Committee periodically reviews this policy and recommends any changes to the Board. If, in a particular circumstance, the Chief Legal Officer determines that a proposed transaction is a related person transaction, the material facts of the transaction and the related person’s interest are provided to the Nomination and Governance Committee for consideration. Only related person transactions that are in, or not inconsistent with, the best interests of Amrize and its shareholders, as determined by the Nomination and Governance Committee, will be approved. Additionally, any transaction that is a related person transaction that is required to be disclosed in Amrize’s filings with the SEC will be disclosed in accordance with the applicable laws, rules and regulations.
NYSE Rules and Swiss Best Corporate Governance Practices
As discussed above, the Board of Directors has determined that, other than Jan Jenisch, each of our directors and director nominees qualifies as “independent” in accordance with the NYSE rules. The NYSE rules include a series of objective tests that prohibit a director from being considered independent if the director has or has had certain employment, business, or family relationships with the company. The NYSE independence standard includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In making determinations regarding director independence, the Board reviewed and discussed information provided by the directors, the director nominees and Amrize with regard to each director and director nominee’s business and personal activities as they may relate to Amrize and Amrize’s management and has concluded that no relationships exist which, in the opinion of the Board, could interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
With respect to the independence requirements under the Swiss Code of Best Practice, the Board of Directors has likewise determined that each of Amrize’s current directors qualifies as independent.
SEC Rules
In addition to the NYSE independence standard and other policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving Amrize and a director, executive officer, persons, and entities affiliated with them.
We have entered into indemnification agreements with each of our directors that provide them and their heirs, executors and administrators with additional indemnification and related rights.
None of the following persons have been indebted to Amrize or its subsidiaries at any time since the beginning of fiscal year 2025: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (excluding trade debt incurred in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.
Agreements with Holcim
In order to govern the ongoing relationships between us and Holcim after the Spin-off and to facilitate an orderly transition, we and Holcim entered into the Separation and Distribution Agreement as well as other agreements, including a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement, IP Cross License Agreements, a Trademark License Agreement and Commercial Agreements. The following summarizes the terms of these agreements, forms of which are filed with the SEC as exhibits to the 2025 Form 10-K.
The Separation and Distribution Agreement
In connection with the Spin-off, which was completed through a pro rata distribution (the “Distribution”), the Company and Holcim entered into a separation and distribution agreement (the “Separation and Distribution

Agreement”). The Separation and Distribution Agreement sets forth our agreement with Holcim regarding the principal transactions necessary to separate us from Holcim. It also sets forth other agreements that govern certain aspects of our relationship with Holcim after the completion of the Spin-off.
Transition Services Agreement
In connection with the Spin-off, the Company and Holcim entered into a transition services agreement (the “Transition Services Agreement”) that governs certain services to be provided by Holcim to us, and by us to Holcim, to help facilitate our and Holcim’s respective transitions to standalone businesses. The charges for such services are generally intended to allow the service provider to recover all of its direct and indirect costs, and may include a reasonable markup of such costs. The services to be provided by and to either us or Holcim are principally set forth in schedules attached to the Transition Services Agreement, and include services currently being provided by us or Holcim to the other that we and Holcim need to continue receiving following the Spin-off to operate our respective businesses, including information technology and financial-related services, among others. The services to be provided under the Transition Services Agreement are to be provided for a specified period of time depending on the type and scope of services to be provided, up to two years from the effective date of the Transition Services Agreement.
Tax Matters Agreement
In connection with the Spin-off, the Company and Holcim entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
The Tax Matters Agreement, among other things, provides special rules that allocate tax liabilities in the event the Distribution or certain related transactions fail to qualify as transactions that are tax-free for U.S. federal income tax purposes or tax-neutral for Swiss tax purposes. Under the Tax Matters Agreement, we have generally agreed to indemnify Holcim and its affiliates against any and all tax-related liabilities incurred by them relating to the Distribution and certain related transactions, to the extent caused by any representation by us being incorrect, an acquisition of our shares or assets, or any other action undertaken or failure to act by us that is inconsistent with the restrictions set forth in the Tax Matters Agreement, which are applicable for periods of varying length, from two years to as long as five years following the Distribution. Pursuant to this obligation, we could be required to indemnify Holcim for, among other things, material amounts of Swiss corporate income tax, Swiss withholding tax, Swiss stamp duty and U.S. federal income tax obligations. This indemnification will apply even if Holcim has permitted us to take an action that would otherwise have been prohibited under the tax-related covenants described below.
Employee Matters Agreement
In connection with the Spin-off, the Company and Holcim entered into an employee matters agreement (the “Employee Matters Agreement”) to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company. The Employee Matters Agreement also governs the treatment of outstanding Holcim equity awards held by Amrize employees prior to the Spin-Off.
The Employee Matters Agreement provides that, following the Distribution, Amrize employees generally no longer participate in beneﬁt plans sponsored or maintained by Holcim and instead participate in beneﬁt plans maintained by the Company.
The Employee Matters Agreement also sets forth the general principles relating to employee matters relating to the Spin-off, including with respect to the assignment and transfer of relevant employees, the assumption and retention of liabilities and related assets, workers’ compensation, payroll taxes, regulatory ﬁlings, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and the duplication or acceleration of benefits.
IP Cross-License Agreement
In connection with the Spin-off, the Company, an affiliate of the Company and an affiliate of Holcim entered into an intellectual property cross-license agreement (the “IP Cross-License Agreement”), which agreement sets forth the terms and conditions pursuant to which we and Holcim will each grant and receive licenses to and from the other under patents, technology and related intellectual property to use in all fields of business. We and our affiliates have licensed to Holcim, and Holcim has licensed to us, certain patents, know-how and copyrights allocated to the other party under the Separation Agreement for use in the conduct of our respective businesses. Each respective license is non-exclusive, fully paid-up (without the obligation to pay any royalties), worldwide, perpetual, irrevocable and non-terminable (except with respect to certain change of control and assignment events).
Trademark License Agreement
In connection with the Spin-off, the Company, Holcim and an affiliate of Holcim entered into a trademark license agreement (the “Trademark License Agreement”) to provide us time to phase out use of certain names, trademarks and brands owned by Holcim. Under the Trademark License Agreement, Holcim has licensed to us certain trademarks related to the “Holcim” and “Lafarge” names and brands and certain other trademarks owned by Holcim for certain of our products and/or services, which license is exclusive (including as against Holcim) in certain jurisdictions in which we operate, subject to certain exceptions to exclusivity. We are required to use such names, trademarks and brands in a manner consistent with historical quality levels and not in a manner that would tarnish or otherwise adversely affect the reputation of the names, trademarks and brands, and Holcim, as a licensor, has certain quality control rights with respect to the licensed names, trademarks and brands. Such licenses have been obtained without additional consideration, and will last for up to thirty (30) months from the effective date of the Trademark License Agreement, unless earlier terminated by Holcim for uncured material breach by us or if we cease to use the licensed trademarks, or in the event of a change of control of or assignment to a third party by us or Holcim (in which case the party not undergoing the change of control or not undertaking an assignment, as applicable, will have certain rights to terminate).
Commercial Agreements
In connection with the Spin-off, we and Holcim entered into certain commercial agreements, including a framework supply agreement (the “Framework Supply Agreement”) and a manufacturing and purchase agreement (the “Manufacturing and Purchase Agreement”). The Framework Supply Agreement, among other things, governs the relationship between Amrize and Holcim pursuant to which we have been afforded purchase rights to Holcim’s cement exports to the United States on an arm’s length basis and on market terms. The Manufacturing and Purchase Agreement, among other things, governs the relationship between Amrize and Holcim pursuant to which we will manufacture and sell to Holcim certain products related to our portfolio of residential and commercial building performance solutions, including roofing, wall and lining products, on an arm’s length basis and on market terms.
Insider Trading Policy
The Company has adopted an Insider Trading Policy, which governs the purchase, sale and other dispositions of the Company’s securities by the Company’s directors, executive officers and associates. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards.
Option Timing Grant Policy
The Company does not have a policy on the timing of stock option grants, as it currently does not plan to issue stock options to its employees.
Corporate Governance Guidelines; Code of Conduct
The Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and the corporate governance policies and standards applicable to the Board. In addition, the Board has adopted a Code of Business Conduct that applies to all our directors, principal executive officer, principal financial officer, principal accounting officer and controller, and all employees. The full text of our Corporate Governance Guidelines and our Code of Conduct is available on our website at: https://investors.amrize.com/governance/governance-documents. We will also disclose on this page of our website any amendments to, or waivers from, the Code of Conduct.
Independent Auditor
Subject to approval of the shareholders, the Audit Committee of the Board has appointed Ernst and Young LLP (“EY”), an independent registered public accounting firm, as independent auditor to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending December 31, 2026. The shareholders are being asked to approve and ratify such appointment. A representative of EY will be available during the meeting to make a statement, if such representative so desires, and to respond to shareholders’ questions.

Although approval and ratification of the Audit Committee’s appointment of EY is not required, we value the opinions of our shareholders and believe that shareholder approval and ratification of the appointment is a good corporate governance practice. In the event of a negative vote on this proposal, the Audit Committee will reconsider its appointment of EY. Even if this appointment is approved and ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Principal Accountant Fees and Services
Ernst & Young AG audited our annual consolidated financial statements for the year ended December 31, 2025. Ernst & Young AG was initially engaged to audit our financial statements for the year ended December 31, 2024 in connection with our Registration Statement on Form 10 relating to the Spin-Off.
The following table presents the approximate fees for professional audit services rendered by Ernst & Young AG for the audit of our financial statements for the fiscal year ended December 31, 2025. Due to the Spin-Off, no fees are reflected for Amrize for the year ended December 31, 2024. Of the fee amounts presented in the table, $11,608,000 were paid by Amrize and the remaining amounts were paid by Holcim prior to the Spin-Off.

Ernst & Young AG 2025 (USD in ‘000s)
Audit Fees(1)	$12,608
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0
Total	$12,608

(1)
Includes audit fees related to professional services rendered in conjunction with the audit of our annual financial statements, the review of our quarterly financial statements, comfort letters, consents, the audit of our statutory filings, and other services pertaining to SEC matters.

Ernst & Young AG’s full time employees conducted a majority of the audit of the Company’s 2025 financial statements.
Principal Accountant for 2026
As previously disclosed, on February 19, 2026, at the direction of the Audit Committee, we engaged Ernst & Young LLP (“EY US”) as our independent registered public accounting firm for the year ending December 31, 2026, including performing reviews of the interim periods beginning with the period ending March 31, 2026. On the same date, the Audit Committee dismissed Ernst & Young AG (“EY Switzerland”) as our independent registered public accounting firm, given the engagement of EY US. The dismissal of EY Switzerland and the appointment of EY US were effective immediately. EY Switzerland will continue to serve as our statutory auditor under Swiss Law.
On June 23, 2025, Holcim completed the Spin-Off. With our primary operations in North America after the Spin-Off, we determined it appropriate to dismiss EY Switzerland and the appointment of EY US to better coordinate with our financial reporting function in the United States. In connection with the Spin-Off, Holcim had engaged EY Switzerland to audit our combined financial statements included in our Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission on February 28, 2025 (the “Form 10”). The report of EY Switzerland on our combined financial statements for each of the three fiscal years ended December 31, 2024, 2023 and 2022 included in the Form 10 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.
During the two fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through February 19, 2026, there were no (a) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Amrize and EY Switzerland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EY Switzerland, would have caused EY Switzerland to make reference to the matter in connection with its report, or (b) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than, as previously disclosed in the Form 10, we identified a material weakness in the design and operation of its internal control over financial reporting related to insufficient accounting and supervisory personnel who have the appropriate level of U.S. GAAP technical accounting experience and training. Prior to the Spin-Off, and at the time the material weakness was identified, we were not a standalone entity and did not have a board of directors or an audit committee. Therefore, the Audit Committee did not discuss the material weakness with EY Switzerland at the time the material weakness was identified. We have authorized EY Switzerland to respond fully to the inquiries of EY US concerning the identified material weakness.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through February 19, 2026, neither Amrize nor anyone on its behalf, consulted with EY US with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to Amrize that EY US concluded was an important factor considered by Amrize in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding the retention of the Company’s principal independent registered public accounting firm that requires pre-approval of all of the firm’s services by the Audit Committee or, in some cases, by the Chair of the Audit Committee. Prior to the engagement of our independent registered public accounting firm, our Audit Committee pre-approves the above-described services by category of service and maximum amount of fees per category. During the year, circumstances may arise when it may become necessary to engage the principal independent registered public accounting firm for additional services not contemplated in the original preapproval or for services in excess of the originally pre-approved amount. In those instances, the policy requires that we obtain the Audit Committee’s pre-approval for those services. If pre-approval is required between Audit Committee meetings, the Chair of the Audit Committee may pre-approve the services, provided that notice of such pre-approval is given to the other members of the Audit Committee and presented to the Audit Committee at its next regularly scheduled meeting. All services provided by Ernst & Young AG in fiscal year 2025 were pre-approved by the Audit Committee, or prior to the Spin-Off, by Holcim.

Report of the Audit Committee
The Audit Committee supports the Board of Directors in the performance of its supervisory duties, including with respect to the integrity of the Company’s financial statements, accounting and financial reporting practices and the internal and independent audit processes, including the independent auditor’s qualifications and independence, and the performance of the independent auditors and internal audit department.
The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter can be found on Amrize’s website https://investors.amrize.com/governance/governance-documents.
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025, with Amrize’s management. In addition, the Audit Committee has also discussed with Ernst & Young AG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young AG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young AG their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Amrize’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Submitted by the Audit Committee of the Board
Robert S. Rivkin, Chairperson
Dwight Gibson
Holli Ladhani
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, each of our directors, executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the SEC initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of our common stock. Such persons also are required by SEC regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2025, and on the written representations made by our directors and executive officers that no other reports were required, we believe that during the year ended December 31, 2024, the following reports were not filed in a timely manner: a Form 4 was filed late on August 14, 2025, on behalf of Mr. Jaime Hill to disclose one late transaction that occurred on August 8, 2025.
Shareholder Proposals for 2027 Annual General Meeting
We anticipate holding our 2027 Annual General Meeting on or about April 20, 2027. One or more registered shareholders who satisfy the minimum shareholding requirements in the Articles of Association may demand that an item be placed on the agenda for our 2027 Annual General Meeting of shareholders by delivering a written request describing the proposal to the Corporate Secretary of Amrize at our principal executive office in the United States no later than January 20, 2027.
In addition, if you are a registered shareholder and satisfy the shareholding requirements under Rule 14a-8 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), you may submit a proposal for consideration by the Board of Directors for inclusion in Amrize’s proxy statement for its 2027 Annual General Meeting by delivering a request and a description of the proposal to the Corporate Secretary of Amrize at our principal executive office in the United States no later than November 11, 2026. The proposal will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials under U.S. securities laws.
If you are a registered shareholder who intends to solicit proxies in support of director nominees other than Amrize’s nominees under Rule 14a-19 of the Exchange Act, you must submit notice to the Corporate Secretary of Amrize at our principal executive office in the United States no later than February 22, 2027. The notice will need to comply with Rule 14a-19 of the Exchange Act.
Under the Articles of Association only registered shareholders are recognized as Amrize shareholders. As a result, if you are not a registered shareholder you may not make proposals for the 2027 Annual General Meeting.

COMPENSATION REPORT FOR FISCAL YEAR 2025
The compensation disclosures in this proxy statement, consisting of the Compensation Discussion and Analysis, Report of the Compensation Committee, Compensation Tables, Director Compensation Disclosures and Swiss Compensation Report Tables (together the “Compensation Report”), have been designed to comply with both the proxy statement disclosure rules under U.S. securities laws, the Swiss corporate law and the standard relating to information on compensation in the Directive on Corporate Governance of the SIX Swiss Exchange. For Swiss law purposes, this Compensation Report is supplemented by the Swiss Compensation Report Tables prepared in compliance with the Swiss Code of Obligations.
Also referred to in the Swiss Compensation Report Tables is compensation for those members of our Board of Directors that receive compensation for their service on the Board (the “Non-Employee Directors”). Compensation details for our Non-Employee Directors can be found in the section of this report titled “Director Summary Compensation Table”.
This Compensation Report is an integrated part of our Invitation and Proxy Statement for our 2026 Annual General Meeting.
COMPENSATION DISCUSSION & ANALYSIS
Executive Summary
Amrize successfully completed the Distribution from our former parent company, Holcim AG (“Holcim”), on June 23, 2025 with listing on both the SIX Swiss Exchange (“SIX”) and New York Stock Exchange (“NYSE”). Following the Distribution, the Company’s newly formed Compensation Committee assumed responsibility of reviewing and approving the Company’s executive compensation programs and policies. This Compensation Discussion and Analysis (“CD&A”) discusses compensation programs associated with Amrize’s Chairman and Chief Executive Officer (“CEO”), Named Executive Officers (“NEOs”), and members of the Executive Management of the Company, otherwise referred to as the Executive Committee (“ExCo”).
This CD&A covers compensation program designs and philosophy pertaining to the entire fiscal year 2025, including compensation paid prior to the Distribution on June 23, 2025 (the “Distribution Date”). Prior to the Distribution, compensation decisions for the NEOs and ExCo were the responsibility of the Holcim Nomination, Compensation & Governance Committee. Following the Distribution, compensation decisions for these groups were overseen by the Amrize Compensation Committee.
For the purposes of this CD&A, we refer to the following individuals as our NEOs:
•	Jan Philipp Jenisch, our Chairman and Chief Executive Officer;
•	Ian Johnston, our Chief Financial Officer;
•	Denise Singleton, our Chief Legal Officer;
•	Jaime Hill, our President, Building Materials; and
•	Jake Gosa, our President, Building Envelope.
Our ExCo is defined by the Compensation Committee in keeping with Swiss corporate law and differs from the above NEOs. The ExCo includes additional individuals who are not NEOs as required by U.S. securities laws and are delineated by the Board of Directors.

Named Executive Officers (NEOs) in compliance with U.S. securities law	Executive Committee (ExCo) in compliance with Swiss corporate law
All NEOs listed in the left column, plus:
Jan Philipp Jenisch, CEO	Nollaig Forrest, Chief Marketing & Corporate Affairs Officer
Ian Johnston, CFO	Stephen Clark, Chief People Officer
Denise Singleton, Chief Legal Officer	Samuel Poletti, Chief Strategy and M&A Officer
Jaime Hill, President, Building Materials	Mario Gross, Chief Supply Chain Officer
Jake Gosa, President, Building Envelope	Roald Brouwer, Chief Technology Officer

Compensation and incentive design details disclosed in this CD&A - other than individual-specific details - are applicable to both the NEOs and the additional members of the ExCo, unless noted otherwise. For further details on our ExCo, see the Swiss Compensation Report Tables and Proposal 14 in the section “Annual General Meeting of Shareholders of Amrize - Agenda Items” above.

Fiscal Year 2025 Business Highlights
Fiscal year 2025 was a milestone year for Amrize, notable for navigating a complex transition to being an independent public entity following the Distribution while simultaneously delivering solid financial performance. The Company delivered top-line growth of 1% and generated strong free cash flow of $1.5 billion while at the same time made strategic investments in organic growth projects such as the Midlothian, Exshaw and St. Constant cement plants. Those investments are targeted to achieve operational efficiencies, expand production and meet customer demands. In addition to organic investments, the company completed 3 bolt-on acquisitions.

Strategic Progress
Completed the expansion of our flagship Ste. Genevieve cement plant in Q4 2025, adding 660 thousand tons of production capacity and improving efficiency at North America’s largest cement plant.

On track with new state-of-the-art Malarkey shingle factory in Indiana (50%+ production increase comissioned by the end of 2026) and beginning the expansion of our St. Constant cement plant in Quebec (300 thousand tons additional capacity).

Organic growth projects on track: investing to expand aggregates production by 200 million tons of reserves in Oklahoma to serve the fast growing Dallas-Fort Worth market; investing in our Midlothian, Texas cement plant (100 thousand tons additional capacity); investing in our Exshaw, Alberta cement plant (50 thousand tons additional capacity).

Supported over 30 data center projects in 2025 including large scale projects such as a new data center campus in Louisiana.

ASPIRE synergy program progressing with 450+ new logistics and service providers onboarded and 400+ projects underway, targeting 70 bps margin expansion in 2026 and on track to achieve $250 million synergies through 2028.

Stood up independent systems and operating models across Amrize’s functions in conjunction with the Distribution.

Established relationships with new investors in North America with ownership now representing 38% of total vs. 34% around the time of the Distribution.

Top-Line Growth
Total Company revenues up 1% to $11.8 billion reflecting continued infrastructure spend and improving commercial customer demand.

Building Materials revenue grew 2% to $8.5 billion with cement volumes down 1% and pricing up 0.3%, while aggregates volume was down 1% with freight adjusted pricing up 6%.

Building Envelope revenue down 2% to $3.3 billion driven by softer residential roofing demand. Residential roofing softness was driven by lower new construction and existing home sales as well as by milder storm seasons in 2025. The Ox Engineered Products acquisition contributed $107 million to Building Envelope revenue in 2025.

Bottom-Line Performance
Adjusted EBITDA of $3.0 billion, was down 5% vs. 2024. This reflects continued infrastructure spend and improving commercial market demand, offset by residential softness. Within Building Materials, results were driven by higher prices in both Cement and Aggregates. Within Building Envelope, residential roofing softness impacted overall results.

Fiscal Year 2025 Executive Leadership and Compensation Highlights
Fiscal year 2025 was a foundational year as we built teams and compensation programs that could establish future strategies for an independent Amrize and deliver against ambitious goals. The leadership team foundation was anchored by Jan Jenisch being appointed as CEO effective May 2025. Mr. Jenisch built a team of highly experienced and capable leaders, drawing upon internal talent (e.g., Messrs. Johnston and Hill), as well as attracting outstanding individuals such as Ms. Singleton and Mr. Gosa to lead key functions and businesses.
In conjunction with the Distribution, Amrize established a go-forward compensation philosophy and pay programs that would create a strong link between pay and performance, attract and motivate outstanding leaders, provide alignment with shareholders, and reinforce execution of the business strategy. Many of these elements represented a continuation of prior Holcim approaches, though they also reflect strategies that are specific to Amrize. Highlights of the pay program structures and related performance and pay alignment in fiscal year 2025 are noted below. Overall, our performance was strong, with incentive program results that reflected mixed performance across our Business Segments.

Element	Description	Fiscal 2025 Results
Compensation Philosophy
We have designed our executive compensation programs around the following core principles:

1.
Establish a strong link between pay and performance and create shareholder value.
2.
Attract, retain, and motivate a highly talented leadership team.
3.
Align executives’ interests with shareholders’ interests.
4.
Reinforce business strategies and drive long-term sustained shareholder value.

In conjunction with the Distribution, the Holcim Nomination, Compensation & Governance Committee (pre-Distribution) and Amrize Compensation Committee (post-Distribution) applied the pay philosophy in the determination and administration of Amrize’s new pay programs.

Base Salary	Target fixed compensation generally approximated market median to allow for attraction and retention of highly qualified leaders.	Aligned with pay philosophy. Established new pay levels for leaders from within Amrize as well as those that joined from outside the Company in conjunction with a review of market pay practices.

Annual Short-Term Incentive
Short-term incentive program which measures performance in fiscal year 2025 against a mix of top- and bottom-line financial metrics as well as objectives tied to operational effectiveness as approved by the Compensation Committee and Board.
Fiscal Year 2025 Bonus Payout: • Corporate Result: 133% of target • Segment President Results ○ Mr. Hill = 156% of target ○ Mr. Gosa = 79% of target

Annual Long-Term Incentive
Equity awarded in fiscal year 2025 fell into two categories:

•
Annual Equity Awards — granted as part of regular, ongoing programs for post-Distribution Amrize
•
Converted Equity Awards — granted as replacement equity for those executives who had been employees of the pre-Distribution combined entity and are now executives of post-Distribution Amrize

Both of these equity award programs were awarded
in entirely performance-based equity vehicles, whose
Equity Award Performance Cycles Completed in 2025: • Converted FY23–25 PSUs: 174% of target • Converted 2021 PSOs: 100% of maximum

Element	Description	Fiscal 2025 Results
realized value, if any at all, are dependent on performance measured Annual equity awards were aligned with U.S. market practices and the Company’s pay philosophy.

Benefits	The NEOs generally participate in our benefit programs on the same basis as all of our employees.

Compensation Program Overview
Compensation Philosophy
Following the Distribution, the Compensation Committee has reviewed and aligned our executive compensation principles and philosophy to best meet our go-forward business objectives and status as an independent, stand-alone company with a focus on the North American talent market. We have designed our executive compensation programs around the following core principles:
1.	Establish a strong link between pay and performance and create shareholder value.
2.	Attract, retain, and motivate a highly talented leadership team.
3.	Align executives’ interests with shareholders’ interests.
4.	Reinforce business strategies and drive long-term sustained shareholder value.
In accordance with the above principles, the Compensation Committee has set a majority of NEOs’ pay in variable compensation elements whose actual payout is contingent on Company and/or business unit performance against pre-determined goals set by the Compensation Committee and Board. Performance metrics and goals cover both strategic operating and financial goals to align with Amrize’s strategy and pay philosophy.
Consistent with our compensation philosophy to provide rewards that enable us to attract and retain strong leaders to drive business results, we generally approximate market median pay for comparable positions at similar companies. Positioning can vary somewhat based on factors such as experience in the role and individual performance.
How Our Executive Compensation is Set
Following the Distribution, the Board adopted a charter for the Compensation Committee, which gives, among its other responsibilities, oversight responsibility for executive compensation. In determining executive compensation, the Compensation Committee takes into consideration recommendations and input from the CEO, Chief People Officer, and third-party, independent advisors. However, the CEO and other executives do not attend sections of meetings that address determination of their own performance and/or compensation.
After each Compensation Committee meeting, the chair of the Compensation Committee reports to the Board of Directors on the activities of the Compensation Committee. The minutes of the Compensation Committee meetings are available to all members of the Board of Directors. The table below summarizes the responsibilities of the relevant parties in determining executive compensation:

Board of Directors
•
Approve CEO compensation and employment agreement
•
Approve the CD&A and proxy statement disclosure
•
Approve the maximum compensation amounts for the ExCo and Board of Directors to be submitted for approval to the Annual General Meeting
•
Develop and approve annual objectives for CEO that align with the Company’s strategic direction

Compensation Committee	• Establish executive compensation philosophy • Propose compensation policy for CEO and other ExCo members to the Board • Define and implement criteria for variable short- and long-term compensation

•
Make recommendations to the Board on new or amended incentive-based and equity-based compensation plans
•
Approve compensation levels for other ExCo members within the limits approved at the Annual General Meeting
•
Recommend to the Board annual targets for CEO and other ExCo members under the Company’s incentive compensation programs
•
Review and approve, for the CEO and other ExCo members, employment agreements, non-competition agreements, and special benefits for executives
•
Review peer group companies for compensation benchmarking and provide market comparison data to the Board
•
Review the adherence of Board members, CEO, and other ExCo members to the stock ownership guideline
•
Propose to the Board the CD&A
•
Propose to the Board the maximum compensation amounts for the ExCo and the Board of Directors to be submitted to the Annual General Meeting for approval

CEO
•
Make recommendations to the Compensation Committee pertaining to annual performance objectives including short- and long-term incentive plan goals
•
Make recommendations to the Compensation Committee on performance of ExCo members
•
Recommends compensation levels of our ExCo members (except for his own pay)
•
Preparation of strategic direction for the Company and propose to Board for approval

Independent Advisors
The Compensation Committee retains the authority to obtain professional consultancy services and other advisors as needed to fulfill its responsibilities. In fiscal year 2025, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”) and PwC Switzerland as its independent compensation advisors.

Semler Brossy provided no services to the Company in fiscal year 2025 other than executive and director compensation consulting and advisory services. There are clear rules and controls in place to ensure the independence of the consultant.

PwC Switzerland provided other services to Amrize in fiscal year 2025 and there are clear rules and controls in place to ensure the independence of the consultant.

The Compensation Committee enlisted both U.S. and Swiss consultants in recognition of the added complexity of operating in both the U.S. and Swiss regulatory environments. Primary responsibilities are to:

•
Conduct annual assessments of the compensation peer group
•
Assist with design and market benchmarking of our short- and long-term incentive plans
•
Analyze executive compensation levels and practices of companies in our compensation peer group
•
Ensure alignment with the relevant regulatory, governance, and shareholder requirements
•
Review and provide input on our CD&A
•
Review and provide input on the compensation motions to be submitted to the Annual General Meeting
•
Provide advice with respect to best practices to the Compensation Committee
•
Provide ad hoc advice and support on compensation- and governance-related matters

Compensation Peer Group
Following the Distribution, the Compensation Committee approved the peer group that had been used by our former parent company’s Nomination, Compensation & Governance Committee to benchmark pay levels and design features, including mix and performance criteria. This group focused on U.S. publicly traded companies to correspond with the Company’s North American business focus and competition in the U.S. executive talent market.

To help guide the Compensation Peer Group selection process in an objective manner, the following criteria were used to select companies included in this group:

Element	Primary Criteria	Rationale
Geographic Focus	Publicly Traded U.S. Companies	The group is intended to reflect Amrize’s focus on the North American talent and business markets.

Industry	Building Products and Construction Materials sectors	These sectors represent Amrize’s primary business focus, though adjacent industrial sectors are also reviewed given the limited availability of direct competitors.

Financial Size	Similar in revenue and market capitalization size to Amrize	Defined as approximately one-third to three times Amrize’s annual revenue and market capitalization at the time of review

The Compensation Committee intends to review the composition of this peer group on an annual basis to ensure that companies of appropriate size, complexity, and business relevance are included. Our independent compensation consultants will assist in these reviews.
Based on these criteria, the Compensation Committee reviewed with its independent compensation consultants and approved in August 2025 the following peer group of 18 publicly-traded companies, which it used to benchmark pay and governance practices in fiscal year 2025 and intends to use for fiscal year 2026 with no changes:

3M Company	Dupont de Nemours	Owens Corning
Builders FirstSource	Johnson Controls International	PPG Industries
Carlisle Companies	Martin Marietta Materials	RPM International
Carrier Global	Masco	The Sherwin-Williams Company
Celanese	Nucor	Trane Technologies
CRH	Otis Worldwide	Vulcan Materials Company

This set of peers is used to benchmark executives’ pay against data for roles comparable to their respective position at Amrize. Where necessary due to insufficient disclosure, peer data is supplemented with broad market survey data, scaled to the appropriate revenue scope and role for each executive. A benchmarking analysis of executive compensation was conducted in fiscal year 2025 and is intended to be conducted — with input from independent advisors as retained by the Compensation Committee — on an annual basis.
Total Direct Compensation Overview
Each ExCo member has a target total direct compensation opportunity made up of three components: (1) annual base salary (“Base Salary”), (2) annual short-term incentive or annual bonus (“Bonus”), and (3) annual long-term incentives delivered in equity (“LTI”). A majority of our ExCo members’ annual compensation for fiscal year 2025 was delivered in variable pay elements whose ultimate realizable value depended on performance against Amrize’s strategic operational and financial goals as established by the Compensation Committee and the Company’s share price. Amrize believes this approach motivates executives to consider the impact of their decisions on shareholder value. This performance-based pay mix approach was done in consultation with market analysis of U.S. pay practices prepared by the Compensation Committee’s independent advisor (Semler Brossy).

The following charts show the percentage of target pay1 which is denominated in each of the three aforementioned components for our CEO, Non-CEO NEOs, and other Non-CEO ExCo members in fiscal year 2025.
(1)	Percentage mix values are calculated based on target values of performance-based cash and equity elements.

CEO

Salary
11%
Bonus
17%
LTI
72%
89%
Performance-Based,
Variable Pay

Non-CEO NEOs

Salary
26%
LTI
51%
Bonus
23%
74%
Performance-Based,
Variable Pay

Non-CEO ExCo Members

Salary
30%
LTI
46%
Bonus
24%
70%
Performance-Based,
Variable Pay

This mix of pay elements is intended to align Amrize’s executive compensation with shareholder value creation and the Company’s executive compensation philosophy.

Element	Purpose	Metric
Fixed Pay Elements

Base Salary	Provide fixed compensation to attract and retain talent	Salary is delivered fully in cash and tied closely to the competitive market data from our compensation peer group for each executive’s respective role and individual performance
Variable Pay Elements

Annual Short-Term Incentive	Reward for short-term performance and define near-term goals for the executive team
Vehicle: Cash
Performance Period: One Year
Payout Range: Payout between 0-200% of target value based on achievement of specified weighted performance goals.
Performance Metrics (Weighting):
•
Adj. EBITDA Growth (40%)
•
Cash Conversion (25%)
•
Revenue Growth (20%)[1]
•
Health, Safety, and Environment (HSE) Scorecard (15%)

Segment Presidents: Final payout for Messrs. Hill and Gosa is weighted 70% to performance of their respective Business Segments and 30% to Amrize corporate results

Element	Purpose	Metric
Annual Long-Term Incentive
Reward for long-term performance and to align executives with shareholder interests through share-based equity. This vehicle is also critical to retention of executive talent due to the multi-year vesting schedule

Vehicle: 100% Performance-Based Stock Units (PSUs)
Performance Period: Three Years
Vesting: Annual LTI awards cliff vest at the end of the three-year performance period subject to performance achievement
Payout Range: Payout between 0-200% of target value based on achievement of specified weighted performance goals.
PSU Performance Metrics (Weighting):
•
Adj. EPS Growth (50%)
•
Relative TSR (rTSR) compared to the S&P 500 Industrials Index (50%)

(1)	Revenue growth reflects Amrize’s reported revenue excluding transformational M&A.
As required by Swiss corporate law, our Articles of Association include provisions on compensation (full version: https://investors.amrize.com/_assets/_7cfd2b2d99877568dd67b664ed794252/amrize/db/928/9518/file/Amrize-
Articles-of-Assoc-June-2025.pdf):
•	Art. 19: Remuneration of the Board of Directors
•	Art. 20 and 21: Compensation Committee
•	Art. 23: Compensation of the Board of Directors and Executive Management - Approval by the Annual General Meeting
•	Art. 24: Compensation of the Board of Directors and Executive Management – Supplementary Amounts
•	Art. 25: Compensation of the Board of Directors and Executive Management – General Principles of Compensation
•	Art. 26: Compensation of the Board of Directors and Executive Management – Retirement Benefits
•	Art. 27: Agreements with Members of the Board of Directors and the Executive Management – Employment and Agency Agreements
•	Art. 28: Mandates outside the Company – External Mandates

Executive Compensation Best Practices
The Compensation Committee adheres to the following principles in setting executive compensation design to align with best market practices and reinforce Amrize’s values:

What We Do	What We Avoid
Link Pay to Performance – A substantial portion of total pay for our ExCo members is delivered in at-risk, variable pay components linked to performance.

Engage with Independent Compensation Consultants – The Compensation Committee directly engages third-party advisors to review our compensation programs and provide guidance on compensation matters independent of management.

Annual Compensation Review – The Compensation Committee, along with its independent advisors, conducts an annual review of our compensation programs, philosophy, and strategy.

Annual Compensation Risk Assessment – Material adverse risks that may arise from the Company’s compensation programs are evaluated by the Compensation Committee on an annual basis.

Emphasize Long-Term Equity Compensation – A majority of our NEOs’ and ExCo members’ annual compensation is delivered in the form of equity which is subject to and may only vest on the basis of performance measured over a multi-year period against goals set by the Compensation Committee.

Maintain Robust Stock Ownership Guidelines – We require our ExCo members and Non-Employee Directors to acquire and maintain a meaningful equity stake in the Company.

Enforce and Maintain a Compensation Recovery Policy – We have adopted a compensation recovery policy that provides for the recoupment of erroneously awarded incentive-based compensation from our Section 16 officers in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Prohibit Hedging, Pledging and Short Sales – Under our Anti-Hedging and -Pledging Policies, we prohibit our Directors, ExCo members, and other executive officers from any short sales, transactions in derivatives, hedging, and pledging of Amrize securities.

Guaranteed Bonus or Equity – The entirety of pay delivered through our short- and long-term incentive programs is at-risk and subject to actual performance against pre-determined goals.

Special Retirement Programs – We do not offer pension arrangements, nonqualified deferred compensation loans or special arrangements for retirement to our ExCo members other than our Section 401(k) plan generally available to all employees in the U.S. and our Swiss statutory pension plan provided to all employees in Switzerland as required by Swiss law.

Unearned Dividend Payments – We do not pay dividends or dividend equivalents on unearned PSUs.

Excessive Perquisites – Benefits and perquisites provided to our executives are aligned and benchmarked against peer practices.

Tax Gross-Ups – Tax reimbursement payments are avoided for our executives to the extent that benefits provided incur taxes.

Single-Trigger Equity Vesting in Event of a Change in Control – Equity acceleration is not automatically provided in case of a change in control.

Sign-on and Severance Payments – As required by Swiss law, we do not pay sign-on or severance payments to ExCo members.

Compensation Program Details
Amrize completed its separation from Holcim on June 23, 2025, the Distribution Date. Compensation reported in this CD&A focuses on pay executive officers have received in service at Amrize during fiscal year 2025, both pre- and post-Distribution. During fiscal year 2024 and prior to the Distribution on June 23, 2025, Amrize was a division of Holcim. Full-year details are also reflected in our compensation tables (see Summary Compensation Table and Grants of Plan-Based Awards).
Base Salary
We provide our executives with base salaries to provide a fixed amount of cash compensation. We view this component of pay as critical to the retention and recruitment, as applicable, of a capable management team.
In fiscal year 2025, the Compensation Committee conducted a competitive review of our NEOs’ and ExCo members’ base salaries with competitive market analysis provided by Semler Brossy. Executive base salaries are intended to align with our compensation philosophy regarding positioning against U.S. market pay data for officers’ respective roles as well as consider Company and individual performance.
The table below shows the annual base salary rates of our NEOs as of December 31, 2025. Unless noted otherwise, 2025 base salaries shown below were effective beginning January 1, 2025.

Name	2025 Annual Base Salary (gross)
Jan Jenisch(1)	CHF 1,178,400 $1,486,669
Ian Johnston	$700,000
Denise Singleton	$725,000
Jaime Hill	$700,000
Jake Gosa(2)	$650,000

(1)
Mr. Jenisch served as Non-Executive Chairman of Holcim AG from May 1, 2024 until May 14, 2025. After Holcim’s 2025 Annual General Meeting, Mr. Jenisch transitioned to his current role as CEO of Amrize and shifted to his 2025 rate of salary of CHF 1.178 million effective May 15, 2025. Actual base salary for 2025 was pro-rated for Mr. Jenisch’s time served in role in fiscal year 2025. Dollar values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1 CHF: 1.2616 USD). Mr. Jenisch receives a salary denominated in CHF; value in USD is shown for informative purposes only.

(2)	Mr. Gosa was hired as President, Building Envelope effective March 2025. His actual base salary paid in fiscal year 2025 was pro-rated for time served in role.
Since compensation arrangements with certain executive officers (e.g., Mr. Jenisch) are denominated in CHF, the USD values are subject to currency exchange fluctuations. For example, Mr. Jenisch’s initial salary was set at CHF 1.178 million (as disclosed in our Form 10) and remained unchanged for the duration of his 2025 service at Amrize. However, the converted value increased due to a change in CHF to USD currency exchange rates (1 CHF: 1.1035 USD as of December 31, 2024 and 1 CHF: 1.2616 USD as of December 31, 2025).
Annual Short-Term Incentive
Our bonus is intended to reward and motivate executives for performance against financial and strategic operational metrics. This is consistent with our executive compensation philosophy of providing a meaningful portion of our executives’ total pay in the form of variable, at-risk pay vehicles.
Each ExCo member has a target award opportunity set as a percentage of their base salary. The target percentage is set with consultation of U.S. market practices, individual performance, internal positioning, and considerations for the individual’s total target compensation package and is reviewed by the Compensation Committee’s independent advisors. The target percentage for NEOs is disclosed below. For the other ExCo members, it ranges from 60% to 90% of base salary.
The annual cash bonus is intended to reward strong performance with above-target payouts and weaker performance with below-target payouts to provide a competitive total compensation package that directly aligns executive pay with Company performance. Target award amounts are not guaranteed, and any realized portion of the annual bonus is wholly dependent on achievement of performance goals set by the Compensation Committee.

Annual cash bonus outcomes for Messrs. Jenisch and Johnston and Ms. Singleton were based entirely on Amrize corporate results for fiscal year 2025. Messrs. Hill and Gosa’s (our “Segment Presidents”) annual cash bonuses were based on both Amrize corporate and business-segment-specific results for either Building Materials or Building Envelope (our “Business Segments”), respectively.

Name	Business Segment	2025 Annual Base Salary (gross)		Target Annual Cash Bonus as % of Base Salary		Target Annual Cash Bonus (gross)
Jan Jenisch(1,2)	N/A	CHF 1,178,400	x	150%	=	CHF 1,767,600
		$1,486,669	x	150%	=	$2,230,004
Ian Johnston	N/A	$700,000	x	90%	=	$630,000
Denise Singleton	N/A	$725,000	x	85%	=	$616,250
Jaime Hill(3)	Building Materials	$700,000	x	90%	=	$630,000
Jake Gosa(3)	Building Envelope	$650,000	x	90%	=	$585,000

(1)
Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1 CHF: 1.2616 USD). Mr. Jenisch receives a single bonus denominated in CHF; values in USD are shown for informative purposes only.

(2)
Value shown reflects the annualized target value for Mr. Jenisch. Mr. Jenisch’s actual target bonus in FY25 was pro-rated based on the portion of the performance period served in role following his transition to his current role as CEO of Amrize effective May 15, 2025.

(3)
Messrs. Hill and Gosa, as Segment Presidents, have a majority of their annual cash bonus (70%) tied to their respective Business Segment’s performance. 30% of their annual cash bonus is still tied to full-company, Amrize results which are the same as other NEOs.

We believe weighting a majority of our Segment Presidents’ annual short-term incentives outcomes to performance for their respective Business Segment is consistent with our executive compensation philosophy of aligning pay with performance and promotes divisional performance and results. This design makes realizable, annual cash pay contingent on performance of the business directly overseen by these two individuals, while also maintaining a portion of their annual incentive tied to Amrize corporate performance.
In designing our annual cash bonus program, we leveraged the design of our pre-Distribution parent company, Holcim, to inform Amrize’s design. However, the Compensation Committee and Board approved a final design that fully aligned with our status as an independent public entity operating primarily in the North American business market. The Compensation Committee and Board’s approvals were made in conjunction with a competitive market analysis completed by Semler Brossy of short-term, cash incentive plans among our peer group.
Performance Metrics
Financial performance is measured in our annual short-term incentive against pre-established goals for Adjusted EBITDA Growth, Cash Conversion, and Revenue Growth. These financial measures were selected for their direct connection to Amrize’s business strategy and ability to drive value for the Company.
In addition to a majority of weighted financial metrics—and consistent with our pre-Distribution parent company design—we elected to include a weighted metric measuring performance against Health, Safety, and Environmental (HSE) goals critical to the Company’s performance and operational effectiveness. The HSE scorecard measures achievement of certain goals related to the safety and sustainability of our operations across three factors:
•	HSE Improvement Plan (HSE-IP): Includes strategic objectives such as key risk control, process safety management, health & well-being, industrial hygiene, road safety, and incident elimination control
•	Critical Risk Elimination (CRE): Action closure of objectives that are determined from an HSE audit of operations and safety management processes
•	Lost-Time Injury Frequency Rate (LTIFR): Measures improvement of reducing time lost to workplace injuries in the course of operations
Each of these HSE scorecard measures is evaluated separately for the individual Business Segments and at the corporate level, and scores are applied accordingly for individuals subject to Business-Segment-specific metrics.

We believe this design and choice of metrics aligns directly with our strategic objectives, performance goals, business priorities, and shareholder interests. See “Definition and Reconciliation of Non-GAAP Measures” for further details on our definition of certain of these measures.
NEO and ExCo Annual Cash Bonus Metric Mix (other than Segment Presidents)

Metric	Weighting	Rationale
Adjusted EBITDA Growth	40.00%	Encourages topline growth and responsible expense management from our executive team; aligns performance with a key strategic priority for Amrize
Cash Conversion	25.00%	Encourages financial and operating efficiency
Revenue Growth	20.00%	Further emphasizes topline growth and aligns with investor expectation and peer company practices
Health, Safety, and Environment (HSE) Scorecard	15.00%	Provides a direct assessment of strategic objectives and aligns with company philosophy

Annual cash bonuses for our Segment Presidents used the same mix of metrics but weighted 30% to Amrize corporate results and 70% to Segment-specific results. For the avoidance of doubt, the mix of metrics used for each of our Segment President aligned with the results of their respective Business Segment was as follows:
Segment President Annual Cash Bonus Metric Mix

	Metric	Corporate- or Segment-Portion Weighting	Blended Weighting (% of total)[1]
Amrize Corporate (30% of total for Segment Presidents)	Adjusted EBITDA Growth	40.00%	12.00%
	Cash Conversion	25.00%	7.50%
	Revenue Growth	20.00%	6.00%
	Health, Safety, and Environment (HSE) Scorecard	15.00%	4.50%

Business Segment (70% of total for Segment Presidents)	Adjusted EBITDA Growth	40.00%	28.00%
	Cash Conversion	25.00%	17.50%
	Revenue Growth	20.00%	14.00%
	Health, Safety, and Environment (HSE) Scorecard	15.00%	10.50%

(1)
Represents the product of the weighting of a given Amrize corporate or Business Segment metric and the weighting of Amrize corporate or Business Segment results for the applicable individual’s bonus outcome.

Annual cash bonus payouts for fiscal year 2025 were based on the above mix of metrics as indicated for each executive. Each financial metric has a threshold goal below which no annual cash bonus will be earned. Payouts for performance between threshold, target, and maximum goals would be determined using linear interpolation. The final payout of annual cash bonuses may range from between 0% to 200% of each executive’s target bonus amount.
Fiscal Year 2025 Bonus Achievement
For Fiscal Year 2025, the Compensation Committee approved the goals below for our annual cash bonus metrics. Note, the target performance levels for adjusted EBITDA growth and Revenue growth were both set at a slightly negative level. These reflect the anticipated headwinds in the business due to macroeconomic uncertainty. Threshold and maximum performance achievement against performance metrics corresponded to 50% and 200% payouts, respectively, as a percentage of the target bonus amount.

	Metric	Weighting	Threshold (50% of target)	Target (100% of target)	Maximum (200% of target)	Actual	Payout as % of Target Bonus	Weighted Average Payout as % of Target Bonus
Amrize Corporate — applicable to all NEOs	Adj. EBITDA Growth	40%	-10.00%	-5.00%	1.00%	-5.40%	95.40%	133%
	Cash Conversion	25%	40.00%	45.00%	55.00%	48.60%	136.20%
	Revenue Growth	20%	-3.00%	-1.00%	2.00%	0.50%	152.50%
	HSE Scorecard	15%	55	85	100	100	200.00%

Building Materials — applicable to Mr. Hill	Adj. EBITDA Growth	40%	-7.40%	-3.10%	3.40%	-2.00%	115.80%	166%
	Cash Conversion	25%	43.00%	45.70%	57.00%	61.00%	200.00%
	Revenue Growth	20%	-2.10%	-0.60%	2.90%	2.80%	198.1%
	HSE Scorecard	15%	55	85	100	100	200.00%

Building Envelope — applicable to Mr. Gosa	Adj. EBITDA Growth	40%	-3.00%	1.30%	7.80%	-6.70%	0.00%	56%
	Cash Conversion	25%	48.00%	52.40%	62.00%	52.90%	105.40%
	Revenue Growth	20%	-4.40%	-2.90%	0.60%	-4.90%	0.00%
	HSE Scorecard	15%	55	85	100	100	200.00%

Our fiscal year 2025 results are reflective of full-year Amrize performance, encompassing both our time as a division of Holcim and post-Distribution, as an independent public entity. These goals were set by the Compensation Committee and Board with the intention to encourage business growth and substantive, strong performance from our executive team.
Performance against these metrics resulted in a payout percentage of 133% for Amrize corporate performance. Business Materials’ performance - making up 70% of Mr. Hill’s award - resulted in a payout percentage of 166% target. Building Envelope’s performance - making up 70% of Mr. Gosa’s award - resulted in a payout percentage of 56% of target. Annual cash bonuses were calculated as shown below.
Messrs. Jenisch and Johnston and Ms. Singleton:

Mr. Hill:

Mr. Gosa:

The Compensation Committee approved annual cash bonus payouts in the following amount for our NEOs for fiscal year 2025:

Name	Target Cash Bonus (gross)	Actual Bonus Payout (as % of Target)	Actual Bonus Payout (gross)
Jan Jenisch(1,2)	CHF 1,113,830	133%	CHF 1,477,511
	$1,405,208		$1,864,028
Ian Johnston	$630,000	133%	$836,262
Denise Singleton	$616,250	133%	$818,010
Jaime Hill(3)	$630,000	156%	$982,737
Jake Gosa(3)	$585,000	79%	$463,730

(1)
Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1 CHF: 1.2616 USD). Mr. Jenisch receives a single bonus denominated in CHF; values in USD are shown for informative purposes only.

(2)	Mr. Jenisch’s target cash bonus was pro-rated based on the portion of the performance period served in his current role.
(3)
Messrs. Hill and Gosa, as Segment Presidents, have a majority of their annual cash bonus tied to their respective Segment’s performance. 30% of their annual cash bonus is still tied to full-company, Amrize results.

Amrize navigated a complex transition to being an independent public company while delivering solid financial performance amidst a challenging business environment. The Compensation Committee and Board determined that the approved annual cash bonus payouts to our NEOs reflect Amrize’s performance during fiscal year 2025.
Long-Term Incentives
The Compensation Committee made equity grants to our ExCo in connection with the successful Distribution and our status as an independent public entity in fiscal year 2025. Our ExCo received annual equity grants in the intended normal course of our annual compensation program that is intended to provide executives with a total target compensation package that is competitive in the U.S. market for their respective role.
Additionally, in connection with the Distribution and history as a division of Holcim, we assumed and transitioned equity awards from our then parent company, Holcim, into awards with respect to shares of Amrize listed on either the NYSE (“NYSE: AMRZ”) or SIX (“SIX: AMRZ”). This applied only to select ExCo with outstanding Holcim equity awards immediately prior to the Distribution (the “Converted Equity Awards”). These awards were granted in the form of performance stock units (“Converted PSUs”) and performance stock options (“Converted PSOs”) that were and continue to be entirely performance-based. Converted Equity Awards are considered to be neither additional compensation nor part of annual target compensation.
Annual Equity Awards
The Compensation Committee set target award opportunities for our ExCo based on an assessment of competitive market practices in our peer group and broader market in consultation with its independent advisors, as well as with consideration of the experience profile and performance of the individual. The target opportunities of our executives’ equity awards are intended to be competitive for their respective roles in the U.S. market. These equity awards (at their target opportunity value) constitute a majority of our executives’ annual target pay and tie a large portion of our executives’ pay to the shareholder experience.

Component	Detail	Rationale
Equity Vehicle	100% Performance-Based Stock Units	Aligns with our compensation philosophy of aligning pay with performance
Metrics	Adjusted EPS (50% weighting) Relative TSR vs. S&P 500 Industrials Index (50% weighting)	These two metrics directly align with Amrize’s business objectives to grow our overall profits and create shareholder value
Performance Period	3 years	Both metrics are measured on a multi-year basis to orient executives to long-term performance and value creation

Component	Detail	Rationale
Vesting	3-year cliff vest	Provides long-term shareholder alignment and encourages retention of our senior leaders

Annual equity awards are delivered solely in performance-based stock units (“PSUs”). We believe this equity vehicle is consistent with our executive compensation philosophy of rewarding pay for performance and engages and energizes our executive team to execute our long-term business strategy. The entirety of the realizable value of these equity awards is dependent on company financial and market performance evaluated against pre-determined goals set and approved by the Compensation Committee and Board.
Target long-term incentive award opportunities are defined as follows for each of our NEOs:

Name	2025 Annual Base Salary (gross)	Target Annual Equity Award Opportunity (as % of Base Salary)	Target Annual Equity Award Opportunity (gross)
Jan Jenisch(1)	CHF 1,178,400	650%	CHF 7,659,600 $9,425,001
Ian Johnston	$700,000	200%	$1,400,000
Denise Singleton	$725,000	200%	$1,450,000
Jaime Hill	$700,000	200%	$1,400,000
Jake Gosa(2)	$650,000	200%	$1,300,000

(1)
Mr. Jenisch served as Non-Executive Chairman of Holcim AG from May 1, 2024 until May 14, 2025. After Holcim’s 2025 Annual General Meeting, Mr. Jenisch transitioned to his current role as CEO of Amrize and shifted to his 2025 rate of salary of CHF 1.178 million effective May 15, 2025; his annual equity grant in 2025 was made at the full-year value. Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on August 11, 2025 (1 CHF: 1.2303 USD). Mr. Jenisch’s equity award value was converted from CHF to USD for the purposes of granting equity in shares of Amrize listed on the NYSE.

(2)
Mr. Gosa was hired as President, Building Envelope effective March 2025. His actual base salary paid in fiscal year 2025 was pro-rated for time served in role, and his annual equity award was granted at the full-year value.

The target long-term incentive award opportunities for the other members of the ExCo range from 100% to 200% of Base Salary.
Executives whose pay is denominated in CHF (e.g., Mr. Jenisch) are granted annual equity in Amrize shares based on NYSE: AMRZ, same as for our other executives. These individuals’ CHF-denominated target opportunities were converted to U.S. dollars for the purpose of making equity grants using the single-day currency exchange rate on the date of grant. For fiscal year 2025, our annual equity grants were made on August 11, 2025 and CHF-denominated pay was converted to USD for the purpose of making equity grants using the spot rate on that day (1 CHF: 1.2309 USD).
Our PSU metrics were selected with the intention of aligning our executive decision-making and operating performance with business priorities most relevant to the Company’s long-term growth, success, and value creation. The Compensation Committee reviewed and approved the PSU design in August 2025 and was supported in its decision-making process by a competitive market analysis conducted by Semler Brossy of similar long-term incentive programs among our peer companies.
Fiscal Year 2025–2027 PSU Metrics

Metric	Weight	Rationale
Adj. EPS	50%
Aligns our executives with a financial metric that is critical to our long-term success. The Company’s ability to generate long-term, sustainable bottom-line profits is intrinsically tied to Amrize’s growth and value creation.

Relative TSR (rTSR) vs. S&P 500 Industrials Index	50%
Aligns our executives directly with the shareholder experience and provides a market-focused balance to the EPS metric. Stock price performance, including reinvestment of dividends, is measured against the S&P 500 Industrials Index, a standard index of U.S. companies that are comparable in financial size and business scope to Amrize.

Annual equity awards will vest based on Company performance evaluated against pre-determined goals approved by the Compensation Committee; no portion of the award is guaranteed or absent of performance-based conditions. Performance that falls below the threshold goal for each metric will result in no achievement of any portion of the award weighted to the respective metric. The PSUs may be achieved in a range of 0% to 200% of the target award opportunity.
Fiscal Years 2025–2027 PSUs (granted August 11, 2025)

Metric	Weight	Threshold (50% of target)	Target (100% of target)	Maximum (200% of target)
Adj. EPS	50%	Performance goals will be disclosed following the conclusion of the performance period
rTSR vs. S&P 500 Industrials Index	50%	25th percentile	50th percentile	≥75th percentile

Award Treatment
Shares delivered for vested PSUs are not subject to any holding period.
Unvested PSUs remain subject to conditions established by the Company governing their treatment under various termination scenarios.
In case of termination of employment for cause or voluntary termination, unvested PSUs shall be forfeited in full. In the case of death, unvested PSUs will immediately vest in a pro-rated amount at target performance based on the portion of the performance period during which the executive served. In the case of a Change in Control event, unvested PSUs shall vest based on whether the successor entity assumes the unvested PSUs at the time of the event. If the awards are not assumed or substituted, unvested PSUs shall vest in the full awarded amount based on actual performance measured at the time of the Change in Control. If the award is assumed or substituted by the successor entity and the participant is terminated within 18 months of the Change in Control without Cause or voluntarily resigns for Good Reason, then the award will vest in full based on actual performance.
In the case of Good Leaver Events (Involuntary Termination without Cause, Disability, Retirement), a pro-rated portion of the awards based on the portion of the performance period during which the executive served shall remain outstanding and continue to be delivered and vest on the original grant schedule based on actual performance measured at the end of the grant’s original performance period.
For further discussion and details on treatment of these awards in varying termination scenarios, see the section titled “Potential Payments upon Termination or Change in Control.”
Jake Gosa New-Hire Replacement Equity Award
Mr. Gosa’s joined as President, Building Envelope effective March 2025. Mr. Gosa’s compensation package was designed with consideration of the competitive market for executive talent, his prior experience, and criticality of role to the future success of Amrize. His total pay package was determined in conjunction with a review of market data for similar roles among our peer companies provided by Semler Brossy.
As an incentive to accept his offer, Mr. Gosa was awarded time-based restricted stock units with a target value of $2.635 million. This equity award was approved by the Compensation Committee and Board in August 2025 as a make-whole to account for forfeited compensation from Mr. Gosa’s previous employer in connection with acceptance of his employment offer. This award was granted on the same date in August 2025 as our fiscal year 2025 annual equity grants. This equity award has a vesting schedule so that $1.75 million of the target value will vest on the one-year anniversary of the grant date, and the remaining $885,000 will vest on the two-year anniversary subject to continued employment.
Converted Equity Awards
Select members of our executive team were employed at our former parent company, Holcim, and have since become NEOs or ExCo members of Amrize. These executives had generally worked in the North American Business Segments of pre-Distribution Holcim and/or oversaw entire corporate functions inclusive of pre-Distribution Holcim’s North American business. The NEOs impacted include Messrs. Jenisch, Johnston, and Hill.

Equity awards that were outstanding immediately prior to the Distribution for these select executives were assumed by Amrize to provide continuity and further align executives with Amrize’s go-forward business objectives. These awards were and continue to be entirely contingent on performance-based conditions reviewed by the Compensation Committee and Board.
These equity awards were granted in the form of PSUs and PSOs. Upon assumption by Amrize, these equity awards were converted from shares of Holcim to shares of Amrize based on our listing on either the NYSE or SIX in a method consistent with that described in our Employee Matters Agreement filed as Exhibit No. 10.3 with our Form 8-K on June 23, 2025. These equity awards were converted to shares of Amrize based on our listing on either the NYSE or SIX and granted to the applicable executives on the Distribution Date.
The conversion mechanics (see sections “Step 1: Converted PSO Share Unit Conversion” and “Step 2: Converted PSO Strike Price Adjustment” for further details) associated with granting these awards in shares of Amrize resulted in an incremental expense to the value of Mr. Jenisch’s Converted PSOs of $102,171. This amount does not reflect additional compensation awarded by the Compensation Committee to Mr. Jenisch and is solely a result of administrative actions taken in connection with our Distribution.
These awards did not lose their performance-based conditions upon conversion to Amrize shares. The entirety of any realized value from the Converted Equity Awards continues to be contingent on performance conditions and no portion of these awards are guaranteed to our executives. The Converted Equity Awards are subject to a combination of financial and market conditions with a goal-setting philosophy that is similar to our annual equity awards.
Converted PSUs
PSUs granted by our former parent company were converted to PSUs tied to Amrize shares based on NYSE: AMRZ. The number of PSUs to grant1 was determined by multiplying the number of Converted PSUs held immediately prior to the Distribution by the ratio of SIX: HOLN’s closing price on the last trading day (June 20, 2025) preceding the Distribution Date (June 23, 2025) to SIX: AMRZ’s opening price on the Distribution Date, equal to 2.0365 (the “Conversion Ratio”)2.
Converted PSU Share Unit Conversion

This conversion method was designed to keep consistent the fair value of the equity awards between the two discrete points immediately prior to and immediately after the Distribution.
These awards continue to be tied to performance-based conditions. Awards were set with threshold goals for which performance falling beneath the threshold resulted in no payout for the weighted portion applicable to that metric. Final payouts for the Converted PSUs may fall within a range of 0% to 200% of the target award opportunity.
At the time of the Distribution, both cycles of the Converted PSUs had in-progress performance periods. The treatment of these awards differed based on the fraction of the performance period that had elapsed as of the Distribution Date.
(1) The number of PSUs was rounded up to the nearest whole number of PSUs where necessary.
(2) The Conversion Ratio was rounded to four decimal places.

Fiscal Year 2023–2025 Converted PSUs
At the time of the Distribution, over 50% of the performance period for the Fiscal Years 2023–2025 awards had elapsed and the final year of the performance period was underway. Since a majority of the performance had been conducted under the combined entity prior to the Distribution Date, the Compensation Committee and Board approved for an amount equal to the fraction of the performance period elapsed at the time of Distribution to be weighted to performance of the combined, pre-Distribution entity.
Accordingly, five-sixths of the vesting for this set of equity awards was determined based on the performance of the combined entity through the Distribution Date. Performance was evaluated against goals set by the Nomination, Compensation & Governance Committee of Holcim. The remaining one-sixth of the performance evaluation was conducted against performance goals set by the Compensation Committee for the period between the Distribution Date and end of fiscal year 2025.
Metrics used to evaluate performance for these awards were designed to keep consistent with that of the legacy design except for the non-financial and non-market performance metrics. These performance conditions were omitted from the evaluation of performance for the period post-Distribution to align with Amrize’s go-forward strategy and status as a newly public independent entity in the North American business and talent market.
Performance of the pre-Distribution, combined entity made up five-sixths of the awards evaluated against the following goals and metrics set by Holcim’s Nomination, Compensation & Governance Committee. Performance for this period was evaluated for the period beginning fiscal year 2023 and ending on the Distribution Date.
5/6ths of Performance Factor for Fiscal Years 2023–2025 Converted PSUs

Metric	Weight	Target	Actual	Actual Payout (% of Target)
EPS before impairment and divestments	1/3rd of total	$5.60	$5.71	179%
ROIC	1/3rd of total	9%	10.40%	200%
Sustainability	1/3rd of total	See below	See below	See below
CO2 Emitted (kg/t cem)	50% of Sustainability	532	528	150%
Quantity of waste derived resource (M tons)	25% of Sustainability	18.4	17.2	60%
Freshwater Withdrawn (liters/t cem)	25% of Sustainability	298	275	200%
Weighted Total Vesting (% of target)				173%

The remaining one-sixth of the final performance factor was evaluated based on Amrize’s performance in the period following the Distribution through end of fiscal year 2025. Performance was evaluated against goals approved by the Compensation Committee and Board and are reflective of Amrize’s performance and objectives as an independent public entity.
1/6th of Performance Factor for Fiscal Year 2023–2025 Converted PSUs

Metric	Weight	Target	Actual	Actual Payout (% of Target)
Adj. EPS	50%	$2.20	$2.40	200%
ROIC	50%	9%	9.60%	160%
Weighted Total Vesting (% of target)				180%

The adjusted EPS growth goals were approved by the Compensation Committee and Board using Amrize’s pro-forma adjusted EPS for fiscal year 2022 as the baseline and maintaining the original growth goals (e.g., 5% CAGR for target performance). ROIC goals were also approved by the Compensation Committee and Board.
The final performance factor was determined using the weightings indicated for the pre- and post-Distribution performance periods of the total performance period:

Performance for both periods resulted in a final performance factor of 174% of target for the fiscal years 2023–2025 Converted PSUs.
Fiscal Years 2023–2025 Parent PSUs Grant Detail

Name	Amrize Shares at Target	Actual Payout (as % of Target)	Actual Amrize Shares Earned
Jan Jenisch	79,567	174%	138,447
Ian Johnston	2,444	174%	4,253
Jaime Hill	3,666	174%	6,379

Fiscal Years 2024–2026 Converted PSUs
At the time of the Distribution, a majority of the performance period for the fiscal years 2024–2026 Converted PSUs had not elapsed. Since a substantial portion of the performance period had not yet elapsed, the Compensation Committee approved 100% of the final performance factor to be based on Amrize’s post-Distribution performance as an independent public entity. The performance period for these equity awards began on the Distribution Date and will end on December 31, 2026.
The Compensation Committee chose this goal-setting approach to align equity awarded to our NEOs with performance metrics relevant to the Company’s business strategy. Performance metrics were aligned with those of our Fiscal Years 2025–2027 PSUs.
100% of Final Performance Factor for Fiscal Years 2024–2026 Converted PSUs

Metric	Weight	Threshold (50% of target)	Target (100% of target)	Maximum (200% of target)
Adj. EPS	50%	Performance goals will be disclosed following the conclusion of the performance period
Relative TSR vs. S&P 500 Industrials Index	50%	25th percentile	50th percentile	≥75th percentile

The adjusted EPS metric referred to Amrize’s pro-forma fiscal year 2023 adjusted EPS value while a division of Holcim as the baseline value against which to measure annualized growth ending in the measurement year (i.e., fiscal year 2026). Relative TSR will be measured against the S&P 500 Industrials Index for the period beginning on the Distribution Date and ending on December 31, 2026. The Compensation Committee believes this design orients executives to long-term performance and delivering sustainable results that are aligned with value creation and business growth.
Fiscal Years 2024–2026 Parent PSUs Grant Detail

Name	Amrize Shares at Target
Jan Jenisch	21,451
Ian Johnston	2,444
Jaime Hill	3,666

Converted PSOs
PSOs granted by our former parent company were converted to PSOs tied to Amrize shares based on SIX: AMRZ. This conversion required a 2-step process to determine the number of underlying Amrize shares as well as the strike price of the PSOs. The number of PSOs to grant using Amrize shares and corresponding strike price of these options were calculated with the principle of maintaining the intrinsic value of these equity awards immediately prior to and immediately after the Distribution.
Step 1: The number of Amrize PSOs granted was calculated using the same methodology used for the Converted PSUs.

Step 1: Converted PSO Share Unit Conversion:

Step 2: The new strike price was calculated by dividing the pre-Distribution strike price of the Converted PSOs by the Conversion Ratio.
Step 2: Converted PSO Strike Price Adjustment:

These PSOs continued to carry their performance-based vesting restrictions following the Distribution. PSOs were granted at maximum performance, and final vesting of the Converted PSOs may range from between 0% to 100% of the amount granted based on the following performance schedule:

Metric	Weight	Threshold (25% of PSOs granted)	Target (50% of PSOs granted)	Maximum (100% of PSOs granted)
5-Year rTSR vs. PSO rTSR Group	100%	50th percentile	60th percentile	≥75th percentile

Vesting of Converted PSOs were and continue to be tied to relative TSR measured over a five-year performance period against a custom set of international building materials companies (the “PSO rTSR Group”). This is consistent with the legacy design established by the Nomination, Compensation & Governance Committee of Holcim. Relative TSR is the sole performance metric used for the Converted PSOs.
PSO rTSR Group

Acciona	Cemex	Saint-Gobain
ACS	CRH	Sika
Bouygues	Heidelberg Materials	Vicat
Buzzi Unicem	James Hardie	Vinci
Carlisle	RPM

At the time of the Distribution, there were four performance cycles of the Converted PSOs outstanding. These were the 2021, 2022, 2023, and 2024 Converted PSOs with performance periods ending between fiscal year end 2025 through fiscal year end 2028.
Final performance for each of these awards will measure relative TSR against the PSO rTSR Group for the full five-year performance period. In each case, the start price used for measurement will be the 90-day trailing average of the pre-Distribution combined entity share price (based on SIX: HOLN) and the end price will be the 90-day trailing average of the post-Distribution Amrize share price (based on SIX: AMRZ) including the value of the post-Distribution value of Holcim as a distinct entity that will be treated as a reinvested dividend (the “Reinvested Dividend”) for purposes of the PSO rTSR calculation. The starting value of the Reinvested Dividend was determined to be equal to the closing price of SIX: HOLN on the Distribution Date (CHF 54.26).
This methodology maintains continuity with the performance period and measurement approach for the Converted PSOs. The Converted PSOs are subject to this market-based condition, and no portion of these awards are guaranteed to the applicable executives. The Compensation Committee believes these awards are consistent with the Company’s executive compensation philosophy and directly align executives with the shareholder experience by tying any achievement to stock price appreciation relative to companies against whom we compete within the North American business markets. The Compensation Committee and Board reviewed and approved this design in August 2025.
2021 Converted PSOs
The 2021 Converted PSOs completed their performance period at the end of fiscal year 2025. Relative TSR measured against the PSO rTSR Group resulted in a final performance factor of 100% of options granted.
2021 – 2025 Converted PSOs Performance Achievement Detail

Metric	Weight	Threshold (25% of PSOs granted)	Target (50% of PSOs granted)	Maximum (100% of PSOs granted)	Actual Result	Actual Payout (% of PSOs granted)
5-Year rTSR vs. PSO rTSR Group	100%	50th percentile	60th percentile	≥75th percentile	79th percentile	100%

2021 Converted PSO Grant Detail

Name	PSOs Granted	Actual Payout (as % of PSO granted)	Actual PSOs Earned
Jan Jenisch	620,715	100%	620,715

These results were certified by the Compensation Committee and Board, and the 2021 Converted PSOs vested in full in March 2026.
2022, 2023, and 2024 Converted PSOs
The 2022, 2023, and 2024 Converted PSOs continue to remain outstanding through the end of their respective performance periods. These equity awards were converted using the same methodology used for 2021 Converted PSOs and were also granted on the Distribution Date along with the other Converted Equity Awards. Further details on amounts granted can be found in our Grant of Plan-Based Awards table.
Additional Information
Employee Stock Purchase Plan
We offer a discounted stock purchase plan to employees in the United States and Canada. This plan allows employees to purchase Company shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Company shares on the last stock trading day of the offering period, and (b) the per share closing price of Company shares on the first stock trading day of the offering period. ExCo members in the United States and Canada (of which there are none) can participate in this plan under the same terms and conditions as all other employees. The plan provides limits on the percentage of salary an employee, including ExCo members, may contribute to the plan and on the total value of Amrize shares that an employee, including ExCo members, may purchase under the plan in any one calendar year. Non-Employee members of the Board of Directors are not eligible to participate in the plan.

Stock Ownership Guidelines
We adopted stock ownership guidelines for our NEOs, other ExCo members, and Non-Employee Directors in fiscal year 2025. We believe that robust stock ownership is important and appropriate to link our executives and Non-Employee Director experience to that of our shareholders. The Compensation Committee adopted these policies to require our executives and Non-Employee Directors to own a value of Company shares equal to a value denominated as a multiple of their annual base salary or cash retainer, as applicable. The required ownership levels are as follows:
•	10x base salary for CEO
•	3x base salary for NEOs and other ExCo members
•	5x cash retainer for Non-Employee Directors
Both our executives and Non-Employee Directors are required to achieve their respective guideline of stock ownership within five years of becoming subject to these guidelines. Until these guidelines are met, executives and Non-Employee Directors must hold at least 50% of shares earned from incentive awards net of taxes. Our executives and Non-Employee Directors have either currently satisfied their required stock ownership level or have remaining time to achieve the required levels of ownership.
Employment Contracts
The NEOs and ExCo members are employed under employment contracts of unlimited duration and are subject to a notice period of 12 months. They are not entitled to termination payments or any change of control provisions, other than the accelerated vesting of equity mentioned in the section on the long-term incentive. Their contract may foresee non-competition provisions where commercially justified, which are limited in time to a maximum of 12 months and may not provide for compensation exceeding the average compensation of the last three financial years (as per Swiss corporate law).
Jan Philipp Jenisch
Under Mr. Jenisch’s employment agreement dated May 15, 2025, Mr. Jenisch will be entitled to (i) an annual base salary of CHF 1,178,400, (ii) eligibility to participate in the annual bonus plan of Amrize with an initial annual target of 150% of Mr. Jenisch’s base salary and a maximum annual bonus opportunity of 300% of Mr. Jenisch’s base salary, (iii) eligibility to participate in the long-term incentive plan of Amrize, with any grants under the plan in 2025 having a minimum target value of 650% of Mr. Jenisch’s base salary and a three-year vesting period, (iv) a car allowance in the annual amount of CHF 26,000, paid out in monthly installments and (v) Company coverage of the costs of tax advisory services through our preferred provider, as approved by our Compensation Committee.
Ian Johnston
Under Mr. Johnston’s amended employment agreement dated May 1, 2025, Mr. Johnston is entitled to an annual base salary of $700,000 and is eligible to participate in the Company’s cash incentive and long-term incentive plans. The annual bonus target is 90% of Mr. Johnston’s annual base salary, and Mr. Johnston shall be entitled to receive grants that have a minimum target value of at least 200% of Mr. Johnston’s annual base salary. Mr. Johnston’s employment agreement additionally provides that Mr. Johnston will be entitled to participate in the Company’s deferred compensation plan, 401(k) plan, health (medical, dental and vision), disability, and life insurance plans, as well as other health and welfare benefits in accordance with the terms and conditions thereof. Mr. Johnston is also entitled to receive a car allowance in the annual amount of $29,000.
Denise Singleton
Under Ms. Singleton’s amended employment agreement dated May 1, 2025, Ms. Singleton is entitled to an annual base salary of $725,000 and is eligible to participate in the Company’s cash incentive and long-term incentive plans. The annual bonus target is 85% of Ms. Singleton’s annual base salary, and Ms. Singleton shall be entitled to receive grants that have a minimum target value of 200% of Ms. Singleton’s annual base salary. Ms. Singleton’s employment agreement additionally provides that Ms. Singleton will be entitled to participate in the Company’s deferred compensation plan, 401(k) plan, health (medical, dental, and vision), disability, and life insurance plans, as well as other health and welfare benefits in accordance with the terms and conditions thereof. Additionally, Ms. Singleton’s employment agreement provides for relocation benefits set forth in our relocation policy. Ms. Singleton is also entitled to receive a car allowance in the annual amount of $29,000.

Jaime Hill
Under Mr. Hill’s amended employment agreement dated May 1, 2025, Mr. Hill is entitled to an annual base salary of $700,000 and is eligible to participate in the Company’s cash incentive and long-term incentive plans. The annual bonus target is 90% of Mr. Hill’s annual base salary, and Mr. Hill shall be entitled to receive grants that have a minimum target value of 200% of Mr. Hill’s annual base salary. Mr. Hill’s employment agreement additionally provides that Mr. Hill will be entitled to participate in the Company’s deferred compensation plan, 401(k) plan, health (medical, dental and vision), disability, and life insurance plans, as well as other health and welfare benefits in accordance with the terms and conditions thereof. Additionally, Mr. Hill’s employment agreement provides for relocation benefits set forth in our relocation policy. Mr. Hill is also entitled to receive a car allowance in the annual amount of $29,000.
Jake Gosa
Under Mr. Gosa’s amended employment agreement dated May 1, 2025, Mr. Gosa is entitled to an annual base salary of $650,000 and is eligible to participate in the Company’s cash incentive and long-term incentive plans. The annual bonus target is 90% of Mr. Gosa’s annual base salary, and Mr. Gosa shall be entitled to receive grants that have a minimum target value of 200% of Mr. Gosa’s annual base salary. Mr. Gosa’s employment agreement additionally provides that Mr. Gosa will be entitled to participate in the Company’s deferred compensation plan, 401(k) plan, health (medical, dental and vision), disability, and life insurance plans, as well as other health and welfare benefits in accordance with the terms and conditions thereof. Mr. Gosa is also entitled to receive a car allowance in the annual amount of $29,000.
Severance Benefits
Per their employment contracts, our executives are subject to a notice period of 12 months. They are not entitled to termination payments or any change of control provisions, other than the accelerated vesting of equity mentioned in the section on the long-term incentive. Their contract may foresee non-competition provisions where commercially justified, which are limited in time to a maximum of 12 months and may not provide for compensation exceeding the average compensation of the last three financial years (as per Swiss corporate law). See section “Potential Payments upon Termination or Change in Control” for additional information concerning the benefits made available and the circumstances under which benefits will be made available.
Compensation Risk Assessment
The Compensation Committee conducted a review of the Company’s compensation programs in fiscal year 2025, with the assistance of management and Semler Brossy. Based upon the facts and circumstances available at the time of review in December 2025, the Compensation Committee determined that the Company’s compensation programs are not reasonably likely to have a material adverse impact on the Company.
The assessment overseen by the Compensation Committee considered our incentive plans and other factors including:
•	Compensation practices and policies are benchmarked against a group of similarly sized and relevant peers in directly comparable and adjacent industries to Amrize
•	Incentive program designs are meant to discourage excessive risk-taking (e.g., maximum payout caps, clawback provisions for erroneously awarded incentives)
•	Pay levels are set and approved by the Compensation Committee following a review of market data
•	The Compensation Committee certifies all final performance results and payouts of annual cash and equity incentive programs
•	Stock ownership guidelines require our executives to be exposed to the same risk and reward profile as our shareholders through meaningful ownership levels of Company shares
The Compensation Committee intends to review the risk profile of our compensation programs and policies on a regular basis.
Nonqualified Deferred Compensation Plans
Mr. Johnston participates in the Lafarge Canada Inc. U.S. Supplemental Executive Retirement Plan (the “Lafarge Canada SERP”) in Canada. Ms. Singleton and Messrs. Johnston, Gosa and Hill participate in the U.S. Executive Deferred Compensation Plan (the “US EDCP”). Under the US EDCP, a participant may defer up to 50% of base salary and 100% of bonus compensation until termination of employment. Payments may be taken in a lump sum or installments over a period of ten years. Under the Lafarge Canada SERP, no employee deferrals are permitted. Payments may be taken in a lump sum or installments over a period of ten years.
Amounts contributed under the US EDCP and the Lafarge Canada SERP are credited with market earnings based on the same fund choices available to all employees under the Company’s tax-qualified plans. These fund choices include a broad-based selection of equity and fixed income funds that are selected by participants.
Participants may change these fund choices on a daily basis.
Tax rules limit the size of contributions that can be made to individuals pursuant to tax-qualified defined contribution plans. These limits are based on the annual compensation of plan participants. Because of these limits, certain participants (including NEOs) are unable to receive their full contribution pursuant to the terms and conditions of the underlying tax-qualified plan. To account for these limitations, the Company utilizes nonqualified defined contribution plans such as the U.S. EDCP and the Lafarge Canada SERP. Under these plans, the Company makes an additional “annual contribution” to those executives whose calculated contribution to their tax-qualified plan accounts was limited by tax laws.
Pension Benefits
Mr. Jenisch, together with other Amrize employees in Switzerland, participates in the Holcim Pension Fund and the Holcim Supplementary Pension Fund, which also provide benefits to employees of Holcim. The Company’s pension arrangements in Switzerland are structured as cash balance benefit plans and are accounted for as defined benefit pension plans. Employer and employee retirement savings contributions are determined in accordance with the applicable pension fund regulations and are based on age-related percentage scales applied to pensionable salary. The normal retirement age under both plans is 65, and actuarially reduced early retirement benefits may commence as early as age 58.
Mr. Johnston ceased participation in the Amrize Canada Inc. retirement program on the date he became an employee of Amrize US. As of that date, he had accumulated an entitlement under the Amrize Canada Inc. US Supplemental Retirement Plan for Executive Employees (the “DB SERP”), which is a lifetime pension payable at age 60. He also accumulated an entitlement under the Supplemental Defined Contribution Retirement Plan for Designated Employees of Amrize Canada Inc. (the “Notional SERP”), which is payable in a lump sum upon the termination of his employment with Amrize US.
Clawback Policy
The Company has adopted a Clawback Policy to allow the Company to recover incentive-based compensation paid to executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.
Anti-Pledging and Anti-Hedging
Under our Insider Trading Policy, our directors, officers and employees are prohibited from holding our stock in a margin account or otherwise pledging our common stock as collateral for a loan. Our Insider Trading Policy also prohibits directors, officers and employees from entering into hedging transactions, such as swaps, collars, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of Amrize securities.

REPORT OF THE COMPENSATION COMMITTEE
The Amrize Compensation Committee, which is composed solely of independent members of the Amrize Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Compensation Report with management. Based on our review and discussions with management, the Compensation Committee recommended to the Board the CD&A be included the proxy statement for the 2026 Annual General Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The report has been approved by all members of the Compensation Committee.
Compensation Committee
•	Maria Cristina A. Wilbur, Chairperson
•	Nicholas Gangestad
•	Katja Roth Pellanda

COMPENSATION TABLES
2025 Summary Compensation Table
The following table provides information regarding the compensation and benefits earned during the previous fiscal year, and prior years where applicable, by our NEOs. The amounts reflected in the table may not reconcile to the amounts set forth in the Compensation Tables Audited Under Swiss Law due to different legal disclosure requirements. For more information, please reference the “Compensation Discussion and Analysis.”

Name and Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All other Compensation ($)(6)	Total Compensation ($)
Jan Jenisch(7) Chief Executive Officer	2025	2,131,904	—	9,839,951	102,171	1,864,028	84,468	32,801	14,055,323
	2024	1,734,300	—	857,012	348,041	1,437,993	—	16,975	4,394,321
Ian Johnston Chief Financial Officer	2025	700,000	—	1,461,693	—	836,262	—	80,630	3,078,585
	2024	468,188	125,000	97,637	—	505,445	—	80,024	1,276,294
Jake Gosa President, Building Envelope	2025	509,315	—	3,992,328	—	463,730	—	55,195	5,020,568
Denise Singleton Chief Legal Officer	2025	725,000	—	1,513,907	—	818,010	—	308,624	3,365,541
Jaime Hill President, Building Materials	2025	700,000	—	1,461,693	—	982,737	—	86,384	3,230,814
	2024	520,354	175,000	146,456	—	765,017	—	15,144	1,621,971

(1)	Amounts reported in this column represent the NEO’s base salary earned during the year. Mr. Jenisch’s salary amount includes his salary as Chair of Holcim from January 1, 2025 to May 15, 2025.
(2)
Amounts reported in this column represent the aggregate grant date fair value of the Amrize PSUs granted to Messrs. Jenisch, Johnston, Gosa, and Hill and Ms. Singleton, and RSUs granted to Mr. Gosa, calculated in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718. Assumptions used in determining values are detailed in “—2025 Grants of Plan-Based Awards.”. The fair value of the PSUs was based on the probable outcome of the performance conditions applicable to such awards as of the date of the grant. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair values of the PSUs assuming that the highest level of performance conditions will be achieved are $18,850,038 for Mr. Jenisch, $2,800,113 for Mr. Johnston, $2,600,064 for Mr. Gosa, $2,800,113 for Mr. Hill, and $2,900,137 for Ms. Singleton.

(3)	The amount disclosed with respect to Mr. Jenisch represents the incremental compensation expense we incurred in connection with the Spin-off.
(4)	The amounts shown in this column for 2025 represent payments made pursuant to the Annual short-term incentive plan.
(5)
The amounts shown in this column represent the change in the actuarial present value for the NEOs during 2025. None of the NEOs had above market earnings in a non-qualified deferred compensation account in 2025.

(6)	Amounts shown include Amrize’s contributions to qualified and nonqualified defined contribution plans, perquisites and personal benefits as detailed in the table below.

Name	401K Match ($)(a)	Other Company Contributions ($)(b)	Car Allowance ($)(c)	Relocation Allowance ($)(d)	Gross-ups ($)(e)	Total ($)(f)
Jan Jenisch	—	—	32,801	—	—	32,801
Ian Johnston	31,500	31,061	18,069	—	—	80,630
Jake Gosa	31,500	5,626	18,069	—	—	55,195
Denise Singleton	36,750	32,692	16,954	123,565	98,663	308,624
Jaime Hill	36,750	31,565	18,069	—	—	86,384

(a)	Amounts in this column represent employer contributions to our 401(k) plan in the fiscal year ended December 31, 2025.
(b)
Amounts in this column represent employer contributions to Non-qualified Deferred Compensation Plan, Health Savings Account, ECDP and Employee Assistance Program in the fiscal year ended December 31, 2025.

(c)	Amrize provides monthly allowances for certain car and transportation costs. Amounts in this column represent the value of this allowance for the fiscal year ended December 31, 2025.
(d)	Amounts in this column represent the cost to the Company for certain benefits provided to Ms. Singleton pursuant to our US Domestic Relocation Policy for the fiscal year ended December 31, 2025.

(e)
Ms. Singleton’s relocation reimbursements were grossed up for tax purposes so that her relocation costs could be fully covered to the extent of our policy. Amounts in this column represent the value of these gross-ups for the fiscal year ended December 31, 2025.

(7)	Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1.2616).
2025 Grants of Plan Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to each of NEOs during fiscal year 2025. For more information, please refer to the “Compensation Discussion and Analysis.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date FV of Stock and Option Awards ($)(5)(6)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Jan Jenisch		716,671	1,433,341	2,866,682
	8/11/2025(2)				49,752	99,504	199,008		4,712,509
	8/11/2025(3)				49,752	99,504	199,008		5,127,441
	6/23/2025								102,171
Ian Johnston		315,000	630,000	1,260,000
	8/11/2025(2)				7,391	14,781	29,562		700,028
	8/11/2025(3)				7,391	14,781	29,562		761,665
Jake Gosa		292,500	585,000	1,170,000
	8/11/2025(2)				6,863	13,725	27,450		650,016
	8/11/2025(3)				6,863	13,725	27,450		707,249
	8/11/2025(4)							55,639	2,635,063
Denise Singleton		308,125	616,250	1,232,500
	8/11/2025(2)				7,655	15,309	30,618		725,034
	8/11/2025(3)				7,655	15,309	30,618		788,873
Jaime Hill		315,000	630,000	1,260,000
	8/11/2025(2)				7,391	14,781	29,562		700,028
	8/11/2025(3)				7,391	14,781	29,562		761,665

(1)
Amounts shown in this column of the table above represent the potential opportunities under Cash Incentive Awards granted in 2025. A target Cash Incentive Award is established at the beginning of the relevant fiscal year (or upon hire as appropriate), based on a percentage of the NEO’s base salary. Target Cash Incentive Award for Mr. Jenisch represents 150% of base salary from May 15, 2025 to December 31, 2025. Target Cash Incentive Award for Mr. Johnston represents 90% of base salary from January 1, 2025 to December 31, 2025. Target Cash Incentive Award for Mr. Hill represents 90% of base salary from January 1, 2025 to December 31, 2025. Target Cash Incentive Award for Mr. Gosa represents 90% of his annualized base salary for 2025 (his employment with the Company began March 21, 2025). Target Cash Incentive Award for Ms. Singleton represents 85% of base salary from January 1, 2025 to December 31, 2025. Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025.

(2)
Amounts shown for these awards represent the potential payout range of certain PSUs granted in 2025. Vesting for these PSUs is based upon performance against Company’s EPS growth. At the conclusion of the three-year performance period, the actual award, delivered as Amrize NYSE Shares, can range from 0% to 200% of the original grant with the achievement factors interpolated linearly.

(3)
Amounts shown for these awards represent the potential payout range of certain PSUs granted in 2025. Vesting for these PSUs is based upon the Company’s TSR performance compared to the TSR of the companies in the S&P 500 Industrials Index. At the conclusion of the three-year performance period, the actual award, delivered as Amrize NYSE Shares, can range from 0% to 200% of the original grant with the achievement factors interpolated linearly.

(4)
Amounts shown for these awards represent the number of RSUs granted on August 11, 2025 as a sign-on equity award to Mr. Gosa. Vesting for these RSUs is as follows: 36,952 on March 21, 2026 and 18,687 on March 21, 2027 provided that Mr. Gosa remains in continuous employment with the Company.

(5)	Amounts shown for Mr. Jenisch represent the incremental increase in fair value related to the conversion of his outstanding PSOs in connection with the Company’s separation from Holcim.
(6)
For Amrize Equity Awards, the grant date fair value is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures. For the PSUs, the grant date fair value is based upon the probable outcome of the performance conditions.

2025 Outstanding Equity Awards Table
The following table provides information regarding outstanding equity awards for each of our NEOs, and includes unexercised performance-based stock options, unvested PSUs, and unvested RSUs. The market value for stock awards (RSUs and PSUs at target) is determined by multiplying the number of shares subject to such awards by the closing price of Amrize shares on the NYSE on the last trading day of the fiscal year.

Name	Grant Date	Option Awards(1)	Stock Awards(4)
		Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of share or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jan Jenisch	8/11/2025(5)							99,504	5,381,176
	8/11/2025(6)							99,504	5,381,176
	3/1/2023(7)					159,134	8,605,967
	3/1/2024(5)							10,725	580,008
	3/1/2024(6)							10,726	580,062
	3/1/2021(2)	620,715	—	30.67	3/1/2031
	3/1/2022(3)	—	777,663	27.71	3/1/2032
	3/1/2023(3)	—	509,503	34.58	3/1/2033
	3/1/2024(3)	—	159,272	42.76	3/1/2034
Ian Johnston	8/11/2025(5)							14,781	799,356
	8/11/2025(6)							14,781	799,356
	3/1/2023(7)					4,888	264,343
	3/1/2024(5)							1,222	66,086
	3/1/2024(6)							1,222	66,086
Jake Gosa	8/11/2025(5)							13,725	742,248
	8/11/2025(6)							13,725	742,248
	8/11/2025(8)					55,639	3,008,957
Denise Singleton	8/11/2025(5)							15,309	827,911
	8/11/2025(6)							15,309	827,911
Jaime Hill	8/11/2025(5)							14,781	799,356
	8/11/2025(6)							14,781	799,356
	3/1/2023(7)					7,332	396,515
	3/1/2024(5)							1,833	99,129
	3/1/2024(6)							1,833	99,129

(1)	The following table provides an overview of the performance measurement period for Amrize’s PSOs with outstanding vesting dates as of December 31, 2025:

Expiration Date	Performance period end date	Vest Date
March 1, 2031	December 31, 2025	March 1, 2026
March 1, 2032	December 31, 2026	March 1, 2027
March 1, 2033	December 31, 2027	March 1, 2028
March 1, 2034	December 31, 2028	March 1, 2029

(2)
The performance period for the March 1, 2021 PSOs ended on December 31, 2025. Performance achievement for this PSO was 100%, but the number of shares achieved remains unexercisable until the vest date of March 1, 2026.

(3)	Based on achievement of maximum level of performance (100%).

(4)	The following table provides an overview of the performance measurement period for Amrize’s PSUs with outstanding vesting dates as of December 31, 2025:

Grant Date	Performance Period End Date	Vest Date
March 1, 2023	December 31, 2025	March 1, 2026
March 1, 2024	December 31, 2026	March 1, 2027
August 11, 2025	December 31, 2027	March 1, 2028

(5)	Represents the number of shares related to the 2024 and 2025 PSU awards subject to an EPS performance metric based on target level of performance. The EPS targets are weighted 50% of the total award.
(6)
Represents the number of shares related to the 2024 and 2025 PSU awards subject to a Relative Total Shareholder Return (rTSR) market condition based on target level of performance. The rTSR targets are weighted 50% of the total award.

(7)
The performance period for the March 1, 2023 PSUs ended on December 31, 2025. Performance achievement, consisting of EPS and ROIC targets, for this PSU was 200%, Number of shares shown reflects actual achievement. The market value is computed using the closing price of $54.08 as of December 31, 2025.

(8)
On August 11, 2025, Mr. Gosa received sign-on RSU grant. Vesting for these RSUs is as follows: 36,952 on March 21, 2026 and 18,687 on March 21, 2027 provided that Mr. Gosa remains in continuous employment with the Company. The market value is computed using the closing price of $54.08 as of December 31, 2025.

Option Exercises and Stock Vested During the Fiscal Year 2025
The following table provides the number of shares acquired and the value realized upon exercises of stock options and the vesting of performance-based stock options and PSUs during the fiscal year 2025 by each of our NEOs.

Name	Option Awards		Stock Awards
	# of Shares Acquired on Exercise (#)(2)	Value Realized on Exercise ($)	# of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Jan Jenisch(1)	1,373,231	44,674,823	165,864	10,124,159
Ian Johnston	—	—	4,082	249,133
Jake Gosa	—	—	—	—
Denise Singleton	—	—	—	—
Jaime Hill	—	—	—	—

(1)	Dollar amounts reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1.1626).
(2)
The option awards and stock awards listed above were exercised or vested, respectively, prior to Amrize’s spin-off from Holcim. The number of shares has been converted to Amrize shares using the conversion ratio of 2.0367.

2025 Pension Benefits Table
Amrize sponsors several nonqualified pension plans in North America that were designed to restore benefits from tax-qualified retirement plans that were otherwise limited due to government benefit limitations. These nonqualified pension plans — the Lafarge North America Inc. Supplemental Executive Retirement Plan (the “Lafarge NA SERP”) in the United States and the Lafarge Canada SERP (as defined below) in Canada — are closed to new hires and no additional benefits are accruing in these plans. The benefit amount in the Lafarge NA SERP was frozen as of June 30, 2015 while the Lafarge Canada SERP froze credited service as of December 31, 2019 and the total benefit amount as of December 31, 2020. Normal retirement is age 65 for both plans. The Lafarge NA SERP permits benefits to commence as early as age 63 unreduced and age 55 with 6% per year reductions from age 63. The Lafarge Canada SERP permits benefits to commence unreduced as early as age 60 if age and service combined is at least 85 or after 30 years of service. Early retirement benefits are otherwise available in Canada as early as age 55, but benefits are reduced by 4% per year from the unreduced retirement age. The general underlying benefit formulas for the Lafarge NA SERP and the Lafarge Canada SERP were both based on final 5-year average of earnings (base salary, overtime pay, commissions, and bonus compensation) as follows:
United States: (1.33% of Final Average Earnings) x Credited Service
Canada: (1.75% of Final Average Earnings) x Credited Service
The Company’s pension plans in Switzerland are structured as cash balance benefit plans and are accounted for as defined benefit pension plans. Retirement savings contributions from both employer and employees are determined under pension fund rules based on age-related sliding scales of percentages of salary ranging from 5.3% to 17.2% of salary for employer and from 5.8% to 13.6% of salary for employees. Under Swiss law, the pension fund annually guarantees the vested benefit amount to its members. The Company’s Swiss pension plans comply with the regulatory framework, ensuring a minimum level of benefits. Amrize employees in Switzerland participate in the Holcim Pension Fund and Holcim Supplementary Pension Fund, which also cover Holcim employees. Normal retirement is age 65 for both plans, and the plans permit reduced benefits to commence as early as age 58.
The following table provides information regarding participation by our NEOs in Company pension and supplemental executive retirement plan programs during fiscal year 2025 and at fiscal year-end.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments during Last Fiscal Year ($)
Jan Jenisch	Holcim Pension Fund	1	54,377	—
	Holcim Supplementary Pension Fund	1	521,137	—
Ian Johnston	Lafarge Canada SERP	22	343,437	—

(1)
Value for Mr. Johnston reflects a conversion from CAD to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (0.7286). Value for Mr. Jenisch reflects a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1.2616).

2025 Nonqualified Deferred Compensation Table
The following table sets forth information regarding the participation by our NEOs in the Amrize Executive Deferred Compensation Plan during fiscal year 2025 and at fiscal year-end.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Jan Jenisch	—	—	—	—	—
Ian Johnston	—	31,044	3,997	—	35,042
Jake Gosa	—	5,603	54	—	5,657
Denise Singleton	—	32,675	1,993	—	34,669
Jaime Hill	—	31,548	2,410	—	33,959

(1)	The amount shown under registrant contributions is included in the Company contributions to savings plans for each NEO shown above in the All Other Compensation Table.
(2)	The amount shown under aggregate earnings are not included in the Summary Compensation Table as there were no above-market or preferential earnings.
Potential Payments upon Termination or Change in Control
Amrize does not have severance plans that provide for any supplemental compensation or benefits upon a termination of employment. Potential payments associated with notice of termination of employment for salaries, incentive programs and other benefits are defined by employment agreements, offer letters or incentive award agreements. See section “Compensation Discussion and Analysis—Employment Contracts” for summaries our NEOs’ employment agreements.
Key provisions of our treatment of employees upon termination include:
•
Base Salaries: Employees are entitled to a 12-month pre-termination notice period. If notice is provided by either the employee or the Company, the employee is able to receive continuation of salary payments for the pre-termination notice period. For employment agreements governed by Illinois law, if the employee is released from work and placed on garden leave, such payments will cease if the individual accepts Amrize-approved employment with another company. For employment agreements governed by Swiss law, income received from a new employer for work performed during the period of garden leave will be deducted from our payment obligations.

•
Annual Bonus: Employees are also eligible to continue to participate in the Company’s cash incentive plans during the 12-month pre-termination notice period. Participation ceases upon the actual end of the employment. Employees are eligible for pro rata payments until the termination date upon retirement, death, disability, change in control, or a termination by us without cause.

•
Long-Term Incentives: In the event an employee terminates for cause, performance, or for a voluntary exit, all unvested long-term incentives are forfeited. In the case of termination for death, disability, retirement, or upon certain involuntary termination events within eighteen months following a change in control, or in any case at the discretion of the Board of Directors, participants receive credit for pro rata vesting prior to the termination event. In these cases, the performance-based awards are earned based on the actual performance achieved at the end of the performance period, except for death and involuntary termination within eighteen months following a change in control, where the performance is evaluated upon termination and payable assuming that performance conditions are met. Our equity programs allow for continued vesting and earning during employment, including during the 12-month pre-termination notice period. Employees are eligible for pro rata payouts of performance-based awards based upon actual achievement as of the end of the respective performance measurement period. Vesting/earning of long-term incentive awards ceases upon the actual end of the employment. Vested and exercisable Converted PSOs must be exercised within six months of a termination event. Unvested Converted PSOs and PSUs continue their performance cycle and earned and vested Converted PSOs must be exercised within six months of the end of the performance measurement period when a participant is no longer an employee. In the event of a change in control where awards are not assumed by the buyer, unvested awards are fully accelerated.

•
Benefits: Core benefits such as medical and insurance are continued during the 12-month pre-termination notice period, though all such benefits are no longer in effect upon termination of employment. No additional retirement benefits are due nor any changes to terms of benefits available as a result of these termination or change in control events, other than the acceleration of the availability of certain retirement benefits for Mr. Johnston as set forth under “Pension Benefits”. Specifically, Mr. Johnston’s benefit under the Lafarge Canada SERP would be distributed upon a change in control. There would be no impact on any other retirement benefits.

The table below reflects the potential payments to which each of our NEOs would have been entitled upon each termination scenario listed (assuming such event occurred on December 31, 2025), other than the retirement benefits (except for Mr. Johnston as noted below), which are set forth under “Pension Benefits,” and deferred compensation arrangements, which are set forth under “Nonqualified Deferred Compensation.”

Name	Type of Payment	Voluntary Termination	Involuntary Termination (without Cause)	Death	Disability	Retirement	Qualifying Termination in Connection with a Change in Control
Jan Jenisch(4)	Garden Leave Pay(1)	2,900,367	2,900,367	—	—	2,900,367	2,900,367
	Bonus(2)	1,433,341	1,433,341	1,433,341	1,433,341	1,433,341	1,433,341
	Equity Vesting(3)	—	48,437,516	48,437,516	48,437,516	48,437,516	57,436,964
	Continued Benefits	—	—	—	—	—	—
	Total	4,333,708	52,771,225	49,870,858	49,870,858	52,771,225	61,770,672
Ian Johnston	Garden Leave Pay(1)	1,330,000	1,330,000	—	—	1,330,000	1,330,000
	Bonus(2)	630,000	630,000	630,000	630,000	630,000	630,000
	Equity Vesting(3)	—	611,822	611,822	611,822	611,822	1,948,661
	Continued Benefits	—	—	—	—	—	—
	Total	1,960,000	2,571,822	1,241,822	1,241,822	2,571,822	3,908,661
Jake Gosa	Garden Leave Pay(1)	1,235,000	1,235,000	0	—	1,235,000	1,235,000
	Bonus(2)	585,000	585,000	585,000	585,000	585,000	585,000
	Equity Vesting(3)	—	1,770,401	1,770,401	1,770,401	1,770,401	4,493,453
	Continued Benefits	—	—	—	—	—	—
	Total	1,820,000	3,590,401	2,355,401	2,355,401	3,590,401	6,313,453

Name	Type of Payment	Voluntary Termination	Involuntary Termination (without Cause)	Death	Disability	Retirement	Qualifying Termination in Connection with a Change in Control
Denise Singleton	Garden Leave Pay(1)	1,341,250	1,341,250	—	—	1,341,250	1,341,250
	Bonus(2)	616,250	616,250	616,250	616,250	616,250	616,250
	Equity Vesting(3)	0	271,228	271,228	271,228	271,228	1,655,821
	Continued Benefits	—	—	—	—	—	—
	Total	1,957,500	2,228,728	887,478	887,478	2,228,728	3,613,321
Jaime Hill	Garden Leave Pay(1)	1,330,000	1,330,000	0	—	1,330,000	1,330,000
	Bonus(2)	630,000	630,000	630,000	630,000	630,000	630,000
	Equity Vesting(3)	—	786,796	786,796	786,796	786,796	2,123,635
	Continued Benefits	—	—	—	—	—	—
	Total	1,960,000	2,746,796	1,416,796	1,416,796	2,746,796	4,083,635

(1)	Represents the continuation of the payment of annual base salary and bonus for the 12-month pre-termination notice period.
(2)	Bonus payments are based on achievement of target level of performance and adjusted for the service period elapsed in the applicable year.
(3)
Represents the market value of the Amrize Shares underlying the PSOs and PSUs, based on a stock price on December 31, 2025 of $54.08, minus, in the case of PSOs, the exercise price of the unvested PSOs subject to acceleration. Values reflect pro-ration from the grant date to the termination date based on the total term through the performance period in the event of termination by us without cause, by the executive for good reason (including retirement) and due to death or disability. In the event of termination due to change in control 2025 awards will be fully accelerated. The awards granted prior to the spin-off will be pro-rated consistently with the rest of the termination scenarios. The value of PSOs assumed to be accelerated was based on maximum performance achievement (100%). The value of PSUs assumed to be vested was based on target performance achievement (100%), except for the 3/1/2023 PSUs. Actual performance achievement for these awards was 200% as of December 31, 2025.

(4)	Values for Mr. Jenisch reflect a conversion from CHF to U.S. dollars using the foreign exchange rate in effect on December 31, 2025 (1.2616).

Pay Versus Performance Table
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (PEO) and our other NEOs (Other NEOs) as presented in the Summary Compensation Table, (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (CAP Amounts), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (Exchange Act).
The following table provides information regarding the CAP to the principal executive officer (“PEO”) and, as an average, the other NEOs (“non-PEO NEOs”), and select financial performance measures, in each case, during the year ended December 31, 2025.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table (SCT) Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Total Share- holder Return(3)	Peer Group Total Share- holder Return(3)	Net Income (Loss) ($ in millions)	Adjusted EPS ($)(4)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
2025	14,055,323	30,095,819	3,673,877	4,103,898	$104.02	$108.67	$1,185	$2.40

•
The amounts reported in columns (B) and (D) are the total compensation reported in the Summary Compensation Table for the Chief Executive Officer Jan Jenisch, the PEO, and the other Non-PEO NEOs, Ian Johnston, Jake Gosa, Denise Singleton, and Jaime Hill.

•
The amounts reported in column (C) and (E) represent the CAP amounts to the NEOs for the corresponding fiscal year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

Year	2025	2025
PEO	PEO	Average of Non-PEOs
SCT Total Compensation ($)	14,055,323	3,673,877
Add: Pension Service Cost for the Covered Year ($)	84,468	—
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(9,942,122)	(2,107,405)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	12,406,053	2,578,661
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	12,637,295	(31,623)
Plus: Fair Value for Stock and Option Awards Granted and Vested in the Covered Year ($)	—	—
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	752,631	(9,612)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—	—
Add: Incremental Fair Value of Stock and Option Awards from Prior Years that were Modified during the Covered Year ($)	102,171	—
Compensation Actually Paid ($)	30,095,819	4,103,898

•	Amounts presented are averages for the entire group of Other NEOs in each respective year.
•
Valuation assumptions and methodology used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the SCT Amounts. The Black-Scholes values as of the applicable year-end or vest dates used (a) the closing price as of the revaluation date as the current market price and (b) an adjusted expected life, given applicable time lapsed since grant date.

•
As permitted by SEC rules, the peer group referenced for purposes of “Peer group total shareholder return” is that of the S&P 500 Industrials Index. For Amrize and the peer group, the TSR for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on the Spin-Off date.

•	Adjusted EPS is a non-GAAP financial measure. For additional information about this non-GAAP financial measure, see “Definition and Reconciliation of Non-GAAP Measures” below.
List of Most Important Financial Performance Measures to Determine 2025 Compensation Actually Paid
As described in more detail in the “Compensation Discussion and Analysis” section, our executive compensation program reflects a pay-for-performance philosophy and includes performance metrics that are intended to incentivize our NEOs and align our NEOs’ interests with those of our stockholders. With respect to the 2025 fiscal year, the most important financial performance measures used to link executive CAP to our performance overall are as follows:

Metrics Used in Determining NEO Pay
Adjusted EBITDA Growth
Adjusted EPS
Cash Conversion
Health, Safety and Environment (HSE) Scorecard
Relative TSR
Revenue Growth

Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several financial performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize creation of long-term stockholder value, and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid vs. TSR
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$120.00
$105.00
$90.00
$75.00
$60.00
$45.00
$30.00
$15.00
$-
Total Shareholder Return (TSR)
$100.00
$108.67
$104.02
30,095,819
4,103,898
June 23, 2025
December 31, 2025
Date
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Other NEOs
Amrize Total Shareholder Return (TSR)
Peer Group TSR

Compensation Actually Paid vs. Net Income
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Net Income ($ in millions)
30,095,819
4,103,898
$1,274
$1,185
2024
2025
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Other NEOs
Net Income

Compensation Actually Paid vs. Adjusted EPS
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Adjusted EPS
30,095,819
4,103,898
$2.44
$2.40
2024
2025
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Other NEOs
Adjusted EPS

DIRECTOR COMPENSATION DISCLOSURES
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, our Board considers the significant amount of time that directors expend on fulfilling their duties to the company, as well as the limited pool of, and competition among public companies for, well-qualified board members. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair. Annually, the Compensation Committee’s independent compensation consultant evaluates the competitiveness of the company’s non-employee director compensation program relative to peer companies and recommends any changes to the Compensation Committee, which evaluates such proposed changes and recommends any changes to the full Board for approval.
Directors are subject to a minimum share ownership requirement. Within five years of becoming a director, each director is required to own shares of the company’s common stock that have a value of five times the annual director cash retainer. Unvested RSUs are included in calculating the director’s ownership.
Cash Compensation paid to Board members
Members of the Board who are not employees of the company are paid a retainer of $130,000 per year, plus the following fees:
•	$35,000 Lead Independent Director retainer fee;
•	$25,000 Audit Committee chair retainer fee;
•	$20,000 Compensation Committee chair retainer fee;
•	$20,000 Nomination & Governance Committee chair retainer fee.
All fees are represented in U.S. dollars.
Restricted Stock Units
Equity-based grants are awarded to our Non-Employee Directors on an annual basis. These grants represent a significant portion of their compensation package. We believe that equity grants promote a greater alignment of interests between our directors and our shareholders through increasing their ownership of our common stock. Further, we believe that equity grants support our ability to attract and retain qualified individuals to serve as directors of the company by affording them an opportunity to share in our future success. Directors receive an annual equity grant valued at $170,000.
Director Summary Compensation Table
The 2025 annual equity retainer grant for Directors was prorated based on the effective date of their appointment to the Board of Directors (June 23, 2025). 100% of the awards will be in RSUs, vesting on April 21, 2026, which coincides as the same day of the Annual General Meeting of Shareholders (AGM). FY2026 RSU awards will then follow a 1-year vest date from the grant date.
Awards will be credited with dividend equivalents, to be settled in cash or additional shares. Dividend Equivalents shall be subject to the same vesting and forfeiture restrictions as the RSUs and shall be paid on the same date that the RSUs to which they are attributable are settled as soon as practicable after the applicable date upon which such RSUs vest, but in no event later than March 15 of the year following the year in which such RSUs vest (as applicable, the “Settlement Date”).
The table below summarizes the compensation paid by the company to for fiscal year ended December 31, 2025.
•	Cash Fees earned were prorated using the number of days between June 23, 2025 and December 31, 2025.
•	For 2025, the annual RSU award value of $170,000 was prorated using the number of days between June 23, 2025 and the Annual General Meeting of Shareholders (AGM) on April 21, 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Nicholas Gangestad	86,795	140,091	226,886
Theresa Drew(1)	81,534	140,091	221,625

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Dwight Gibson	68,384	140,091	208,475
Holli Ladhani	68,384	140,091	208,475
Michael E. McKelvy	68,384	140,091	208,475
Jurg Oleas	78,904	140,091	218,995
Robert S. Rivkin	68,384	140,091	208,475
Katja Roth Pellanda	68,384	140,091	208,475
Maria Cristina A. Wilbur	78,904	140,091	218,995

(1)	Effective February 11, 2026, Ms. Drew stepped down as a member of the Board of Directors.
SWISS COMPENSATION REPORT TABLES
In accordance with the Swiss Code and our Articles of Association, we are required to prepare a separate Swiss Statutory Compensation Report each year that contains specific items in a presentation format determined by the Swiss Code. This report must be included in the materials made available to our shareholders each year.
Our executive management team (as defined under Swiss law, hereafter referred to as the “Executive Management”) for the period starting June 23, 2025 - the effective date of the spin-off from Holcim - through December 31, 2025, consisted of Jan Jenisch, Ian Johnston, Jaime Hill, Nollaig Forrest, Denise Singleton, Jake Gosa, Stephen Clark, Samuel Poletti, Mario Gross and Roald Brouwer.
This section includes the compensation, shareholdings and external mandates tables that are audited by the statutory auditors according to the Swiss Code of Obligations for the financial year 2025. All amounts are calculated from June 23, 2025 to the end of the fiscal year on December 31, 2025.
Executive Management (Audited)
The following table sets forth the total amount of compensation paid to or accrued for the members of the Executive Management for services performed in the fiscal year that ended December 31, 2025. In accordance with Swiss law, the table includes an individual disclosure of the compensation of the highest paid member of the Executive Management and an aggregate for the other members of the Executive Management.
On May 15, 2025, the extraordinary general meeting of shareholders of Amrize approved a maximum aggregate compensation for the members of the Executive Management in the amount of USD 39.0 million for the period from the spin-off until December 31, 2025. The compensation effectively paid or accrued from June 23, 2025 to December 31, 2025 amounts to USD 32.2 million and hence the amount for this period is within the limit approved by Shareholders.

				Performance shares	Restricted share units	Performance options
Executive(1)	Base salary	Other fixed pay(2)	Annual incentive	Fair value at grant	Fair value at grant(4)	Fair value at grant(5)	Social/ Pension contributions(6)	Total 2025(7)
Jan Jenisch, Chief Executive Officer - 23 June until 31 December 2025 (in USD)(9)	1,093,056	73,946	1,542,836	9,839,951	—	102,171	120,551	12,772,511
Jan Jenisch, Chief Executive Officer - 23 June until 31 December 2025 (in CHF)(9)	874,117	59,135	1,233,806	7,869,011	—	81,706	96,405	10,214,180

				Performance shares	Restricted share units	Performance options
Executive(1)	Base salary	Other fixed pay(2)	Annual incentive	Fair value at grant	Fair value at grant(4)	Fair value at grant(5)	Social/ Pension contributions(6)	Total 2025(7)
Other Members (In USD)	2,932,810	778,432	3,156,933	9,730,183	2,635,063	46,150	179,020	19,458,591
Other Members (In CHF)	2,345,369	622,512	2,524,600	7,781,229	2,107,260	36,906	143,162	15,561,038
Total (in USD)	4,025,866	852,378	4,699,769	19,570,134	2,635,063	148,321	299,571	32,231,102
Total (in CHF)	3,219,486	681,647	3,758,406	15,650,240	2,107,260	118,612	239,567	25,775,218

(1)	Amrize’s share capital is based on U.S. Dollars. Amounts for each member of the Executive Management are expressed in both U.S. Dollars and Swiss Francs.
(2)	Any currency conversion was done using the average exchange rate from the Spin-Off date to December 31, 2025 of USD 1 = 0.7997.
(3)	Includes cash allowances and benefits in kind at fair value such as company car allowance, child education allowance and relocation allowances (housing, schooling, tax services).
(4)	Expected annual incentive payment for the reporting year in accordance with the accrual principle.
(5)
Includes the new-hire award for Jake Gosa awarded in replacement of the forfeited compensation at his previous employer. RSUs will vest as follows: 36,952 on March 21, 2026 and 18,687 on March 21, 2027 provided that Mr. Gosa remains in continuous employment with the Company.

(6)
Represents the incremental increase in fair value related to the conversion of the outstanding Holcim PSOs into Amrize PSOs for Jan Jenisch and another member of the Executive Management in connection with the spin-off.

(7)
Social security and pension contributions: includes employer contributions to social security to the extent that they result in a future pension entitlement, as well as employer contributions to occupational pension plan. Employer contributions to social security that do not result in an increase of the pension entitlement are excluded (2025: USD 967,455 or CHF 773,674 of which USD 824,698 or CHF 659,511 for Jan Jenisch).

(8)	Amrize was not subject to the obligation to prepare a compensation report prior to the spin-off and, therefore, no disclosure is necessary for compensation in 2024.
(9)
In addition to being Chief Executive Officer, Mr. Jenisch is also a member of the Board of Directors. Mr. Jenisch is included in this table; therefore, he was not included in the Board of Directors table. The Base Salary column includes both his base salary of USD 1,473,552 (CHF 1,178,400) as well as his BOD annual fees of USD 604,392 (CHF 483,332) both of which were prorated from the date of the spinoff through December 31, 2025.

No other fees were paid to members of the Executive Management than those disclosed above. In the fiscal year under review, no compensation was paid to former members of the Executive Management. Further, no compensation was paid to parties closely related to them. No member of the Executive Management was granted a loan or credit facility and no former member of the Executive Management was granted a loan or credit facility.
Board Of Directors (Audited)
The following table sets forth any and all compensation Amrize paid to or accrued directly or indirectly for the individual members of the Board from June 23, 2025 to December 31, 2025. On May 15, 2025, the extraordinary general meeting of shareholders of Amrize approved a maximum aggregate remuneration for the Board of USD 3.3 million for the period from June 23, 2025 until the completion of the 2026 Annual General Meeting. The compensation effectively paid or granted for this period is expected to be within the limit approved by shareholders and will be disclosed in the 2026 Compensation Report.

	Positions as of 31 December						Share-based compensation
Name(1)	AC	NC GC	CC	Currency	Annual Board Retainer(2)	Committee Fees(2)	Number	Value(3)	Other	Social security(4)	Total 2025
Nicholas Gangestad			M	USD	68,384	18,411	2,958	140,091	—	—	226,886
				CHF	54,686	14,723	2,958	112,031	—	—	181,440
Theresa Drew	C			USD	68,384	13,151	2,958	140,091	—	—	221,626
				CHF	54,686	10,517	2,958	112,031	—	—	177,234
Dwight Gibson	M			USD	68,384	—	2,958	140,091	—	—	208,475
				CHF	54,686	—	2,958	112,031	—	—	166,717
Holli Ladhani		M		USD	68,384	—	2,958	140,091	—	—	208,475
				CHF	54,686	—	2,958	112,031	—	—	166,717

	Positions as of 31 December						Share-based compensation
Name(1)	AC	NC GC	CC	Currency	Annual Board Retainer(2)	Committee Fees(2)	Number	Value(3)	Other	Social security(4)	Total 2025
Michael E. McKelvy		M		USD	68,384	—	2,958	140,091	—	—	208,475
				CHF	54,686	—	2,958	112,031	—	—	166,717
Jurg Oleas		C		USD	68,384	10,521	2,958	140,091	—	9,317	228,313
				CHF	54,686	8,413	2,958	112,031	—	7,451	182,582
Robert S. Rivkin	M			USD	68,384	—	2,958	140,091	—	—	208,475
				CHF	54,686	—	2,958	112,031	—	—	166,717
Katja Roth Pellanda			M	USD	68,384	—	2,958	140,091	—	9,317	217,792
				CHF	54,686	—	2,958	112,031	—	7,451	174,168
Maria Cristina A. Wilbur			C	USD	68,384	10,521	2,958	140,091	—	9,317	228,313
				CHF	54,686	8,413	2,958	112,031	—	7,451	182,582
Total				USD	615,456	52,604	26,622	1,260,819	—	27,951	1,956,830
Total				CHF	492,174	42,068	26,622	1,008,279	—	22,353	1,564,874

AC =	Audit Committee, NCGC = Nomination & Governance Committee, CC = Compensation Committee
C =	Committee Chair
M =	Member
(1)
Amrize’s share capital is based on U.S. Dollars. Amounts for each Board of Directors member are expressed in both U.S. Dollars and Swiss Francs. Any currency conversion was done using the average exchange rate from the Spin—Off date to December 31, 2025 of USD 1 = 0.7997.

(2)	Fees settled in cash include annual Board and committee chair retainers.
(3)
The value of the RSUs granted on August 11, 2025 to the members of the board were calculated based on the grant date fair value of the awards, the value of the award was determined in USD and was $47.36 per share.

(4)
Social security contributions: includes employer contributions to social security to the extent that they result in a future pension entitlement. Employer contributions to social security that do not result in an increase of the pension entitlement are excluded (2025: USD 19,442 or CHF 15,548).

No other fees were paid to members of the Board other than as disclosed above. During the fiscal year under review, no compensation was paid to former members of the Board or to parties closely related to them, no member of the Board was granted a loan or credit facility, and no former member of the Board was granted a loan or credit facility.
Number Of Shares And Options Held By Executive Management Members As Of 31 December 2025 (Audited)
The following table sets forth the number of shares, vested and unvested performance options as well as share units held by each of the individual members of the Executive Management as of December 31, 2025.

Name	Position	Total number of shares owned	Total number of unvested Share units (at Target)	Total number of vested performance options held (at Maximum)	Total number of unvested performance options held (at Maximum)
Jan Jenisch	Chief Executive Officer	2,010,000	300,026	620,715	1,446,438
Ian Johnston	Chief Financial Officer	17,344	34,450	—	—
Jaime Hill	President, Building Materials	18,359	36,894	—	—
Nollaig Forrest	Chief Marketing & Corporate Affairs Officer	11,663	35,694	—	94,678
Denise Singleton	Chief Legal Officer	4,000	30,618	—	—
Jake Gosa(1)	President, Building Envelope	170	83,089	—	—

Name	Position	Total number of shares owned	Total number of unvested Share units (at Target)	Total number of vested performance options held (at Maximum)	Total number of unvested performance options held (at Maximum)
Stephen Clark	Chief People Officer	5,258	23,228	—	—
Samuel Poletti	Chief Strategy and M&A Officer	3,389	20,406	—	—
Mario Gross	Chief Supply Chain Officer	23,490	19,308	—	—
Roald Brouwer	Chief Technology Officer	9,000	15,286	—	—
Total		2,102,673	598,999	620,715	1,541,116

(1)	Includes 27,450 performance share units and 55,639 restricted share units.
Number Of Shares And Options Held By The Board Of Directors As Of 31 December 2025 (Audited)
The following table sets forth the number of shares, and unvested restricted share units (RSUs) held by each of the individual members of the Board as of the end of the fiscal year on December 31, 2025.

Name	Position	Shares held as of 31 December 2025	Total number of unvested RSUs
Nicholas Gangestad	Member	2,000	2,958
Theresa Drew	Committee Chair	—	2,958
Dwight Gibson	Member	—	2,958
Holli Ladhani	Member	—	2,958
Michael E. McKelvy	Member	—	2,958
Jurg Oleas	Committee Chair	18,115	2,958
Robert S. Rivkin	Member	—	2,958
Katja Roth Pellanda	Member	—	2,958
Maria Cristina A. Wilbur	Committee Chair	190	2,958
Total		20,305	26,622

Members Of The Board Of Directors And Executive Management Hold The Following External Mandates As Of 31 December 2025 According To Art. 734E Of The Swiss Code Of Obligations (Audited)

Board of Directors	Company	Function	December 31, 2025
Jan Jenisch	Swiss-Japanese Chamber of Commerce (SJCC)	Member of the Board of Directors	Yes
Nicholas Gangestad	Nucor Corporation	Member of the Board of Directors	Yes
	Genpact Limited	Member of the Board of Directors	Yes
Theresa Drew	Sonoco Products Company	Member of the Board of Directors	Yes
	The Cato Corporation	Member of the Board of Directors	Yes
Dwight Gibson	Interface, Inc.	Member of the Board of Directors	Yes
	NAI Group	Member of the Board of Managers	Yes
	Plaskolite, Inc.	Member of the Board of Managers	Yes
	Americhem, Inc.	Member of the Board of Managers	Yes
	Buckman Laboratories International, Inc.	Member of the Board of Managers	Yes
	Aurorium LLC	Member of the Board of Managers	Yes
	Pritzker Private Capital	Operating Partner	Yes

Board of Directors	Company	Function	December 31, 2025
Holli Ladhani	Quanta Services, Inc.	Member of the Board of Directors	Yes
	Kayne Anderson Energy Infrastructure Fund, Inc.	Member of the Board of Directors	Yes
	Onward Energy LLC	Member of the Board of Directors	Yes
	Amspec Group	Member of the Board of Directors	Yes
Michael E. McKelvy	McDermott International, Ltd	President, CEO and Member of the Board of Directors	Yes
	Meeting Street	Member of the Board of Directors	Yes
Jurg Oleas	RUAG International Holding AG	Member of the Board of Directors	Yes
Robert S. Rivkin	United Airlines Holdings, Inc.	Chief Legal Officer	Yes
Katja Roth Pellanda	Farmers Group, Inc.	Member of the Board of Directors	Yes
	Zurich Italy Bank S.p.A.	Member of the Board of Directors	Yes
	Zurich Insurance Company	Group General Counsel	Yes
Maria Cristina A. Wilbur	F. Hoffman-La Roche, LTD	Chief People Officer	Yes

Executive Management	Company	Function	December 31, 2025
Ian Johnston	No External Mandates
Jaime Hill	No External Mandates
Nollaig Forrest	No External Mandates
Denise Singleton	Phillips 66 Company Teledyne Technologies Incorporated	Member of the Board of Directors Member of the Board of Directors	Yes Yes(1)
Jake Gosa	No External Mandates
Stephen Clark	No External Mandates
Samuel Poletti	No External Mandates
Mario Gross	No External Mandates
Roald Brouwer	No External Mandates

(1)	Ms. Singleton resigned effective January 1, 2026
Compensation Governance
For a summary of the basic principles and elements of compensation and shareholding programs for serving and former Board and Executive Management members, together with a description of the authorities and procedure for determining such, please refer to the Compensation Discussion & Analysis, contained in the proxy statement.
The Annual General Meeting approves the maximum aggregate compensation (including fixed and variable components, benefits, and equity awards) to be paid to members of the Board for the period until the next Annual General Meeting and to members of the Executive Management for the forthcoming fiscal year. For further details of the rules set out in our Articles of Association on the approval of the compensation by the shareholders, the supplementary amounts for persons who become member of the Executive Management after the Annual General Meeting and the general principles of our compensation system, reference is made to articles 23 – 25 of our Articles of Association, which are available at https://investors.amrize.com/governance/governance-documents.

To the General Meeting of Amrize Ltd, Zug	Zurich, February 18, 2026

Report of the statutory auditor on the audit of the compensation report

Opinion
We have audited the compensation report of Amrize Ltd (the Company) for the year ended December 31, 2025. The audit was limited to the information pursuant to Art. 734a-734f of the Swiss Code of Obligations (CO) in the sections marked “audited” of the compensation report.

In our opinion, the information pursuant to Art. 734a-734f CO in the accompanying compensation report complies with Swiss law and the Company’s articles of incorporation.

Basis for opinion
We conducted our audit in accordance with Swiss law and Swiss Standards on Auditing (SA-CH). Our responsibilities under those provisions and standards are further described in the “Auditor’s responsibilities for the audit of the compensation report” section of our report.
We are independent of the Company in accordance with the provisions of Swiss law and the requirements of the Swiss audit profession, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other information
The Board of Directors is responsible for the other information. The other information comprises the information included in the annual report, but does not include the sections marked ”audited” in the compensation report, the consolidated financial statements, the stand-alone financial statements and our auditor’s reports thereon. The annual report is expected to be made available to us after the date of this auditor’s report.

Our opinion on the compensation report does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the compensation report, our responsibility is to read the other information when it becomes available and, in doing so, consider whether the other information is materially inconsistent with the audited financial information in the compensation report or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

Board of Directors’ responsibilities for the compensation report
The Board of Directors is responsible for the preparation of a compensation report in accordance with the provisions of Swiss law and the Company’s articles of incorporation, and for such internal control as the Board of Directors determines is necessary to enable the preparation of a compensation report that is free from material misstatement, whether due to fraud or error. It is also responsible for designing the remuneration system and defining individual remuneration packages.

Auditor’s responsibilities for the audit of the compensation report

Our objectives are to obtain reasonable assurance about whether the information pursuant to Art. 734a-734f CO is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of this compensation report.

As part of an audit in accordance with Swiss law and SA-CH, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•
Identify and assess the risks of material misstatement in the compensation report, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made.

We communicate with the Board of Directors or its relevant committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Board of Directors or its relevant committee with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate threats or safeguards applied.

Ernst & Young AG
Rico Fehr (qualified Signature)	Beatrice Bieri (Qualified Signature)
Licensed audit expert (Auditor in charge)	Licensed audit expert

Enclosure • Compensation report

DEFINITION AND RECONCILIATION OF NON-GAAP MEASURES
Presented below are reconciliations of Non-GAAP financial measures discussed in the Compensation Discussion and Analysis section of this proxy statement to the most directly comparable financial measures prepared in accordance with U.S. GAAP. The Compensation Committee believes the adjusted financial metrics used in our incentive compensation programs represent the amounts directly related to the ongoing operations of the business and uses these metrics in evaluating performance. These non-GAAP financial measures should not be considered as alternatives to the earnings measures defined by U.S. GAAP. We utilize these non-GAAP financial measures, among others, to assess our operating performance and to provide a consistent comparison of performance from period to period and as a basis for strategic planning and forecasting given our belief that such non-GAAP financial measures closely correlate to long-term enterprise value. We believe that measuring performance on the basis of the below noted non-GAAP adjusted metrics is useful to investors because it enables consistent evaluation of our operational performance period to period. Incentive compensation adjustments may be calculated based on what was included in our plan and changes relative to that plan, this ensures that incentive awards are calculated on a comparable basis and that participants are incentivized appropriately for performance within their control.
Adjusted EBITDA is defined as: Net income (loss), and excludes the impact of Depreciation, depletion, accretion and amortization, Interest expense, net, Income tax expense, Acquisition and integration costs, Loss on impairments, Litigation related costs, Restructuring and other costs, and Spin-Off and separation-related costs, Other non-operating (expense) income, net, Income from equity method investments.

Reconciliation of Non-GAAP Financial Measures Adjusted EBITDA ($ in millions, except percentage data)	2025	2024
Net income	$1,182	1,273
Depreciation, depletion, accretion and amortization	914	889
Interest expense, net	413	512
Income tax expense	326	368
EBITDA	2,835	3,042
Acquisition and integration costs(1)	64	46
Litigation related costs(2)	46	9
Loss on impairments(3)	15	2
Restructuring and other costs(4)	19	16
Spin-Off and separation-related costs(5)	43	24
Other non-operating expense (income), net(6)	(4)	55
Income from equity method investments	(11)	(13)
Adjusted EBITDA	$3,007	3,181
Prior Year Adjusted EBITDA	3,181
Adjusted EBITDA Growth $	(174)
Adjusted EBITDA Growth %	(5.50)%

(1)
Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2)
Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3)	Loss on impairments primarily reflect changes in certain non-core sites or strategic plans affecting our assets.
(4)	Restructuring and other costs include charges associated with non-core sites.
(5)	Spin-off and separation-related costs notably include rebranding costs.
(6)	Other non-operating expense (income), net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.
Free Cash Flow is defined as: Net cash provided by (used in) operating activities plus proceeds from property and casualty insurance, proceeds from land expropriation and proceeds from disposals of long-lived assets less purchases of property, plant and equipment.

Adjusted EBITDA Cash Conversion Ratio is defined as: Free Cash Flow divided by Adjusted EBITDA.

Amrize Ltd Reconciliation of Non-GAAP Financial Measures Free Cash Flow and Adjusted EBITDA Cash Conversion Ratio ($ in millions, except percentage data)	2025
Net cash provided by operating activities	$2,208
Capital expenditures, net(1)	(745)
Free cash flow	$1,463
Adjusted EBITDA	3,007
Adjusted EBITDA cash conversion ratio	0.49
Net Income	1,182
Net Income cash conversion of net cash provided by operating activities ratio	0.54

(1)
Capital expenditures, net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets.

Adjusted Earnings Per Share is defined as: Earnings per diluted common share attributable to Amrize Ltd., excluding the impacts of Acquisition and integration costs, Loss on impairments, Litigation related costs, Restructuring and other costs, and Spin-Off and separation-related costs.

Amrize Ltd Reconciliation of Non-GAAP Financial Measures Adjusted Earnings Per Share Growth	2025	2024
Earnings per diluted common share attributable to Amrize Ltd. (GAAP)	$2.14	2.3
Acquisition and integration costs(1)	0.09	0.06
Litigation related costs(2)	0.06	0.02
Loss on impairments(3)	0.02	—
Restructuring and other costs(4)	0.03	0.02
Spin-Off and separation-related costs(5)	0.06	0.04
Adjusted Earnings per Diluted Share (Non-GAAP)	$2.4	2.44
Prior Year Adjusted Earnings per Diluted Share (Non-GAAP)	2.44
Adjusted Earnings per Diluted Share Growth $	$-0.04
Adjusted Earnings per Diluted Share Growth %	-1.60%

(1)
Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2)
Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3)	Loss on impairments primarily reflect changes in certain non-core sites or strategic plans affecting our assets.
(4)	Restructuring and other costs include charges associated with non-core sites.
(5)	Spin-off and separation-related costs notably include rebranding costs.
Organic Revenues is defined as: Revenues, excluding the impacts of Acquisitions and Divestments and Foreign exchange.

Amrize Ltd Reconciliation of Non-GAAP Financial Measures Organic Revenues Growth ($ in millions, except percentage data)	2025	2024
Revenues	$11,815	11,704
Acquisition impacts	130	118
Foreign exchange impacts	(53)	(43)
Organic Revenues	11,738	11,629
Prior Year Revenues	11,704
Organic Revenues Growth $	34
Organic Revenues Growth %	0.30%
Bolt-on Adjustment(1)	34

Amrize Ltd Reconciliation of Non-GAAP Financial Measures Organic Revenues Growth ($ in millions, except percentage data)	2025	2024
Organic Revenues plus Bolt-on-Adjustment	$11,772
Prior Year Revenues	11,704
Organic Revenues plus Bolt-on-Adjustment Growth $	$68
Organic Revenues plus Bolt-on-Adjustment Growth %	0.60%

(1)	Approved inclusion of a bolt-on acquisition for the variable incentive compensation calculation

Annex A: [Annual Report]
A-1

Annex B: [Non-Financial Matters Report]
B-1

AMRIZE

AMRIZE LTD
8700 W BRYN MAWR AVE
CHICAGO, IL 60631
UNITED STATES OF AMERICA

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Annual General Meeting of Shareholders of Amrize – Agenda Items

The Board of Directors recommends you vote FOR the following proposals 1 and 2:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 Year	2 Years	3 Years	Abstain
3	Advisory vote on the frequency of "Say on Pay Vote"	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals 4 through 16:

	Yes	No
I/we authorize the **Independent Voting Representative**, Advoro Zurich Ltd, Zollikerstrasse 226, 8008 Zurich, Switzerland to represent me/us at the Annual General Meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

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V85821-P48229

This Proxy Is Solicited on Behalf of the Board of Directors.

Invitation to the Annual General Meeting of AMRIZE LTD
Tuesday, April 21, 2026 9:00 AM CEST (Central European Summer Time)

If you do not otherwise appoint a proxy or make arrangements to attend and vote your shares at the Annual General Meeting, the Independent Voting Representative will vote your shares as you instruct. Please provide your voting instructions by marking the applicable boxes on the reverse side. **If you sign and return this Proxy Card without giving specific voting instructions for some or all agenda items, the Independent Voting Representative will vote your shares: (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side, and (c) in accordance with the recommendations of the Board of Directors upon such other matters as may properly come before the Annual General Meeting.**